As filed with the Securities and Exchange Commission on April 26, 2013

Registration No. 333-177230

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective

Amendment No. 3

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LendingClub Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6199	51-0605731
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization	Classification Code No.)	Identification No.)

LendingClub Corporation

71 Stevenson St.

Suite 300

San Francisco, CA 94105

(415) 632-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Renaud Laplanche, Chief Executive Officer

71 Stevenson St.

Suite 300

San Francisco, CA 94105

(415) 632-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Altieri, General Counsel

71 Stevenson St.

Suite 300

San Francisco, CA 94105

(415) 632-5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 3 relates to the Registration Statement on Form S-1 (File No. 333-177230) of LendingClub Corporation. The purpose of the amended and restated prospectus included in this Post-Effective Amendment No. 3 is to include our audited financial statements for the transition period ended December 31, 2012 and the fiscal year ended March 31, 2012.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2013

$1,000,000,000

Member Payment Dependent Notes

This is a public offering of up to $1,000,000,000 in principal amount of Member Payment Dependent Notes issued by LendingClub. We refer to our Member Payment Dependent Notes as the “Notes.”

We will issue the Notes in series. Each series will correspond to a single consumer loan originated through our platform to one of our borrower members. In this prospectus, we refer to these consumer loans as “member loans,” and we refer to the member loan funded with the proceeds we receive from a particular series of Notes as the “corresponding member loan” or “CM Loan” for the series.

Important terms of the Notes include the following, each of which is described in detail in this prospectus:

•

Our obligation to make payments on a Note will be limited to an amount equal to the investor’s pro rata share of amounts we receive with respect to the corresponding member loan for that Note, net of our 1.00% service charge. We do not guarantee payment of the Notes or the corresponding member loans, and the Notes are not obligations of our borrower members.

•

The Notes will have a stated, fixed interest rate, which will be the rate for the corresponding member loan. The range of interest rates is from 6.03%-24.89% and is based upon a formula described in this prospectus.

•	All Notes will bear interest from the date of issuance, be fully amortizing and be payable monthly.

•	The Notes will have the initial maturities and final maturities as set forth in the table below:

	Initial Maturity	Final Maturity
Three-Year Term	Three years from the date of issuance	Five years from the date of issuance
Five-Year Term	Five years from the date of issuance	Five years from the date of issuance

The extension of the maturity date for a three-year Note only is described in this prospectus.

Notes from $1,000 to $15,975 are only issued with three (3) year terms, unless the loan request comes from a partner that allows borrower members to select the amount and term, which selections will be honored.

•	We will offer all Notes at 100% of their principal amount. All Notes will be offered only through our website to our members, and there will be no underwriters or underwriting discounts.

•

All Notes will be issued in electronic form only and will not be listed on any securities exchange. Notes will generally not be transferable except through the Note Trading Platform by FOLIOfn, which we also refer to as the “trading platform.” There can be no assurance, however; that an active market for any Notes will develop on the trading platform or that the trading platform will be available to residents of all states. Therefore, investors must be prepared to hold their Notes to maturity.

This offering is highly speculative and the Notes involve a high degree of risk. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April     , 2013

i

ABOUT THIS PROSPECTUS

This prospectus describes our offering of our Member Payment Dependent Notes, which we refer to in this prospectus as the “Notes.” This prospectus is part of a registration statement filed with the Securities and Exchange Commission, which we refer to as the “SEC.” This prospectus, and the registration statement of which it forms a part, speak only as of the date of this prospectus. We will supplement this registration statement from time to time as described below.

Unless the context otherwise requires, we use the terms “LendingClub,” “the Company,” “our company,” “we,” “us” and “our” in this prospectus to refer to LendingClub Corporation, a Delaware corporation. We have one subsidiary, LC Advisors, LLC.

This prospectus describes our offering of the Notes under two main headings: “About the Loan Platform” and “About LendingClub.”

The offering described in this prospectus is a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). We offer Notes continuously, and sales of Notes through our platform occur on a daily basis. Before we post a loan request on our website and thereby offer the series of Notes corresponding to that member loan, as described in “About the Loan Platform,” we prepare a supplement to this prospectus, which we refer to as a “posting report.” In that posting report, we provide information about the series of Notes offered for sale on our website that correspond to the posted member loan, if it is funded and closed, as well as information about any other series of Notes then being offered for sale on our website. We file these posting reports pursuant to Rule 424(b) under the Securities Act within two business days of the initial posting of each loan request. We also make at least weekly filings of supplements to this prospectus pursuant to Rule 424(b) under the Securities Act, which we refer to as “sales reports,” in which we report sales of Notes we have issued since the filing of our most recent sales report. The sales reports include information about the principal amount, loan grade of the corresponding member loan, maturity and interest rate of each series of Notes sold. The sales reports are also posted to our website.

We will prepare prospectus supplements to update this prospectus for other purposes, such as to disclose changes to the terms of our offering of the Notes, provide quarterly updates of our financial and other information included in this prospectus and disclose other material developments after the date of this prospectus. We will file these prospectus supplements with the SEC pursuant to Rule 424(b) and post them on our website. When required by SEC rules, such as when there is a “fundamental change” in our offering or the information contained in this prospectus, or when an annual update of our financial information is required by the Securities Act or SEC rules, we will file post-effective amendments to the registration statement of which this prospectus forms a part, which will include either a prospectus supplement or an entirely new prospectus to replace this prospectus. We currently anticipate that post-effective amendments will be required, among other times, when we change interest rates applicable to our Notes offered through our platform or other material terms of the Notes. We will disclose these changes in prospectus supplements posted on our website at the time the post-effective amendment becomes effective.

The Notes are not available for offer and sale to residents of every state. Our website will indicate the states where residents may purchase Notes. We will post on our website any special suitability standards or other conditions applicable to purchases of Notes in certain states that are not otherwise set forth in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, we file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s internet site at http://www.sec.gov.

ii

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement or incorporated therein by reference. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

We “incorporate” into this prospectus information we file with the SEC in our Annual Report on Form 10-K for the period ended December 31, 2012 and Prospectus Supplements that are filed (i) four (4) times a business day for loan listings (listing supplements) and (ii) sales supplements that are filed weekly, which either contain new or updated loan listings or loan issuances (sales). This means that we disclose important information to you by referring to these periodic reports. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus automatically updates and supersedes previously filed information.

You may request a copy of any or all of the reports or documents that have been incorporated by reference, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Member Support, 71 Stevenson St, Suite 300, San Francisco, CA 94105; telephone number (800) 964-7937; or emailed to contact@lendingclub.com. In addition, these reports or documents are also available on our website at www.lendingclub.com.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information appearing in this prospectus, including our financial statements and related notes, and the risk factors beginning on page 13 before deciding whether to purchase our Member Payment Dependent Notes.

Overview

LendingClub is an online financial community that enables its borrower members to borrow money and investors to purchase Member Payment Dependent Notes, the proceeds of which fund specific loans made to individual borrower members.

About the Loan Platform

Through our online platform, we allow qualified borrower members to obtain unsecured consumer loans with interest rates that they find attractive. We also provide LendingClub investors with the opportunity to indirectly fund specific member loans with credit characteristics, interest rates and other terms the members find attractive by purchasing Notes that in turn are dependent for payment on the payments we receive from those borrower member loans. As a part of operating our lending platform, we verify the identity of members, obtain borrower members’ credit profiles from consumer reporting agencies (which are also called credit bureaus) such as TransUnion, Experian or Equifax and screen borrower members for eligibility to participate in the platform. We also service the member loans on an ongoing basis. See “About the Loan Platform.”

The Notes. LendingClub investors have the opportunity to buy Notes issued by LendingClub and designate the corresponding member loans to be originated through our platform and funded with the proceeds of their Note purchases. The Notes will be special, limited obligations of LendingClub only and not obligations of any borrower member. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loans or the proceeds of those corresponding member loans, or in any other assets of LendingClub or the underlying borrower member.

LendingClub will pay principal and interest on each Note in a series in an amount equal to each such Note’s pro rata portion of the principal and interest payments, if any, LendingClub receives on the corresponding member loan funded by the proceeds of that series, net of LendingClub’s 1.00% service charge. LendingClub will also pay to investors any other amounts LendingClub receives on each Note, including late fees and prepayments, subject to the 1.00% service charge, except that LendingClub will not pay to investors any unsuccessful payment fees, check processing and other processing fees, collection fees we or a third-party collection agency charge and any payments due to LendingClub on account of the portion of the corresponding member loan, if any, that LendingClub has funded itself. If LendingClub were to become subject to a bankruptcy or similar proceeding, the holder of a Note will have a general unsecured claim against LendingClub that may or may not be limited in recovery to borrower payments in respect of the corresponding member loan. See “Risk Factors — If we were to become subject to a bankruptcy or similar proceeding.”

The Member Loans. Member loans are unsecured obligations of individual borrower members, have a fixed interest rate and either a three-year or five-year maturity. Except in the instances in which we perform (i) income verification, which we indicate in the borrower loan listing, or (ii) employment verification, member loans are made without obtaining any documentation of the borrower member’s ability to afford the loan. Each member loan is originated through our website and funded by WebBank at closing. WebBank is an FDIC-insured, Utah-chartered industrial bank that serves as the lender for all member loans originated through our platform. Immediately upon closing of a member loan, WebBank assigns the member loan (and all rights related thereto including any security interest) to LendingClub, without recourse to WebBank, in exchange for the aggregate purchase price we have received from investors who have committed to purchase Notes dependent on payments to be received on such member loan plus any amounts of the member loan that we have determined to fund ourselves. WebBank has no obligation to purchasers of the Notes. See “About the Loan Platform — How the LendingClub Platform Operates — Purchases of Notes and Loan Closings.”

We offer unsecured personal loans and the corresponding Notes with a term of three (3) or five (5) years.

About LendingClub

We were incorporated in Delaware in October 2006 under the name SocBank Corporation. We changed our name to LendingClub Corporation in November 2006. Our principal executive offices are located at 71 Stevenson St, Suite 300, San Francisco, CA 94105, and our telephone number is (800) 964-7937. Our website address is www.lendingclub.com. Information contained on our website is not incorporated by reference into this prospectus; however, some information on our website may constitute a free writing prospectus.

From the launch of our platform in May 2007 until April 7, 2008, the operation of our platform differed from the structure described in this prospectus, and we did not offer Notes. Instead, our platform allowed members to purchase, and take assignment of, member loans directly. Under that structure, members were assigned anonymized, individual promissory notes corresponding in principal amount to their purchase price, subject to our right to service the member loans.

From April 7, 2008 until October 13, 2008, we did not offer members the opportunity to make any purchases on our platform. During that time, we also did not accept investor registrations or allow new funding commitments from existing members. We continued to service all previously funded member loans, and members had the ability to access their accounts, monitor their member loans and withdraw available funds without changes. The borrowing side of our platform was generally unaffected during that period. Borrower members could still apply for member loans, but those member loans were funded and held only by LendingClub.

Starting October 13, 2008, we re-launched our platform and began offering Notes. Our historical financial results and the discussion in “About LendingClub” reflect the fact that we operated under a different structure prior to October 13, 2008. See “About LendingClub.”

THE OFFERING

Issuer	LendingClub Corporation.

Notes offered	Member Payment Dependent Notes, issued in series, with each series of Notes related to one corresponding member loan.

Offering price	100% of principal amount of each Note.

Initial maturity date	Three or five years following the date of issuance.

Final maturity date	For all Notes, the final maturity date is five years from the date of issuance.

Three-year Notes — extension of maturity date	Each three-year Note will mature on the initial maturity date, unless any principal or interest payments in respect of the corresponding member loan remain due and payable to LendingClub upon the initial maturity date, in which case the maturity of such three-year term Note will be automatically extended to the final maturity date of five-years from the date of issuance.

Five-year Notes — no extension of maturity date	The initial maturity date and final maturity date for five (5) year Notes are the same date, five years from the date of issuance. Unlike three-year term Notes, the term of the five-year Notes will not be extended.

Treatment of payments received after final maturity date	If any amounts under a corresponding member loan are still due and owing to LendingClub after the final maturity date, LendingClub will have no further obligation to make payments on the Notes of the series. In the unlikely event LendingClub receives payments on the corresponding member loan after the final maturity date, LendingClub will not make any further payments on the Notes of the series.

Interest rate	Each series of Notes will have a stated, fixed interest rate, which is the interest rate for the corresponding member loan.

Size and Term Limitations	Notes from $1,000 to $15,975 are only issued with three (3) year terms, unless the loan request comes from a partner that allows borrower members to select the amount and term, which selections will be honored.

Payments on the Notes	We will pay principal and interest on any Note you purchase in an amount equal to your pro rata portion of the principal and interest payments, if any, we receive on the corresponding member loan, net of our 1.00% service charge. We will also pay you any other amounts we receive on the Notes, including late fees, penalties, except that we will not pay to investors any unsuccessful payment fees, check or other processing fees, collection fees we or our third-party collection agency charge or any payments due to LendingClub on account of portions of the corresponding member loan, if any, funded by LendingClub itself. We will make any payments on the Notes within four business days after we receive the payments from borrower members on the corresponding member loan. The Notes are not guaranteed or insured by any third party or any governmental agency. See “About the Loan Platform — Description of the Notes” for more information.

Corresponding member loans to consumer borrowers	Investors who purchase Notes of a particular series will designate LendingClub to apply the proceeds from the sale of that series of Notes to fund a corresponding member loan originated through our platform to an individual consumer who is one of our borrower members. Each member loan originated through our platform is for a specific term (three or five years) and is a fully amortizing, unsecured consumer loan made by WebBank to an individual LendingClub borrower member. WebBank subsequently assigns the member loan to LendingClub without recourse to WebBank in exchange for the aggregate purchase price LendingClub has received from investors who have committed to purchase Notes that are dependent on payments to be received on such corresponding member loan. Member loans have fixed interest rates that will range from 6.03% to 24.89% and are based upon a formula set forth in this prospectus.

Member loans are repayable in monthly installments, are unsecured and will be unsubordinated. Member loans may be repaid at any time by our borrower members without prepayment penalty. In the case of a partial prepayment of a member loan and after payment of any applicable penalty, we use the remainder to automatically reduce the outstanding principal which effectively reduces the term of the loan as the monthly payment amount remains unchanged.

Except in the instances in which we perform income verification, which we indicate in the borrower loan listing (currently with an asterisk), or employment verification, member loans are made without obtaining any documentation of the borrower member’s ability to afford the loan. The decision to verify income or employment is made by our credit team and they do not verify information solely at the request of an investor. See “About the Loan Platform” for more information.

Ranking	The Notes will not be contractually senior or contractually subordinated to any other indebtedness of LendingClub. The Notes will be unsecured special, limited obligations of LendingClub. Holders of any Notes do not have a security interest in the assets of LendingClub, the corresponding member loan, the proceeds of that loan or of any underlying assets of the borrower. The Notes will rank effectively junior to the rights of the holders of our existing or future secured indebtedness with respect to the assets securing such indebtedness.

In the event of a bankruptcy or similar proceeding of LendingClub, the relative rights of the holder of a Note as compared to the holders of other unsecured indebtedness of LendingClub are uncertain. If LendingClub were to become subject to a bankruptcy or similar proceeding, the holder of a Note will have an unsecured claim against LendingClub that may or may not be limited in recovery to the corresponding member loan payments. For a more detailed description of the possible implications if LendingClub were subject to a bankruptcy or similar proceeding, see “Risk Factors — If we become subject to a bankruptcy or similar proceeding.”

Service charge	Prior to making any payments on a Note, we will deduct a service charge equal to 1.00% of that payment amount. See “About the Loan Platform — How the LendingClub Platform Operates — Post-Closing Loan Servicing and Collection” for more information. The service charge will reduce the effective yield on your Notes below their stated interest rate.

Use of proceeds	We will use the proceeds of each series of Notes to fund the corresponding member loan originated through our platform from WebBank. See “About the Loan Platform” for more information.

Electronic form and transferability	The Notes will be issued in electronic form only and will not be listed on any securities exchange. The Notes will not be transferable except through the Note Trading Platform by FOLIOfn. There can be no assurance, however, that an active market for Notes will develop on the trading platform, that particular Notes will be resold or that the trading platform will continue to operate. The trading platform is not available to residents of all states. Therefore, investors must be prepared to hold their Notes to maturity. See “About the Loan Platform — Trading Platform.”

U.S. federal income tax consequences	Although the matter is not free from doubt, LendingClub intends to treat the Notes as indebtedness of LendingClub for U.S. federal income tax purposes. As a result of such treatment, the Notes will have original issue discount, or OID, for U.S. federal income tax purposes because payments on the Notes are dependent on payments on the corresponding member loan. Further, a holder of a Note will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such holder’s regular method of accounting. Prospective purchasers of the Notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes, including any possible differing treatments of the Notes. See “About the Loan Platform — Material U.S. Federal Income Tax Considerations” for more information.

Financial suitability	Except as set forth below, to purchase Notes, investors must satisfy minimum financial suitability standards and maximum investment limits. In states other than California and Kentucky, investors must either:

•	have an annual gross income of at least $70,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $70,000; or

•	have a net worth (determined with the same exclusions) of at least $250,000.

In California, investors:

•	must have an annual gross income of at least $85,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $85,000; or

•	must have a net worth (determined with the same exclusions) of at least $200,000

If a California investor does not satisfy either of the above tests,

•	the investor may still invest up to, but no more than, $2,500.

In Kentucky, investors must qualify as “accredited investors” as defined in Rule 501(a) of Regulation D of the Securities Act.

In addition, no investor may purchase Notes in an amount in excess of 10% of the investor’s net worth, determined exclusive of home, home furnishings and automobile.

Investors should be aware, however, that in the future we may apply more restrictive financial suitability standards or maximum investment limits to residents of certain states. Before purchasing Notes, each investor must represent and warrant that he or she meets the applicable minimum financial suitability standards and maximum investment limits and resides in an approved state. See “About the Loan Platform — Financial Suitability Requirements.” We will post on our website any special suitability standards or other conditions applicable to purchases of Notes in certain states that are not otherwise set forth in this prospectus.

The following diagram illustrates the basic structure of the LendingClub platform for a single series of Notes. This graphic does not demonstrate many details of the LendingClub platform, including the effect of pre-payments, late payments, late fees or collection fees. For additional information about the structure of the LendingClub platform, see “About the Loan Platform.”

QUESTIONS AND ANSWERS

Q:	Who is LendingClub?

A:	LendingClub is an online financial platform.

Q:	What is the LendingClub platform?

A:	Our platform allows qualified borrower members to obtain unsecured loans with interest rates that they find attractive. Our platform also provides investors with the opportunity to invest in notes that are dependent on borrower member loans with credit characteristics, interest rates and other terms the investors find attractive. As a part of operating our lending platform, we verify the identity of members, obtain borrower members’ credit profiles from consumer reporting agencies, such as TransUnion, Experian or Equifax, and screen borrower members for eligibility to participate in the platform. We also service the member loans on an ongoing basis.

Q:	What are our Member Payment Dependent Notes?

A:	Investors may buy Member Payment Dependent Notes issued by LendingClub. In this prospectus, we refer to our Member Payment Dependent Notes as the “Notes.” The proceeds of each series of Notes will be designated by the investors who purchase the Notes of the series to fund a corresponding member loan originated through our platform to an individual consumer who is one of our borrower members. Each series of Notes will have a stated interest rate, which is the interest rate for the corresponding member loan. We will pay principal and interest on any Note you purchase in an amount equal to your pro rata portion of the principal and interest payments, if any, we receive on the corresponding member loan, net of our 1.00% service charge. We will also pay you any other amounts we receive on the Notes, including late fees and penalties, except that we will not pay to investors any unsuccessful payment fees, check processing or other processing fees, collection fees we or our third-party collection agency charge or any payments due to LendingClub on account of portions of the corresponding member loan, if any, that LendingClub has funded itself. The service charge will reduce the effective yield on your Notes below their stated interest rate. The Notes are special, limited obligations of LendingClub only and not the borrower members. The Notes are unsecured and do not represent an ownership interest in the corresponding member loans, their proceeds, or the assets of LendingClub.

Q:	Who are the investors in our Notes?

A:	Investors are individuals and organizations that have the opportunity to buy our Notes. Investors must register on our website. During investor registration, potential investors must agree to a credit profile authorization statement for identification purposes, a tax withholding statement and the terms and conditions of the LendingClub website, and must enter into an investor agreement with LendingClub, which will govern all purchases of Notes the investor makes. All investors must satisfy one of the following financial suitability requirements:

In states other than California and Kentucky, investors must either:

•	have an annual gross income of at least $70,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $70,000; or

•	have a net worth (determined with the same exclusions) of at least $250,000.

In California, investors:

•	must have an annual gross income of at least $85,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $85,000; or

•	must have a net worth (determined with the same exclusions) of at least $200,000

If a California investor does not satisfy either of the above tests,

•	the investor may still invest up to, but no more than, $2,500.

In Kentucky, investors

•	must qualify as “accredited investors” as defined in Rule 501(a) of Regulation D of the Securities Act.

In addition, no investor may purchase Notes in an amount in excess of 10% of the investor’s net worth, determined exclusive of home, home furnishings and automobile.

Q:	What are the member loans?

A:	The member loans are unsecured obligations of an individual borrower members with a fixed interest rate and an initial maturity of either three- or five-years; provided that loans from $1,000 to $15,975 are only issued with three (3) year terms, unless the loan request comes from a partner that allows borrower members to select the amount and term, which selections will be honored. Each member loan is originated through our website, funded by WebBank at closing, and immediately assigned to LendingClub upon closing in exchange for the aggregate purchase price we have received from investors who have committed to purchase the Notes dependent on payments to be received on such member loan. A member loan will be issued to a borrower member if the loan has received funding commitments of at least 60% of the final, listed loan amount, or if the borrower chooses they may accept funding for less than 60% of the loan amount after receiving partial funding commitments. Except in the instances in which we perform income verification, which we currently indicate in the borrower loan listing with an asterisk (*), or employment verification, member loans are made without obtaining any documentation of the borrower member’s ability to afford the loan.

Q:	Do investors loan funds directly to borrower members?

A:	No. Investors do not make loans directly to our borrower members. Instead, investors purchase Notes issued by LendingClub, the proceeds of which are designated by the investors who purchased the Notes to fund a loan to an individual borrower member originated through the LendingClub platform with WebBank. Even though investors do not make loans directly to borrower members, they will nevertheless be wholly dependent on borrower members for repayment of any Notes investors may purchase from LendingClub. If a borrower member defaults on the borrower member’s obligation to repay a corresponding member loan, LendingClub will not have any obligation to make any payments on the related Notes.

Q:	What member loan amounts are available to borrowers on our platform?

A:	Borrowers may request member loans in amounts ranging from $1,000 to $35,000. Currently, we do not offer member loans in Idaho, Indiana, Iowa, Maine, Mississippi, Nebraska and North Dakota.

Q:	Who are our borrower members?

A:	LendingClub borrower members are individuals who have registered on our platform. All LendingClub borrower members:

•	must be U.S. citizens or permanent residents;

•	must be at least 18 years old;

•	must have valid email accounts;

•	must satisfy our credit criteria (as described below);

•	must have U.S. social security numbers; and

•	must have an account at a U.S. financial institution with a routing transit number.

Q:	Does LendingClub fund member loans itself on the platform?

A:	From time to time, LendingClub itself funds member loans or portions of member loans. We have no obligation to fund member loans. To the extent we fund member loans, we will do so without purchasing Notes ourselves. Any investment made by us is on the same terms and conditions as all other investor members. There is no notation in any loan listing signifying that we have participated in the funding of any loan request.

Q:	How does LendingClub verify a borrower member’s identity?

A:	During borrower registration, we verify the identity of members by comparing supplied names, social security numbers, addresses and telephone numbers against the names, social security numbers, addresses and telephone numbers in the records of a consumer reporting agency, as well as other anti-fraud and identity verification databases. We also currently require each new borrower member to supply information about the member’s bank account.

Q:	What are the minimum credit criteria for borrower members to obtain a loan?

A:	After we receive a loan request from a borrower member, we evaluate whether the prospective borrower member meets our credit criteria. Our borrower member credit criteria are designed to be consistent with WebBank’s loan underwriting requirements and require prospective borrower members to have:

•	a minimum FICO score of 660 (as reported by a consumer reporting agency);

•

a debt-to-income ratio (excluding mortgage) below 35%, as calculated by LendingClub based on (i) the borrower member’s debt reported by a consumer reporting agency; and (ii) the income reported by the borrower member, which is not verified unless we display an icon in the loan listing indicating otherwise; and

•	minimum credit history of 36 months; 6 or less inquiries on their recent credit profile in the last 6 month, and at least 2 current revolving trade accounts.

See “About the Platform — How the LendingClub Platform Operates — Minimum Credit Criteria and Underwriting” for a more detailed description of our scoring process and evaluation of minimum credit criteria.

Q:	Are the member loans secured by any collateral?

A:	No, the borrower member loans are all unsecured obligations of the borrower member and are not supported by any collateral.

Q:	What are LendingClub loan grades?

A:	For borrower members who qualify, we assign one of 35 loan grades, from A1 through G5, to each loan request, based on the borrower member’s:

•	FICO score;

•	our proprietary scoring model which takes into account many of the attributes previously used by us and also allows borrowers to have delinquencies and public records;

•	loan term and

•	loan amount

Q:	What is the LendingClub scoring model?

A:	The LendingClub scoring model is a credit scoring model that has been developed by us based upon historical applicant performance data. The model takes into account a number of factors that we have traditionally used in assigning a grade (number of accounts, inquires in the last six months, etc.) and it also takes into account other additional elements to arrive at a score of between 1 and 25, which then equates to a Base Risk Grade for the applicant.

Q:	Will the investor information available on the website change?

A:	No. We will continue to provide the same information fields on applicants as previously provided.

Q:	How do we set interest rates on unsecured member loans?

A:	Our interest rate committee sets the interest rates applicable to our loan grades. After a loan request’s loan grade has been determined, we assign an interest rate to the loan request. For all loans, base interest rates will range between 6.03% and 24.89%. We set the interest rates we assign to borrower loan grades in three steps. First, we determine LendingClub base rates. Second, we determine an assumed default rate that attempts to project loan default rates for each grade. Third, we use the assumed default rate to calculate an upward adjustment to the base rates, which we call the “Adjustment for Risk and Volatility.” See “About the Loan Platform — How the LendingClub Platform Operates — Interest Rates.”

Q:	When are the final payment dates for member loans and the corresponding Notes?

A:	For three year term member loans and the corresponding Notes, the initial maturity date is three years from the date of issuance and, if payments remain outstanding, the final maturity date is an additional two years from the initial maturity date (or five years from the date of issuance).

For five year member loans and the corresponding Notes, the initial maturity date and final maturity date are the same date, which is five years from the date of issuance. The maturity date for five year term member loans and the corresponding Notes will not be extended.

Q:	Do you extend the maturity date of the three year term member loans and corresponding Notes?

A:	Yes. If a balance remains on a three year term member loan on the initial maturity date, we will extend the maturity date of the member loan and the corresponding Notes by two years so that any interest and principal payments we receive during this extension period will be distributed to you, subject to our 1.00% service charge.

Q:	Do you extend the maturity date of the five year term member loans and corresponding Notes?

A:	No. We do not extend the maturity date of any five year term member loan and corresponding Notes based upon a potential tax issue that could result from an extension to greater than five years. If the maturity date was extended beyond five years, a portion of the interest paid on the Notes would likely not be deductible by LendingClub.

Q:	What effects do the 1.00% service charge and our retaining certain fees have on the expected return of the Notes?

A:	The 1.00% service charge reduces both the interest and principal payments you receive on your Notes. The 1.00% service charge also reduces any late fees or amounts obtained from collections (net of any collection fees or other costs charged by us or our outside collection agency) that you may receive. Fees paid by borrower members directly in addition to their required monthly payment have no effect on the payments you receive on your Notes. For a description of our 1.00% service charge and other fees, see “About the Loan Platform — How the LendingClub Platform Operates — Post-Closing Loan Servicing and Collection.” For illustrations of the effect of our 1.00% service charge on hypothetical Note returns, see “About the Loan Platform — How the LendingClub Platform Operates — Illustration of Service Charge and Annual Returns For Fully Performing Loans of Each Sub-Grade and For Sub-Grades Based on the Assumed Default Rate” and “About the Loan Platform — How the LendingClub Platform Operates — Illustration of Service Charge if Prepayment Occurs.”

Q:	Will LendingClub make payments on a Note if the corresponding member loan for the Note defaults?

A:	No. If the member loan corresponding to your Note defaults and the borrower member does not pay LendingClub, LendingClub will not be obligated to make payments on your Note, and you will not receive any payments on your Note. We have no obligation to make any payments of principal or interest on a Note unless, and then only to the extent that, we receive payments in respect of the corresponding member loan, net of our 1.00% service charge. All payments are made on a pro rata basis, including any payments due to LendingClub on account of portions of the corresponding member loan, if any, funded by LendingClub itself. Therefore, if a borrower member makes only a partial payment on a corresponding member loan and LendingClub has funded a portion of the member loan, all holders of Notes and LendingClub will be entitled to receive their pro rata portion of the payment.

Q:	Are the Notes secured by any collateral?

A:	No. The Notes are not secured by any collateral, including the corresponding member loans, and are not guaranteed or insured by any third party or backed by any governmental agency.

Q:	If LendingClub were to become subject to a bankruptcy or similar proceeding, who would service the member loans?

A:	We have executed a backup and successor servicing agreement with Portfolio Financial Servicing Company (“PFSC”). Pursuant to this agreement, PFSC stands ready to service the member loans. Following five business days’ prior written notice from us or from the indenture trustee for the Notes, PFSC will begin servicing the member loans. If the underlying loans are determined to be part of the Lending Club’s bankruptcy estate, PFSC may not be able to make payments on the Notes. If our agreement with PFSC were to be terminated, we would seek to replace PFSC with another backup servicer.

Q:	How do investors receive payments on the Notes?

A:	All payments on the Notes are processed through the LendingClub platform. If and when we make a payment on your Notes, the payment will be deposited in your LendingClub account. You may elect to have available balances in your LendingClub account transferred to your bank account at any time, subject to normal execution times for such transfers (generally 1-3 days).

Q:	What is the “in trust for” bank account, and how does FDIC insurance apply to it?

A:	We maintain a pooled bank account titled in our name “in trust for” investors, which we refer to as the ITF account. Investors’ unused fund balances are maintained in the ITF account, including funds committed for Note purchases that have not yet closed and payments on Notes that the investor has not withdrawn or invested in additional Notes. We disclaim any economic interest in the assets in the ITF account, and no LendingClub monies are ever commingled with the assets of investors in the ITF account. Funds in the ITF account are maintained at an FDIC member financial institution, currently Wells Fargo Bank, National Association (“Wells Fargo”). The ITF account is FDIC-insured on a “pass through” basis to the individual investors, subject to applicable limits. This means that each individual investor’s balance is protected by FDIC insurance, up to the limits established by the FDIC. Other funds an individual investor has on deposit with Wells Fargo for example, may count against any applicable FDIC insurance limits. The ITF account is non-interest bearing. See “About the Loan Platform — How the LendingClub Platform Operates — Loan Funding and Treatment of Investor Balances.”

Q:	Can investors collect on late payments themselves?

A:	No. Investors must depend on LendingClub or our third-party collection agents to pursue collection on delinquent member loans. If collection action must be taken in respect of a member loan, we or the collection agency may charge a collection fee up to 35% of any amounts that are obtained (excluding litigation). These fees will correspondingly reduce the amounts of any payments you receive on the Notes.

Q:	What happens if a borrower member repays a member loan early?

A:	We allow borrower members to make extra payments on, or prepay, their member loans in part or entirely at any time without penalty. In the event of a prepayment of the entire unpaid balance (which includes interest, fees (if any), and principal) of a member loan on which your Notes are dependent, you will receive your share of such prepayment, net of our service charge as full repayment of the Note. As a result of this prepayment, you may not receive the full return you had anticipated and will have to redeploy this capital earlier than anticipated. For examples of prepayments, please see “Illustration of Service Charge if Prepayment Occurs”. If a borrower member partially prepays a member loan, we will pay you your share of the prepayment amount we receive, net of our service charge, and we will then automatically reduce the outstanding principal by the pre-paid amount in excess of the current payment and penalties. The borrower’s monthly payment remains unchanged. With the reduced principal amount and the unchanged monthly payment, the loan will be paid in full earlier than the initial stated term of the loan, effectively reducing its term.

Q:	How does LendingClub make money from the platform?

A:	We earn revenue from the fees we charge our borrower members and investors. We charge borrower members origination fees that range from 1.11% to 5.00% that are paid upon the issuance of the loan. We charge investors a service charge of 1.00% of all amounts paid by LendingClub to investors with respect to each Note. We also earn interest on member loans to the extent that we fund those member loans ourselves.

Q:	How are the Notes being offered?

A:	We are offering the Notes directly to our members only through our website for a purchase price of 100% of the principal amount of the Notes. We are not using any underwriters, and there will be no underwriting discounts.

Q:	Will I receive a certificate for my Notes?

A:	No. The Notes are issued only in electronic form. This means that each Note will be stored on our internal system. You can view your Notes online and print copies for your records by visiting your secure, password-protected webpage in the “My Account” section of our website.

Q:	How are the Notes treated for United States federal income tax purposes?

A:	Although the matter is not free from doubt, LendingClub intends to treat the Notes as indebtedness of LendingClub for U.S. federal income tax purposes. As a result of such treatment, the Notes will have original issue discount, or OID, for U.S. federal income tax purposes because payments on the Notes are dependent on payments on the corresponding member loan. Further, a holder of a Note will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such holder’s regular method of accounting. Prospective purchasers of the Notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes, including any possible differing treatments of the Notes. See “About the Loan Platform — Material U.S. Federal Income Tax Considerations.”

Q:	Will the Notes be listed on an exchange?

A:	No. The Notes will not be listed on any securities exchange.

Q:	Will I be able to sell my Notes?

A:	The Notes are generally not transferable except through the Note Trading Platform by FOLIOfn. There can be no assurance, however, that an active market for Notes will develop on the trading platform, that there will be a buyer for any particular Notes or that the trading platform will continue to operate. The trading platform is not available to residents of all states. Therefore, investors must be prepared to hold their Notes to maturity. On the Note Trading Platform from October 14, 2008 to June 30, 2012 it has taken, on average, approximately 3-4 days to sell a Note with an offer price at, or below, par.

See “About the Loan Platform — Trading Platform.”

Q:	Are there any risks associated with an investment in Notes?

A:	Yes. The Notes are highly risky and speculative as you do not know the borrower members and are investing based on limited information that may be unverified or inaccurate. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment. Please see “Risk Factors.” Please also see “About the Loan Platform — Financial Suitability Requirements.”

Q:	What is a Prime Account?

A:	A Prime Account is an account that provides an investor member with concierge service provided by us that allows an investor member to work with a designated investor services representative and to be able to direct the representative to purchase selected notes on behalf of the investor member. A Prime Account comes with a one-time fee of 0.80% based on the size of your account.

RISK FACTORS

Our Notes involve a high degree of risk. In deciding whether to purchase Notes, you should carefully consider the following risk factors. Any of the following risks could have a material adverse effect on the value of the Notes you purchase and could cause you to lose all or part of your initial purchase price or adversely affect future principal and interest payments you expect to receive.

RISKS RELATING TO THE NOTES, AND THE CORRESPONDING MEMBER LOANS

ON WHICH THE NOTES ARE DEPENDENT

You may lose some or all of your initial purchase price for the Notes because the Notes are highly risky and speculative. Only investors who can bear the loss of their entire purchase price should purchase.

Notes are highly risky and speculative because payments on Notes depend entirely on payments to us of unsecured consumer finance obligations of individual borrowers and contemporaneous payments on the Notes, which are special, limited obligations of LendingClub. Notes are suitable purchases only for investors of adequate financial means. If you cannot afford to lose all of the money you plan to invest in Notes, you should not purchase Notes.

Payments on each Note depend entirely on the payments, if any, we receive on the corresponding Member Loan related to that Note. If a borrower member fails to make any payments on the corresponding Member Loan related to your Note, you will not receive any payments on your Note.

We will make payments pro rata on a series of Notes, net of our service charge, only if we receive the borrower member’s payments on the corresponding Member Loan and such payments clear and therefore become available for distribution to investors. We will not pay to investors any unsuccessful payment fees, check processing fees, collection fees we or our third-party collection agency charge. If we do not receive payments on the corresponding Member Loan related to your Note, you will not be entitled to any payments under the terms of the Notes, and you will not receive any payments. The failure of a borrower member to repay a loan is not an event of default under the terms of the Notes.

The Notes are special, limited obligations of ours only, and the Notes are not secured by any collateral or guaranteed or insured by any third party.

The Notes will not represent an obligation of borrower members or any other party except by us, and are special, limited obligations of ours. The Notes are not secured by any collateral and are not guaranteed or insured by any governmental agency or instrumentality or any third party.

Member Loans are unsecured obligations and as such are not backed by any collateral or guaranteed nor are they insured by any third party, and you must rely on us and our designated third-party collection agency to pursue collection against any borrower member.

Member Loans are unsecured obligations of borrower members. They are not secured by any collateral, not guaranteed or insured by any third party and not backed by any governmental authority in any way. We and our designated third-party collection agency will, therefore, be limited in our ability to collect Member Loans.

Moreover, unsecured Member Loans are obligations of borrower members to us as assignee of the loan’s promissory note from WebBank, or obligations of borrower members to the Trust as assignee of the loan’s promissory note from us. Member Loans are not obligations to holders of Notes. Holders of Notes will have no recourse against borrower members and no ability to pursue borrower members to collect payments under Member Loans. Holders of Notes may look only to us and the Trust, respectively, for payment of the Notes, and our obligation to pay the Notes is limited as described in this document. Furthermore, if a borrower member fails to make any payments on the Member Loan corresponding to a Note, the holder of that Note will not receive any payments on that Note. The holder of that Note will not be able to obtain the identity of the borrower member in order to contact the borrower member about the defaulted Member Loan.

If payments on the corresponding Member Loans become overdue, it is likely you will not receive the full principal and interest payments that you expect due to collection fees and other costs, and you may not recover any of your original purchase price.

If the borrower member fails to make a required payment on a Member Loan within 30 days of the due date, we will pursue reasonable collection efforts in respect of the Member Loan. We may handle collection efforts in respect of a delinquent Member Loan ourselves, or we may refer a delinquent Member Loan to a collection agency on the 31st day of its delinquency. These efforts will be considered reasonable collection efforts. If we refer a loan to a collection agency, we will have no other obligation to attempt to collect on that delinquent loan.

If payment amounts on a delinquent Member Loan are received from a borrower member more than 30 days after their due date, then we, or, if we have referred the delinquent loan to an outside collection agency, that collection agency, will retain a percentage of any funds recovered from such borrower member as a service fee before any principal or interest becomes payable to you from recovered amounts in respect of Notes related to the corresponding Member Loan.

We or the collection agency may be unable to recover some or all of the unpaid balance of a non-performing Member Loan. You must rely on the collection efforts from us and the designated collection agency, and you are not permitted to attempt to collect payments on the Member Loans in any manner.

Borrowers may not view or treat their obligations to us as having the same significance as loans from traditional lending sources, such as bank loans and borrower loans may have a higher risk of default than loans of borrowers with similar credit scores to other lenders.

The investment return on the Notes depends on borrowers fulfilling their payment obligations in a timely and complete manner under the corresponding Member Loan. Borrowers may not view our lending obligations facilitated through our platform as having the same significance as other credit obligations arising under more traditional circumstances, such as loans from banks or other commercial financial institutions. If a borrower neglects his or her payment obligations on a Member Loan upon which payment of the corresponding Note is dependent or chooses not to repay his or her borrower loan entirely, you may not be able to recover any portion of your investment in a Note.

The initial maturity date and final maturity date for five year term loans is the same date. As such, you will not receive any payments we may receive after the maturity date of five year term loans.

The initial maturity date of all five year term loans will not be extended to a later date, so the initial maturity date of a five year term Member Loan will equal its initial maturity date, which is unlike the three year term loans where the initial maturity date may be extended. If a five year term loan was extended beyond five years, a portion of the interest paid would likely not be deductible by us. As a result, if we receive any principal and interest payments from a borrower after the maturity date of a five year term loan, we may retain 100% of these payments and are not obligated to distribute those payments to you.

Given the fact that we are not obligated to deliver any funds received by us after the final maturity date of a Note and we are responsible for collection efforts, a conflict of interest could exist as any delay in receiving borrower funds would result in additional money coming to us. There is, however, a significant mitigating factor to this potential conflict of interest. Without diligent collection efforts and success, fewer potential lenders will have the confidence to participate on the site, limiting our growth and long term profitability.

Our loan grading algorithm is based upon historical credit performance of certain populations and as a result the actual performance of a loan may not be consistent within or across loan grades and may result in an unanticipated loss of capital.

Our proprietary pricing algorithm is based primarily upon the historical loan performance of actual borrowers that meet the requirements of the algorithm, the assumed performance of applicants that would have been approved under the current algorithm but were declined by prior methodologies, and the exclusion of borrowers that were approved under prior methodologies but would have been declined under the new algorithm, in addition to other factors and assumptions. Because the algorithm is based upon these assumed performances and the assumptions of management, the actual performance of a graded loan may differ materially versus previously issued, similarly graded loans or other grades that may result in a greater loss of your investment capital than anticipated.

Credit Information that we receive about a borrower member may be inaccurate or may not accurately reflect the borrower member’s creditworthiness, which may cause you to lose part or all of the purchase price you pay for a Note.

We obtain borrower member credit information from consumer reporting agencies, such as TransUnion, Experian or Equifax, and assign one of 35 loan grades to loan requests, from A1 through G5, based on the reported credit score, other information reported by the consumer reporting agencies and the requested loan amount. A credit score or loan grade assigned to a borrower member may not reflect that borrower member’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data, and we do not verify the information obtained from the borrower member’s credit report. Additionally, there is a risk that, following the date of the credit report that we obtain and review, a borrower member may have:

•	become delinquent in the payment of an outstanding obligation;

•	default on a pre-existing debt obligation;

•	take on additional debt; or

•	sustain other adverse financial events.

Moreover, investors do not, and will not, have access to consolidated financial statements of borrower members, or to other detailed financial information about borrower members.

Information supplied by borrower members may be inaccurate or intentionally false and should generally not be relied upon.

Borrower members supply a variety of information that is included in the borrower Member Loan listings on our website and in the posting reports and sales reports we file with the SEC. Other than as described below, we do not verify this information, and it may be inaccurate or incomplete. For example, we do not verify a borrower member’s stated tenure, job title, home ownership status or intention for the use of loan proceeds, and the information borrower member’s supply may be inaccurate or intentionally false. . Unless we have specifically indicated otherwise in a loan listing, we do not verify a borrower member’s stated income. For example, we do not verify borrower member paystubs, IRS Forms W-2, federal or state income tax returns, bank and savings account balances, retirement account balances, letters from employers, home ownership or rental records, car ownership records or any records related to past bankruptcy and legal proceedings. In the limited cases in which we have selected borrower members for income or employment verification, for the nine months ended December 31, 2012, approximately 60.1% of requested borrower members provided us with satisfactory responses to verify their income or employment; approximately 10.2% of requested borrower members withdrew their applications for loans, and approximately 29.7% of requested borrower members either failed to respond to our request in full or provided information that failed to verify their stated information, and we therefore removed those borrower Members’ Loan postings. The identity of borrower members is not revealed to investors, and investors also have no ability to obtain or verify borrower member information either before or after they purchase a Note. Potential investors may only communicate with borrower members through our website postings, and then only on an anonymous basis. While we may monitor website posting for appropriate content, we do not verify any information in the postings nor do we respond to requests from investor or borrower members in any posting and any response to the contrary should not be seen as accurate.

If you rely on false, misleading or unverified information supplied by borrower members in deciding to purchase Notes, you may lose part or all of the purchase price you pay for a Note. Loan posting and borrower member information available on our website will be statements made in connection with the purchase and sale of securities, and therefore subject to Rule 10b-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Loan posting and borrower member information filed in prospectus supplements will be subject to the liability provisions of the Securities Act. In this document, we advise potential investors as to the limitations on the reliability of this information, and an investor’s recourse in the event this information is false will be extremely limited. Consequently, investors should rely on loan grade, which we determine based on third-party credit report information, and the size of the loan request, and should not rely on unverified information provided by borrower members.

You should not assume that a Note is appropriate for you as an investment vehicle just because it corresponds to a loan listed on our platform or is included in a portfolio built based upon your investment criteria through any of the portfolio tool.

While we take precautions to prevent borrower member identity fraud, it is possible that identity fraud may still occur and adversely affect your ability to receive the principal and interest payments that you expect to receive on Notes.

We use identity checks with a third-party provider to verify each borrower member’s identity and credit history. Notwithstanding our efforts, there is a risk that identity fraud may occur without our detecting it, and a loan obtained by identity fraud may simply default. While we will repurchase Notes in limited identity fraud circumstances involving the corresponding Member Loan, we are not otherwise obligated to repurchase a Note from you for any other reason. From October 2008, when we commenced the issuance of Notes, through December 31, 2012, we had repurchased Notes relating to twenty four corresponding Member Loans in which identity fraud occurred. If we repurchase a Note based on identity fraud involving the corresponding Member Loan, you will only receive an amount equal to the outstanding principal balance of the Note.

We have the exclusive right to investigate claims of identity theft and determine, in our sole discretion, whether verifiable identity theft has occurred. As we are the sole entity with the ability to investigate and determine verifiable identity theft, which triggers our repurchase obligation, a conflict of interest exists as the denial of a claim under our identity theft guarantee would save us from the repurchase obligation. There are, however, three factors that mitigate the risk of this conflict. Without the protection offered by this guarantee, fewer potential lenders will have the confidence to participate on the site, limiting our growth and long term profitability. In addition, our relationship with WebBank includes a requirement – and accompanying audit function – to insure that claims of identity theft are thoroughly investigated and accurately reported. Finally, California statutes include severe penalties owed to the victim of identity theft if it is shown that a claim of identity theft was not adequately investigated or frivolously dismissed.

Our performance data about borrower member performance on our Member Loans is just over five years old. Default and charge-off rates on Member Loans may increase.

Due to our limited operational and loan origination history, we have limited historical performance data regarding borrower member performance on the Member Loans, and we do not yet know what the long-term loan loss experience may be. As of December 31, 2012, for only those loans that meet our current credit policy, our aggregate default and charged-off rate was 2.42% of the principal balance of loans. As of December 31, 2012, for all loans, our default and charged-off rate was 2.96% of the principal balanced of loans. These default and charge-off rates may increase in the future. In addition, as we do not have significant experience in the performance of five-year unsecured consumer loans, the future default rates on these loan types is uncertain and may exceed our current expectations. As actual loan loss experience increases on our platform, we may change how loan interest rates are set, and investors who have purchased Notes prior to any such changes will not benefit from these changes.

Default rates on Member Loans may increase as a result of economic conditions beyond our control and beyond the control of borrower members.

Member Loan default rates may be significantly affected by economic downturns or general economic conditions beyond our control and beyond the control of individual borrower members. In particular, default rates on Member Loans on which the Notes are dependent may increase due to factors such as prevailing interest rates, the rate of unemployment, the level of consumer confidence, residential real estate values, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets and other factors. The significant downturn in the United States economy that occurred in the past several years caused default rates on consumer loans to increase, and a continuation of the downturn will likely result in continued high or increased Member Loan default rates.

If you decide to invest through the platform and concentrate your investment in a single Note (or a small number of Notes), your entire return will depend on the performance of a single Member Loan.

Member Loans facilitated through our platform have a wide range of credit grades, and we expect that some borrower members at all credit grades will default on their Member Loans. If you decide to invest through the platform and concentrate your investment in a single Note (or a small number of Notes) your entire return will depend on the performance of that single Member Loan (or that concentrated small number of Notes). For example, if you plan to purchase $100 of Notes, and choose to invest the entire $100 in a single Note instead of in four $25 Notes corresponding to the Member Loans of four different borrowers, you would lose your entire $100 investment if that single borrower defaulted. Failing to diversify your investment increases the risk of losing your entire investment due to a single borrower member’s default, or a small number of borrower member defaults. Diversification, however, will not eliminate the risk that you may lose some, or all, of the expected principal and interest payments on the Notes.

In the unlikely event that we receive payments on the corresponding Member Loans relating to the Notes after the final maturity date, you will not receive payments on the Notes after final maturity.

Each Note will mature on its initial maturity date of either three or five years from its issuance date, unless any principal or interest payments in respect of the corresponding borrower loan remain due and payable to us upon the initial maturity date. For three year loans, if the loan remains due and payable on the initial maturity date, the maturity of the Note will be automatically extended to the five year anniversary of the loan, which will be its final maturity date. In contrast, the maturity date of a five year loan is never extended, so the initial maturity date of a five year Member Loan will equal its final maturity date. If there are any amounts under the corresponding Member Loan still due and owing to us after the final maturity, we will have no further obligation to make payments on the Notes of the series, even if we receive payments on the corresponding Member Loan after the final maturity.

Given the fact that we are not obligated to deliver any funds received by us after the final maturity date of a Note and are responsible for collection efforts, a conflict of interest could exist as any delay in receiving borrower funds would result in additional money coming to us. There is, however, a significant mitigating factor to this potential conflict. Without diligent collection efforts and success, fewer potential lenders will have the confidence to participate on the site, limiting our growth and long term profitability.

The Member Loans on which the Notes are dependent do not restrict borrower members from incurring additional unsecured or secured debt, nor do they impose any financial restrictions on borrower members during the term of the Member Loan, which may increase the likelihood that a borrower member may default on their loan.

All Member Loans are credit obligations of individual borrower members. If a borrower member incurs additional debt after obtaining a Member Loan through our platform, that additional debt may adversely affect the borrower member’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the borrower member. This circumstance could ultimately impair the ability of that borrower member to make payments on the borrower’s Member Loan and your ability to receive the principal and interest payments that you expect to receive on Notes dependent on those loans. . To the extent that the borrower member has or incurs other indebtedness and cannot pay all of its indebtedness, the borrower member may choose to make payments to other creditors, rather than to us.

As to these Member Loans, to the extent borrower members incur other indebtedness that is secured, such as mortgage, home equity or auto loans, the ability of the secured creditors to exercise remedies against the assets of the borrower member may impair the borrower member’s ability to repay the borrower loan on which your Note is dependent for payment, or it may impair our ability to collect on the loan if it goes unpaid. Since the Member Loans are unsecured, borrower members may choose to repay obligations under other indebtedness before repaying Member Loans facilitated through our platform because the borrower members have no collateral at risk. An investor will not be made aware of any additional debt incurred by a borrower member, or whether such debt is secured.

Member Loans do not contain any cross-default or similar provisions. If borrower members default on their debt obligations other than the Member Loans, the ability to collect on Member Loans on which the Notes are dependent may be substantially impaired.

The Member Loans do not contain cross-default provisions. A cross-default provision makes a default under certain debt of a borrower member an automatic default on other debt of that borrower member. The effect of this can be to allow other creditors to move more quickly to claim any assets of the borrower member. Because the Member Loans do not contain cross-default provisions, a Member Loan will not be placed automatically in default upon that borrower member’s default on any of the borrower member’s other debt obligations, unless there are relevant independent grounds for a default on the Member Loan.

In addition, the Member Loans will not be referred to a third-party collection agency for collection because of a borrower member’s default on debt obligations other than the Member Loan. If a borrower member defaults on debt obligations owed to a third party and continues to satisfy payment obligations under the Member Loan, the third party may seize the borrower’s assets or pursue other legal action against the borrower member before the borrower member defaults on the Member Loan. Payments on Notes may be substantially reduced if the borrower member subsequently defaults on the Member Loans and you may be unable to recoup any or all of your expected principal and interest payments on those Notes.

Borrower members may seek the protection of debtor relief under federal bankruptcy or state insolvency laws, which may result in the nonpayment of the Notes.

Borrower members may seek protection under federal bankruptcy law or similar laws. If a borrower member files for bankruptcy (or becomes the subject of an involuntary petition), a stay will go into effect that will automatically put any pending collection actions, on hold and prevent further collection action absent bankruptcy court approval. If we receive notice that a borrower member has filed for protection under the federal bankruptcy laws, or has become the subject of an involuntary bankruptcy petition, we will put the borrower Member’s Loan account into “bankruptcy status.” When we put a Member Loan into bankruptcy status, we terminate automatic monthly Automated Clearing House (“ACH”) debits and do not undertake collection activity without bankruptcy court approval. Whether any payment will ultimately be made or received on a Member Loan after a bankruptcy status is declared, depends on the borrower member’s particular financial situation and the determination of the court. It is possible that the borrower member’s personal liability on the Member Loan will be discharged in bankruptcy. In most cases involving the bankruptcy of a borrower member with an unsecured loan, unsecured creditors, including us and the Trust as holders of the Member Loans, will receive only a fraction of any amount outstanding on their Member Loans, if anything.

Federal law entitles borrower members who enter active military service to an interest rate cap and certain other rights that may inhibit the ability to collect on loans and reduce the amount of interest paid on the corresponding Notes.

Federal law provides borrower members on active military service with rights that may delay or impair our ability to collect on a borrower Member Loan corresponding to your Note. The Service members Civil Relief Act (“SCRA”) requires that the interest rate on preexisting debts, such as Member Loans, be set at no more than 6% while the qualified service member or reservist is on active duty. A holder of a Note that is dependent on such a Member Loan will not receive the difference between 6% and the original stated interest rate for the Member Loan during any such period.

This law also permits courts to stay proceedings and execution of judgments against service members and reservists on active duty, which may delay recovery on any Member Loans in default, and, accordingly, payments on Notes that are dependent on these Member Loans. If there are any amounts under such a Member Loan still due and owing to us after the final maturity of the Notes that correspond to the Member Loan, we will have no further obligation to make payments on the Notes, even if we later receive payments after the final maturity of the Notes. We do not take military service into account in assigning loan grades to borrower Member Loan requests. In addition, as part of the borrower member registration process, we do not request our borrower members to confirm if they are a qualified service member or reservists within the meaning of the SCRA.

The death of a borrower member may substantially impair your ability to recoup the full purchase price of Notes that are dependent on the Member Loan to that borrower member or to receive the interest payments that you expect to receive on the Notes.

All borrower members are individuals. If a borrower member with outstanding obligations under a Member Loan dies while the Member Loan is outstanding, we will generally seek to work with the executor of the estate of the borrower member to obtain repayment of the Member Loan. However, the borrower member’s estate may not contain sufficient assets to repay the Member Loan on which your Note is dependent. In addition, if a borrower member dies near the end of the term of an unsecured Member Loan, it is unlikely that any further payments will be made on the Notes corresponding to such Member Loan, because the time required for the probate of the estate may extend beyond the initial maturity date and the final maturity date of the Notes.

The LendingClub platform allows a borrower member to prepay a Member Loan at any time without penalty. Borrower member loan prepayments will extinguish or limit your ability to receive additional interest payments on a Note.

Borrower Member Loan prepayment occurs when a borrower member decides to pay some or all of the principal amount on a Member Loan earlier than originally scheduled. A borrower member may decide to prepay all or a portion of the remaining principal amount at any time without penalty. In the event of a prepayment of the entire remaining unpaid principal amount of a Member Loan on which the Notes are dependent, you will receive your share of such prepayment, net of our 1.00% service fee applicable to Notes, but further interest will not accrue after the date on which the payment is made. If a borrower member prepays a portion of the remaining unpaid principal balance on a Member Loan on which the Notes are dependent, we will reduce the outstanding principal amount and interest will cease to accrue on the prepaid portion.

The combination of the reduced principal amount and the unchanged monthly payment cause the effective term of the Member Loan to decline. If a borrower member prepays a Member Loan in full or in part, you will not receive all of the interest payments that you originally expected to receive on Notes that are dependent on that Member Loan, and you may not be able to find a similar rate of return on another investment at the time at which the Member Loan is prepaid. Prepayments of loans passed onto Note holders are subject to our 1.00% service charge, even if the prepayment occurs immediately after issuance of your Note. The return on the Note may actually be negative if prepayment occurs within the first few months after issuance.

We permit borrowers who have remained in good standing for a period of at least six months the ability to take out a second loan through our platform. We do not prohibit such borrowers from using the proceeds of a second loan to repay the first loan. There are circumstances in which a borrower will take out a second loan on our platform to repay the first loan. We will benefit from receiving a loan origination fee and servicing fees on each of the two loans, but an investor may not enjoy the benefit of investing in the Notes related to the two loans.

Prevailing interest rates may change during the term of the Member Loan on which your Note is dependent. If this occurs, you may receive less value from your purchase of the Note in comparison to other investment opportunities. Additionally, borrower members may prepay their Member Loans due to changes in interest rates, and you may not be able to redeploy the amounts you receive from prepayments in a way that offers you the return you expected to receive from the Notes.

The Member Loans on which the Notes are dependent have a term of three or five years and bear fixed, not floating, rates of interest. If prevailing interest rates increase, the interest rates on Notes you purchased might be less than the current rate of return you could earn if you invested your purchase price in other investments. While you may still receive a return on your purchase price for the Notes through the receipt of amounts equal to the interest portion of a borrower member’s payments on the Member Loan, if prevailing interest rates exceed the rate of interest payable on the Member Loan, the payments you receive during the term of the Note may not reflect the full opportunity cost to you when you take into account factors such as the time value of money.

There is no prepayment penalty for borrower members who prepay their Member Loans. If prevailing interest rates on consumer loans decrease, borrower members may choose to prepay their Member Loans with money they borrow from other sources or other resources, and you may not receive the interest payments on Notes dependent on those Member Loans that you expect to receive or be able to find an alternative use of your money to realize a similar rate of return at the time at which the Note is prepaid.

Investor funds in an investor account do not earn interest.

Your investor account that enables you to purchase Notes represents an interest in a pooled demand deposit account maintained by us “in trust for” investors (“ITF account”) that does not earn interest. Similarly your investor account that enables you to purchase represents either a discrete or pooled demand deposit account maintained by an independent custodian “as custodian for” investors that does not earn interest. Investor funds committed to purchase Notes represent binding commitments, and such committed funds may not be withdrawn from member investor accounts (unless and until corresponding Member Loans included in the order are not funded, in which case the corresponding funds become available to the investor again). Funds committed to purchase Notes will not earn interest in the ITF account or custodial accounts, respectively, and interest will not begin to accrue on a Note until the corresponding Member Loan has closed and the Note is issued.

The Notes will not be listed on any securities exchange, will not be transferable except for Notes transferable through the Note Trading Platform by FOLIOfn, and must be held only by LendingClub investors. You should be prepared to hold the Notes you purchase until they mature.

The Notes will not be listed on any securities exchange. All Notes must be held by LendingClub members. The Notes will not be transferable except through the Note Trading Platform by FOLIOfn Investments, Inc. (“FOLIOfn”), a registered broker-dealer and the trading platform is not available to residents of all states. There can be no assurance that an active market for Notes will develop on the trading platform, that there will be a buyer for any particular Notes listed for resale on the trading platform or that the trading platform will continue to operate. Therefore, investors must be prepared to hold their Notes to maturity.

The U.S. federal income tax consequences of an investment in the Notes are uncertain.

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the Notes, or instruments similar to the Notes, for U.S. federal income tax purposes. However, although the matter is not free from doubt, we intend to treat the Notes as our indebtedness for U.S. federal income tax purposes. As a result of such treatment, the Notes will have original issue discount, or OID, for U.S. federal income tax purposes because payments on the Notes are dependent on payments on the corresponding Member Loan. Further, a holder of a Note, other than a holder that is holding the Note in a tax deferred account such as an IRA, will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such holder’s regular method of accounting. This characterization is not binding on the IRS, and the IRS may take contrary positions.

Any differing treatment of the Notes for U.S. federal income tax purposes could significantly affect the amount, timing and character of income, gain or loss in respect of an investment in the Notes. Accordingly, all prospective purchasers of the Notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of Notes (including any possible differing treatments of the Notes).

RISKS RELATED TO LENDINGCLUB AND THE LENDINGCLUB PLATFORM

We have a limited operating history. As an online company in the early stages of development, we face increased risks, uncertainties, expenses and difficulties.

To be successful, the number of borrower members and its investors and the volume of member loans originated through our platform will need to increase, which will require us to increase our facilities, personnel and infrastructure to accommodate the greater servicing obligations and demands on our platform. Our platform is dependent upon our website to maintain current listings and transactions in the member loans and Notes. We must constantly add new hardware and update our software and website, expand our customer support services and retain an appropriate number of employees to maintain the operations of our platform, as well as to satisfy our servicing obligations on the member loans and make payments on the Notes. If we are unable to increase the capacity of our platform and maintain the necessary infrastructure, you may experience delays in receipt of payments on the Notes and periodic downtime of our systems.

We have incurred net losses in the past and have only recently become operating cash flow positive. If we are unable to sustain our positive growth and become insolvent or bankrupt, you may lose your investment.

As of December 31, 2012, our accumulated deficit was $57.6 million and our total stockholders’ deficit was $50.8 million. Our net loss for the nine month period ended December 31, 2012, was $4.2 million. For the nine month period ended December 31, 2012 we were operating cash-flow positive and we believe that will continue operating at or near breakeven between now and the end of our current fiscal year. However, if our assumptions regarding our growth and operating plan are incorrect, we may need to slow our investment spending and/or find new funding to continue to operate our business. We currently believe that such funding would be available to us on terms that we would find acceptable. Any delay in securing, or failing to secure, any necessary funding could result in delays and operational slowdowns that could adversely affect the regularity of our processing payments, the cash flows on your investment and ultimately the value of your investment.

If we are unable to increase transaction volumes, our business and results of operations will be affected adversely.

To succeed, we must increase transaction volumes on our platform by attracting a large number of borrower members and investors in a cost-effective manner, many of whom have not previously participated in an online financial community. We have experienced a high number of inquiries from potential borrower members who do not meet our criteria for submitting a Member Loan request. We have also experienced, from time to time, Member Loan requests for amounts that exceed the aggregate amount of investor purchase commitments. If there are not sufficient qualified loan requests, investors may be unable to deploy their capital in a timely or efficient manner. If there are not sufficient investor purchase commitments, borrowers may be unable to obtain funding for their loans and become discouraged from using our platform for their borrowing needs.

If we are not able to attract qualified borrower members and sufficient investor purchase commitments, we will not be able to increase our transaction volumes. Additionally, we rely on a variety of methods to drive traffic to our website. If we are unable to use any of our current or future marketing initiatives or the cost of these initiatives were to significantly increase, we may not be able to attract new members in a cost-effective manner and, as a result, our revenue and results of operations would be affected adversely, which may impair our ability to maintain our platform.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The consumer lending market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on our platform.

Our principal competitors include major banking institutions, credit unions, credit card issuers and other consumer finance companies, as well as other online lending platforms. Competition could result in reduced volumes, reduced fees or the failure of our online lending platform to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the online lending business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to compete with such companies and meet the need for innovation, the demand for our platform could stagnate or substantially decline.

If we fail to promote and maintain our brand in a cost-effective manner, we may lose market share and our revenue may decrease.

We believe that developing and maintaining awareness of our brand in a cost-effective manner is critical to achieving widespread acceptance of our online financial community and attracting new members. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and the member experience on our platform. Historically, our efforts to build our brand have involved significant expense, and it is likely that our future marketing efforts will require us to incur significant additional expenses. These brand promotion activities may not yield increased revenues and, even if they do, any revenue increases may not offset the expenses we incur to promote our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may lose our existing members to our competitors or be unable to attract new members, which would cause our revenue to decrease and may impair our ability to maintain our platform.

Our arrangements for backup servicing are limited. If we fail to maintain operations, you will experience a delay and increased cost in respect of your expected principal and interest payments on the Notes, and we may be unable to collect and process repayments from borrower members.

We have made arrangements for only limited backup servicing. If our platform were to fail or we became insolvent, we would attempt to transfer our Member Loan servicing obligations to our third party back-up servicer. There can be no assurance that this back-up servicer will be able to adequately perform the servicing of the outstanding Member Loans. If this back-up servicer assumes the servicing of the Member Loans, the back-up servicer will impose additional servicing fees, reducing the amounts available for payments on the Notes. Additionally, transferring these servicing obligations to our back-up servicer may result in delays in the processing and recovery of information with respect to amounts owed on the Member Loans or, if our platform becomes inoperable, may prevent us from servicing the Member Loans and making principal and interest payments on the Notes. If our back-up servicer is not able to service the Member Loans effectively, investors’ ability to receive principal and interest payments on their Notes may be substantially impaired.

If we were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited and suspended or stopped. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding Member Loans or the proceeds of those corresponding Member Loans. The recovery, if any, of a holder on a Note may be substantially delayed and substantially less than the principal and interest due and to become due on the Note. Even funds held by us in accounts “in trust for” the holders of Notes may potentially be at risk.

If we were to become subject to a bankruptcy or similar proceeding, the recovery, if any, of a holder of a Note may be substantially delayed in time and may be substantially less in amount than the principal and interest due and to become due on the Note.

A bankruptcy or similar proceeding of us may cause delays in borrower member payments. Borrower members may delay payments to us on account of Member Loans because of the uncertainties occasioned by a bankruptcy or similar proceeding of ua, even if the borrower members have no legal right to do so, and such delay would reduce, at least for a time, the funds that might otherwise be available to pay the Notes corresponding to those Member Loans.

A bankruptcy or similar proceeding of us may cause delays in payments on Notes. The commencement of the bankruptcy or similar proceeding may, as a matter of law, prevent us from making regular payments on the Notes, even if the funds to make such payments are available. Because a bankruptcy or similar proceeding may take months or years to complete, the suspension of payment may effectively reduce the value of any recovery that a holder of a Note may receive (and no such recovery can be assured) by the time any recovery is available.

Interest accruing upon and following a bankruptcy or similar proceeding of us may not be paid. In bankruptcy or similar proceeding of us, interest accruing on the Notes during the preceding may not be part of the allowed claim of a holder of a Note. If the holder of a Note receives a recovery on the Note (and no such recovery can be assured), any such recovery may be based on, and limited to, the claim of the holder of the Note for principal and for interest accrued up to the date of the bankruptcy or similar proceeding, but not thereafter. Because a bankruptcy or similar proceeding may take months or years to complete, a claim based on principal and on interest only up to the start of the bankruptcy or similar proceeding may be substantially less than a claim based on principal and on interest through the end of the bankruptcy or similar proceeding.

In a bankruptcy or similar proceeding of us there may be uncertainty regarding whether a holder of a Note has any priority right to payment from the corresponding Member Loan. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding Member Loans or the proceeds of those corresponding Member Loans. Accordingly, the holder of a Note may be required to share the proceeds of the corresponding Member Loan with any other creditor of ours that has rights in those proceeds. If such sharing of proceeds is deemed appropriate, those proceeds that are either held by us in the clearing account at the time of the bankruptcy or similar proceeding of ours, or not yet received by us from borrower members at the time of the commencement of the bankruptcy or similar proceeding, may be at greater risk than those proceeds that are already held by us in the “in trust for,” or ITF, account at the time of the bankruptcy or similar proceeding. To the extent that proceeds of the corresponding Member Loan would be shared with other creditors of ours, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your Note.

In a bankruptcy or similar proceeding of us, there may be uncertainty regarding whether a holder of a Note has any right of payment from assets of ours other than the corresponding Member Loan. In a bankruptcy or similar proceeding of us, it is possible that a Note could be deemed to have a right of payment only from proceeds of the corresponding Member Loan and not from any other assets of us, in which case the holder of the Note may not be entitled to share the proceeds of such other assets of us with other creditors of ours, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the Member loan corresponding to the Note. Alternatively, it is possible that a Note could be deemed to have a right of payment from both the Member loan corresponding to the Note and from some or all other assets of ours, for example, based upon the automatic acceleration of the principal obligations on the Note upon the commencement of a bankruptcy or similar proceeding, in which case the holder of the Note may be entitled to share the proceeds of such other assets of ours with other creditors of us, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the Member Loan corresponding to the Note. To the extent that proceeds of such other assets would be shared with other creditors of ours, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your Note.

In a bankruptcy or similar proceeding of us, there may be uncertainty regarding the rights of a holder of a Note, if any, to payment from funds in the clearing account. If a borrower member has paid us on a Member Loan corresponding to a Note before a bankruptcy or similar proceeding of us is commenced, and those funds are held in the clearing account and have not been used by us to make payments on the Note as of the date the bankruptcy or similar proceeding is commenced, there can be no assurance that we will or will be able to use such funds to make payments on the Note. Other creditors of ours may be deemed to have, or actually have, rights to such funds that are equal to or greater than the rights of the holder of the Note.

In a bankruptcy or similar proceeding of us, there may be uncertainty regarding the rights of a holder of a Note, if any, to access funds in the ITF account. If a borrower has paid us on a Member Loan corresponding to a Note before a bankruptcy or similar proceeding of us is commenced, and those funds have been used by us to make payments on the Note prior to the date the bankruptcy or similar proceeding is commenced, but the payments on the Note continue to be held by us in an ITF account, there can be no assurance that the holder of the Note will have immediate access to the funds constituting the payment or that the funds constituting the payment will ultimately be released to the holder of the Note. While the Trust Agreement states that funds in the ITF account are trust property and are not intended to be property of ours or subject to claims of our creditors generally, there can be no assurance that, if the matter were to be litigated, such litigation would not delay or prevent the holder of a Note from accessing the portion of those funds in which the holder has an interest.

In a bankruptcy or similar proceeding of us, there may be uncertainty regarding the rights of a holder of a Note, if any, to the return of the purchase price of a Note if the corresponding Member Loan has not been funded. If the purchase price of a Note is paid to us and a bankruptcy or similar proceeding of us is commenced, the holder of the Note may not be able to obtain a return of the funds constituting the purchase price, even if the Member Loan corresponding to the Note has not been funded as of the date that the bankruptcy or similar proceeding is commenced and even if the funds are held by us in the ITF account.

In a bankruptcy or similar proceeding of us, the holder of a Note may be delayed or prevented from enforcing our repurchase obligations in cases of confirmed identity fraud. In a bankruptcy or similar proceeding of us, any right of a holder of Note to require us to repurchase the Note as a result of a confirmed identity fraud incident may not be specifically enforced, and such holder’s claim for such repurchase may be treated less favorably than a general unsecured obligation of ours as described and subject to the limitations in this “Risks Related to LendingClub and the LendingClub Platform – If we were to become subject to a bankruptcy or similar proceeding” section.

In a bankruptcy or similar proceeding of us, the implementation of back-up servicing arrangements may be delayed or prevented. In a bankruptcy or similar proceeding of us, our ability to transfer servicing obligations to our back-up servicer may be limited and subject to the approval of the bankruptcy court or other presiding authority. The bankruptcy process may delay or prevent the implementation of back-up servicing, which may impair the collection of Member Loans to the detriment of the Notes.

We rely on third-party banks to disburse Member Loan proceeds and process Member Loan payments, and we rely on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the Member Loans on which the Notes are dependent may be adversely affected.

We rely on a third-party bank to disburse the net proceeds of newly originated Member Loans. Additionally, because we are not a bank, we cannot belong to and directly access the ACH payment network, and we must rely on an FDIC-insured depository institution to process our transactions, including loan payments and remittances to holders of the Notes. We currently use Wells Fargo Bank, N.A. for these purposes. Under the ACH rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. We also rely on computer hardware purchased and software licensed from third parties to operate our platform. This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If we cannot continue to obtain such services from this institution or elsewhere, or if we cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive principal and interest payments on the Notes will be delayed or impaired.

If the security of our members’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen, our reputation may be harmed, and we may be exposed to liability.

Our platform stores our borrower members’ and investors’ bank information and other personally-identifiable sensitive data. Any accidental or willful security breaches or other unauthorized access could cause your secure information to be stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any of our members’ data, our relationships with our members will be severely damaged, and we could incur significant liability.

Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our members to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose members.

Our ability to service the Member Loans or maintain accurate accounts may be adversely affected by computer viruses, physical or electronic break-ins and similar disruptions.

The highly automated nature of our platform may make it an attractive target and potentially vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If a “hacker” were able to infiltrate our platform, you would be subject to an increased risk of fraud or borrower identity theft, and may experience losses on, or delays in the recoupment of amounts owed on, a fraudulently induced purchase of a Note and Certificates. Additionally, if a hacker were able to access our secure files, he or she might be able to gain access to your personal information. While we have taken steps to prevent such activity from affecting our platform, if we are unable to prevent such activity, the value in the Notes and our ability to fulfill our servicing obligations and to maintain our platform would be adversely affected.

Any significant disruption in service on our website or in our computer systems could reduce the attractiveness of our platform and result in a loss of members.

If a catastrophic event resulted in a platform outage and physical data loss, our ability to perform our servicing obligations would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, level of customer service, reputation and ability to attract new members and retain existing members. Our system hardware is hosted in a hosting facility located in Las Vegas, Nevada, owned and operated by SwitchNet. We also maintain a real time backup system located in Santa Clara, CA owned and operated by SAVVIS. SwitchNet does not guarantee that our members’ access to our website will be uninterrupted, error-free or secure. Our operations depend on SwitchNet’s ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our arrangement with SwitchNet is terminated, or there is a lapse of service or damage to SwitchNet facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities.

Any interruptions or delays in our service, whether as a result of SwitchNet other third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our members and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage at a SwitchNet facility. These factors could prevent us from processing or posting payments on the Member Loans or the Notes, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause members to abandon our platform, any of which could adversely affect our business, financial condition and results of operations.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled technical and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve our members could diminish, resulting in a material adverse effect on our business.

Our growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

Our growth in headcount and operations since our inception has placed, and will continue to place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure. Our success will depend in part on the ability of our senior management to manage the growth we achieve effectively. To do so, we must continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems. The addition of new employees and the system development that we anticipate will be necessary to manage our growth will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of our executive officers and other key personnel, each of whom would be difficult to replace. In particular, our Founder/Chief Executive Officer is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Mr. Laplanche or other executive officers or key personnel and the process to replace any of our key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

It may be difficult and costly to protect our intellectual property rights, and we may not be able to ensure their protection.

Our ability to maintain our platform and arrange Member Loans depends, in part, upon our proprietary technology.We may be unable to protect our proprietary technology effectively, however, which would allow competitors to duplicate our products and adversely affect our ability to compete with them. A third party may attempt to reverse engineer or otherwise obtain and use our proprietary technology without our consent. In addition, our platform may infringe upon claims of third-party patents, and we may face intellectual property challenges from such other parties. We may not be successful in defending against any such challenges or in obtaining licenses to avoid or resolve any intellectual property disputes. Furthermore, our technology may become obsolete, and there is no guarantee that we will be able to successfully develop, obtain or use new technologies to adapt our platform to compete with other person-to-person lending platforms as they develop. If we cannot protect our proprietary technology from intellectual property challenges, or if the platform becomes obsolete, our ability to maintain the platform, arrange Member Loans or perform our servicing obligations on the Member Loans could be adversely affected.

Purchasers of Notes will have no control over us and will not be able to influence our corporate matters.

The Notes offered through our platform grant no equity interest in LendingClub to the purchaser nor grant the purchaser the ability to vote on or influence our corporate decisions. As a result, our stockholders will continue to exercise 100% voting control over all our corporate matters, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets.

Neither the Notes or the related indenture restrict our ability to incur additional indebtedness. Any additional debt we incur may increase our risk of bankruptcy, which could impair your ability to receive the principal and interest payments you expect to receive on your Notes.

If we incur additional debt after the Notes are issued, it may adversely affect our creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of LendingClub. As discussed above, the financial distress, insolvency or bankruptcy of LendingClub could impair your ability to receive the principal and interest payments you expect to receive on your Notes.

Events beyond our control may damage our ability to maintain adequate records, maintain our platform or perform our servicing obligations. If such events result in a system failure, your ability to receive principal and interest payments on the Notes would be substantially harmed.

If a catastrophic event resulted in our platform outage and physical data loss, our ability to perform our servicing obligations would be materially and adversely affected. Such events include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, computer viruses and telecommunications failures. We store back-up records in offsite facilities located in Las Vegas, Nevada and Santa Clara, California. If our electronic data storage and back-up storage system are affected by such events, we cannot guarantee that you would be able to recoup your investment in the Notes.

RISKS RELATING TO COMPLIANCE AND REGULATION

Our platform is a novel approach to borrowing that may fail to comply with borrower protection laws such as state usury laws, other interest rate limitations or federal and state consumer protection laws such as the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act and the Fair Debt Collection Practices Act and their state counterparts. Borrower members may make counterclaims regarding the enforceability of their obligations after collection actions have commenced, or otherwise seek damages under these laws. Compliance with such regimes is also costly and burdensome.

Our platform operates a novel program that must comply with regulatory regimes applicable to all consumer credit transactions. The novelty of our platform means compliance with various aspects of such laws is untested. Certain state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Member Loans. Our platform is also subject to other federal and state laws, such as:

•	Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, and similar state laws, which require certain disclosures to borrower members regarding the terms of their Member Loans;

•

Federal Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	Federal Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower member’s credit history; and

•

Federal Fair Debt Collection Practices Act and similar state debt collection laws, which regulate debt collection practices by “debt collectors” and prohibit debt collectors from engaging in certain practices in collecting, and attempting to collect, outstanding consumer loans.

We may not always have been, and may not always be, in compliance with these laws. Compliance with these requirements is also costly, time-consuming and limits our operational flexibility.

If our platform was found to violate a state’s usury laws, your investment may lose substantial value and you may lose all of the interest due on your Note.

The interest rates that are charged to borrowers and that form the basis of payments to investors on our Notes are based upon the ability of WebBank, the issuer of the loan, to export the interest rates of Utah to provide for uniform rates to all borrowers. Federal law provides WebBank the authority to charge these interest rates. The current rates offered by WebBank though our platform range from approximately 6% to 24%. Of the forty-four jurisdictions whose residents may obtain loans (including the District of Columbia), only seven states (Arizona, Nevada, New Hampshire, New Mexico, South Carolina, South Dakota and Utah) have no interest rate limitations on consumer loans, while all other jurisdictions have a maximum rate less than the current maximum rate offered by WebBank through our platform. If a borrower were to successfully bring a claim against us for a state usury law violation and the rate on the loan and Note underlying that borrower was greater than that allowed under applicable state law, the value of your investment may decline as you would not receive the total amount of interest you expected from your investment, and in some cases you may not receive any interest or principal. We may also be subject to fines and penalties. Moreover, such a finding could substantially harm our ability to operate our business in the manner currently contemplated.

Non-compliance with laws and regulations may impair our ability to arrange or service Member Loans.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the principal amount of or interest on the Member Loans on which the Notes are dependent for payment. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business and ability to maintain our platform and may result in borrower members rescinding their Member Loans.

Where applicable, we seek to comply with state small loan, loan broker, servicing and similar statutes. Currently, we do not provide services to borrowers in Idaho, Indiana, Iowa, Maine, Mississippi, Nebraska and North Dakota. In all other U.S. jurisdictions with licensing or other requirements we believe may be applicable to make loans, we have obtained any necessary licenses or comply with the relevant requirements. Nevertheless, if we are found to not comply with applicable laws, we could lose one or more of our licenses or authorizations or face other sanctions or be required to obtain a license in such jurisdiction, which may have an adverse effect on our ability to continue to facilitate the origination of Member Loans through our platform, perform our servicing obligations or make our platform available to borrower members in particular states, which may impair your ability to receive the payments of principal and interest on the Notes that you expect to receive.

We rely on our agreement with WebBank to lend to qualified borrower members on a uniform basis throughout the United States. If our relationship with WebBank were to end, we may need to rely on individual state lending licenses to arrange Member Loans.

Borrower Member Loan requests take the form of an application to WebBank, which currently makes all loans to our borrower members who request loans through our platform, and allows our platform to be available to borrowers on a uniform basis throughout the United States. If our relationship with WebBank were to end or if WebBank were to cease operations, we may need to rely on individual state lending licenses to originate Member Loans. Because we do not currently possess state lending licenses in every U.S. state, we may be required to discontinue lending or limit the rates of interest charged on Member Loans in some states. We may face increased costs and compliance burdens if our agreement with WebBank is terminated.

Several lawsuits have sought to re-characterize certain loan marketers and other originators as lenders. If litigation on similar theories were successful against us, borrower loans facilitated through our platform could be subject to state consumer protection laws in a greater number of states.

Several lawsuits have brought under scrutiny the association between high-interest “payday loan” marketers and out-of-state banks. These lawsuits assert that payday loan marketers use out-of-state lenders in order to evade the consumer protection laws imposed by the states where they do business. Such litigation has sought to re-characterize the loan marketer as the lender for purposes of state consumer protection law restrictions. Similar civil actions have been brought in the context of gift cards. We believe that our activities are distinguishable from the activities involved in these cases.

Additional state consumer protection laws would be applicable to the Member Loans facilitated through our platform if we were re-characterized as a lender, and the borrower loans could be voidable or unenforceable. In addition, we could be subject to claims by borrower members, as well as enforcement actions by regulators. Even if we were not required to cease doing business with residents of certain states or to change our business practices to comply with applicable laws and regulations, we could be required to register or obtain licenses or regulatory approvals that could impose a substantial cost on us. To date, no actions have been taken or threatened against us on the theory that we have engaged in unauthorized lending; however, such actions could have a material adverse effect on our business.

As internet commerce develops, federal and state governments may draft and propose new laws to regulate internet commerce, which may negatively affect our business.

As internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our members in the form of increased fees. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of consumer lending, which would adversely affect the viability of our platform.

Our legal compliance burdens and costs have significantly increased as a result of operating as a public company. Our management is required to devote substantial time to compliance matters.

As a public reporting company, we face costly compliance burdens, requiring significant legal, accounting and other expenses. Our management and other personnel devote a substantial amount of time to SEC reporting compliance requirements. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, for our fiscal year ending December 31, 2012, we performed system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404A of the Sarbanes-Oxley Act. Although through such testing we discovered no material weaknesses in internal control over financial reporting at December 31, 2012, subsequent testing by us or our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. To comply with Section 404A, we may incur substantial accounting expense, expend significant management time on compliance-related issues, and hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404A in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

If we discover a material weaknesses in our internal control over financial reporting which we are unable to remedy, or otherwise fail to maintain effective internal control over financial reporting, our ability to report our financial results on a timely and accurate basis may be adversely affected.

We are not currently required to have an audit of our internal control over financial reporting, and our independent registered public accounting firm has not performed such an audit. Should such a requirement arise and should we or our auditors discover a material weakness in our internal controls, our ability to report our financial results on a timely and accurate basis may be adversely affected.

If we are required to register under the Investment Company Act, our ability to conduct our business could be materially adversely affected.

The Investment Company Act of 1940, or the “Investment Company Act,” contains substantive legal requirements that regulate the manner in which “investment companies” are permitted to conduct their business activities. We believe we have conducted, and we intend to continue to conduct, our business in a manner that does not result in our company being characterized as an investment company. If, however, we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would materially adversely affect our business, financial condition and results of operations. If we were deemed to be an investment company, we may also attempt to seek exemptive relief from the SEC, which could impose significant costs and delays on our business.

If our registered investment adviser, LC Advisors, LLC, were found to have violated tine Investment Company Act, our ability to raise sufficient investor purchase commitments to meet borrower demand could be impaired .

Our subsidiary, LC Advisors, LLC, acts as an advisor to certain private funds and accredited investors who make large investor purchase commitments to invest in Trust certificates, representing borrower loans. Our ability to continue to advise these private funds and accredited investors depends on the continuing operation of LC Advisors. We believe we have conducted, and we intend to continue to conduct, the business of LC Advisors in substantial compliance with the Investment Company Act. If, however, we are deemed to have breached any of our obligations under the Investment Company Act, the activities of LC Advisors could be restricted, suspended or event terminated. If this were to occur, our ability to raise investor purchase commitments through these vehicles could be severely curtailed, and we may not be able to sufficiently meet demand for borrower loans. This could harm our business and make it difficult for both borrowers and investors to meet demand.

We have not reviewed our compliance with foreign laws regarding the participation of non-U.S. residents on our platform.

From time to time, non-U.S. residents purchase Notes directly on our platform. As of December 31, 2012, the percentage of Notes held (based upon dollar amounts) by such persons against all Notes issued since inception was approximately 3.0%. As we have not reviewed, the compliance of these sales with applicable foreign law, these sales of Notes could result in fines and penalties payable by us.

Recent Legislative and Regulatory Initiatives Have Imposed Restrictions and Requirements on Financial Institutions That Could Have an Adverse Effect on Our Business

The financial industry is becoming more highly regulated. Legislation has been introduced recently by both U.S. and foreign governments relating to financial institutions and markets, including alternative asset management funds that would result in increased oversight and taxation. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses by us, may require the attention of senior management and may result in fines if any of our funds are deemed to have violated any regulations.

Partly in response to the recent financial crisis, the President signed into law the Dodd-Frank Act. Few provisions of the Dodd-Frank Act were effective immediately, with various provisions becoming effective in stages. Many of the rules required to be implemented by governmental agencies still have not been promulgated or implemented. These rules have or expect to increase regulation of the financial services industry and impose restrictions on the ability of firms within the industry to conduct business consistent with historical practices. We cannot predict the substance or impact of pending or future legislation or regulation. Compliance with such legislation or regulation may, among other effects, significantly increase our costs, limit our product offerings and operating flexibility, require significant adjustments in our internal business processes, and possibly require us to maintain our regulatory capital at levels above historical practices.

Our lending is a new lending method and our platform has a limited operating history. Borrowers may not view or treat their obligations to us as having the same significance as loans from traditional lending sources, such as bank loans and borrower loans may have a higher risk of default than loans of borrowers with similar credit scores to other lenders.

The investment return on the Notes depends on borrowers fulfilling their payment obligations in a timely and complete manner under the corresponding member loan. Borrowers may not view our lending obligations originated on our platform as having the same significance as other credit obligations arising under more traditional circumstances, such as loans from banks or other commercial financial institutions. If a borrower neglects his or her payment obligations on a member loan upon which payment of the corresponding Note is dependent or chooses not to repay his or her borrower loan entirely, you may not be able to recover any portion of your investment in a Note.

The initial maturity date and final maturity date for five year term loans is the same date. As such, you will not receive any payments we may receive after the maturity date.

The initial maturity date of all five year term loans will not be extended to a later date, so the initial maturity date of a five year term member loan will equal its initial maturity date. Unlike the three year term loans, where the initial maturity date may be extended. If a five year term loan was extended beyond five years, a portion of the interest paid would likely not be deductible by LendingClub. As a result, if we receive any principal and interest payments from a borrower after the maturity date of a five year term loan, we may retain 100% of these payments and are not obligated to distribute those payments to you.

Given the fact that Lending Club is not obligated to deliver any funds received by it after the final maturity date of a Note and is responsible for collection efforts, a conflict of interest could exist as any delay in receiving borrower funds would result in additional money coming to Lending Club. There is, however, a significant mitigating factor to this potential conflict. Without diligent collection efforts and success, fewer potential investors will have the confidence to participate on the site, limiting Lending Club’s growth and long term profitability.

Borrower member credit information may be inaccurate or may not accurately reflect the borrower member’s creditworthiness, which may cause you to lose part or all of the purchase price you pay for a Note.

We obtain borrower member credit information from consumer reporting agencies, such as TransUnion, Experian or Equifax, and assign one of 35 loan grades to loan requests, from A1 through G5, based on the calculated LC Score, other information reported and the requested loan amount and loan term. A final loan grade assigned to a borrower member may not reflect that borrower member’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data, and we do not verify the information obtained from the borrower member’s credit report. Additionally, there is a risk that, following the date of the credit report that we obtain and review, a borrower member may have:

•	become delinquent in the payment of an outstanding obligation;

•	defaulted on a pre-existing debt obligation;

•	taken on additional debt; or

•	sustained other adverse financial events.

Moreover, investors do not, and will not, have access to financial statements of borrower members, or to other detailed financial information about borrower members.

Information supplied by borrower members may be inaccurate or intentionally false and should generally not be relied upon.

Borrower members supply a variety of information that is included in the borrower member loan listings on our website and in the posting reports and sales reports we file with the SEC. We do not verify this information, and it may be inaccurate or incomplete. For example, we generally do not verify a borrower member’s stated home ownership status, job title, employer or tenure, and the information borrower members supply may be inaccurate or intentionally false. Borrower members may misrepresent their intentions for the use of loan proceeds which also may result in us not obtaining certain fees from borrower members. Unless we have specifically indicated otherwise in a loan listing, we do not verify a borrower member’s stated income. For example, we do not verify borrower member paystubs, IRS Forms W-2, federal or state income tax returns, bank and savings account balances, retirement account balances, letters from employers, home ownership or rental records, car ownership records or any records related to past bankruptcy and legal proceedings. In the limited cases in which we have selected borrower members for income or employment verification, for the 12 months ended September 30, 2012, approximately 60% of requested borrower members provided us with satisfactory responses to verify their income or employment; approximately 8.4% of requested borrower members withdrew their applications for loans, and approximately 31.6% of requested borrower members either failed to respond to our request in full or provided information that failed to verify their stated information, and we therefore removed those borrower members’ loan postings. The identity of borrower members is not revealed to investors, and investors also have no ability to obtain or verify borrower member information either before or after they purchase a Note. Potential investors may only communicate with borrower members through LendingClub website postings, and then only on an anonymous basis. While we may monitor website posting for appropriate content, we do not verify any information in the postings nor do we respond to requests from investor or borrower members in any posting and any response to the contrary should not be seen as accurate.

If you rely on false, misleading or unverified information supplied by borrower members in deciding to purchase Notes, you may lose part or all of the purchase price you pay for a Note. Loan posting and borrower member information available on our website will be statements made in connection with the purchase and sale of securities, and therefore subject to Rule 10b-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Loan posting and borrower member information filed in prospectus supplements will be subject to the liability provisions of the Securities Act. In this document, we advise potential investors as to the limitations on the reliability of this information, and an investor’s recourse in the event this information is false will be extremely limited. Consequently, investors should rely on loan grade, which we determine based on third-party credit report information, and the size of the loan request, and should not rely on unverified information provided by borrower members.

While we take precautions to prevent borrower member identity fraud, it is possible that identity fraud may still occur and adversely affect your ability to receive the principal and interest payments that you expect to receive on those Notes.

We use identity checks with a third-party provider to verify each borrower member’s identity and credit history. Notwithstanding our efforts, there is a risk that identity fraud may occur and remain undetected by us. While we will repurchase Notes in limited identity fraud circumstances involving the corresponding member loan, we are not otherwise obligated to repurchase a Note from you for any other reason. As of June 30, 2012, we had repurchased Notes relating to thirty-one corresponding member loans in which identity fraud occurred. If we repurchase a Note based on identity fraud involving the corresponding member loan, you will only receive an amount equal to the outstanding principal balance of the Note.

Lending Club has the exclusive right to investigate claims of identity theft and determine, in its sole discretion, whether verifiable identity theft has occurred. As Lending Club is the sole entity with the ability to investigate and determine verifiable identity theft, which triggers its repurchase obligation, a conflict of interest exists as the denial of a claim under Lending Club’s identity theft guarantee would save us from its repurchase obligation. There are, however, three factors that mitigate the risk of this conflict. Without the protection offered by this guarantee, fewer potential lenders will have the confidence to participate on the site, limiting our growth and long term profitability. In addition, our relationship with WebBank includes a requirement — and accompanying audit function — to insure that claims of identity theft are thoroughly investigated and accurately reported. Finally, California statutes include severe penalties owed to the victim of identity theft if it is shown that a claim of identity theft was not adequately investigated or frivolously dismissed in the event we breach any of our other representations and warranties in the lender registration agreement pertaining to the Notes.

Our performance data about borrower member performance on LendingClub member loans is just over three years old. Default rates on the member loans may increase.

Due to our limited operational and origination history, we do not have significant historical performance data regarding borrower member performance on the member loans, and we do not yet know what the long-term loan loss experience will be. As of June 30, 2012, for only those loans that meet our current credit policy and have been through one billing cycle, our aggregate default and charged off rate was 2.33%. As of June 30, 2012, for all loans, our default and charged off rate was 2.76%. These default rates may increase in the future. In addition, as we do not have significant experience in making five-year unsecured consumer loans, the default rates on these loan types is uncertain and may exceed our current expectations. As actual loan loss experience increases on our platform, we may change how interest rates set, and investors who have purchased Notes prior to any such changes will not benefit from these changes.

Default rates on the member loans may increase as a result of economic conditions beyond our control and beyond the control of borrower members.

Member loan default rates may be significantly affected by economic downturns or general economic conditions beyond our control and beyond the control of individual borrower members. In particular, default rates on member loans on which the Notes are dependent may increase due to factors such as prevailing interest rates, the rate of unemployment, the level of consumer confidence, residential real estate values, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets and other factors. The current, continued, significant downturn in the United States economy has caused default rates on consumer loans to increase, and the downturn will likely result in increased member loan default rates.

If payments on the corresponding member loans relating to the Notes become more than 30 days overdue, it is likely you will not receive the full principal and interest payments that you expect to receive on the Notes due to collection fees and other costs, and you may not recover any of your original purchase price.

If the borrower member fails to make a required payment on a member loan within 30 days of the due date, we will pursue reasonable collection efforts in respect of the member loan. Referral of a delinquent member loan to a collection agency on the 31st day of its delinquency will be considered reasonable collection efforts. If we refer a loan to a collection agency, we will have no other obligation to attempt to collect on delinquent loans. We may also handle collection efforts in respect of a delinquent member loan directly. If payment amounts on a delinquent member loan are received from a borrower member more than 30 days after their due date, then we, or, if we have referred the delinquent loan to an outside collection agency, that collection agency, will retain a percentage of any funds recovered from such borrower member as a service fee before any principal or interest becomes payable to you from recovered amounts in respect of Notes related to the corresponding member loan. For loans referred after October 29, 2012, collection fees can range up to 25% of recovered amounts (excluding litigation).

LendingClub or the collection agency may not be able to recover some or all of the unpaid balance of a non-performing member loan. You must rely on the collection efforts from us and the designated collection agency, and you are not permitted to attempt to collect payments on the member loans in any manner.

If you decide to invest through the platform and concentrate your investment in a single Note, your entire return will depend on the performance of a single member loan.

Member loans originated through our platform have a wide range of credit grades, and we expect that some borrower members will default on their member loans. If you decide to invest through the platform and concentrate your investment in a single Note, your entire return will depend on the performance of a single member loan. For example, if you plan to purchase $100 of Notes, and choose to invest the entire $100 in a single Note instead of in four $25 Notes corresponding to the member loans of four different borrowers, your entire $100 investment will depend on the performance of a single member loan. Failing to diversify your investment increases the risk of losing your entire investment due to a single borrower member’s default, or a small number of borrower member defaults. Diversification, however, will not eliminate the risk that you may lose some, or all, of the expected principal and interest payments on the Notes.

In the unlikely event that we receive payments on the corresponding member loans relating to the Notes after the final maturity date, you will not receive payments on the Notes after final maturity.

Each Note will mature on its initial maturity date of either three or five years from its issuance date, unless any principal or interest payments in respect of the corresponding borrower loan remain due and payable to LendingClub upon the initial maturity date, in which case the maturity of the Note will be automatically extended to the final maturity date. If there are any amounts under the corresponding member loan still due and owing to LendingClub after the final maturity, LendingClub will have no further obligation to make payments on the Notes of the series, even if LendingClub receives payments on the corresponding member loan after the final maturity.

Given the fact that we are not obligated to deliver any funds received by us after the final maturity date of a Note and are responsible for collection efforts, a conflict of interest could exist as any delay in receiving borrower funds would result in additional money coming to LendingClub. There is, however, a significant mitigating factor to this potential conflict. Without diligent collection efforts and success, fewer potential lenders will have the confidence to participate on the site, limiting our growth and long term profitability.

The member loans on which the Notes are dependent do not restrict borrower members from incurring additional unsecured or secured debt, nor do they impose any financial restrictions on borrower members during the term of the member loan, which may impair your ability to receive the full principal and interest payments that you expect to receive on a Note.

All member loans are credit obligations of individual borrower members and such obligations are reported monthly to the applicable credit bureaus. If a borrower member incurs additional debt after obtaining a member loan through our platform, the additional debt may impair the ability of that borrower member to make payments on the borrower’s member loan and your ability to receive the principal and interest payments that you expect to receive on Notes dependent on those loans. In addition, the additional debt may adversely affect the borrower member’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the borrower member. To the extent that the borrower member has or incurs other indebtedness and cannot pay all of its indebtedness, the borrower member may choose to make payments to other creditors, rather than LendingClub.

As to these member loans, to the extent borrower members incur other indebtedness that is secured, such as mortgage, home equity or auto loans, the ability of the secured creditors to exercise remedies against the assets of the borrower member may impair the borrower member’s ability to repay the borrower loan on which your Note is dependent for payment. Since the member loans are unsecured, borrower members may choose to repay obligations under other indebtedness before repaying member loans originated through our platform because the borrower members have no collateral at risk. An investor will not be made aware of any additional debt incurred by a borrower member, or whether such debt is secured.

Member loans do not contain any cross-default or similar provisions. If borrower members default on their debt obligations other than the member loans, the ability to collect on member loans on which the Notes are dependent may be substantially impaired.

The member loans do not contain cross-default provisions. A cross-default provision makes a default under certain debt of a borrower member an automatic default on other debt of that borrower member. Because the member loans do not contain cross-default provisions, a borrower member’s loan will not be placed automatically in default upon that borrower member’s default on any of the borrower member’s other debt obligations, unless there are independent grounds for a default on the member loan. In addition, the member loans will not be referred to a third-party collection agency for collection because of a borrower member’s default on debt obligations other than the member loans. If a borrower member defaults on debt obligations owed to a third party and continues to satisfy payment obligations under the member loans, the third party may seize the borrower’s assets, subject to our security interest, or pursue other legal action against the borrower member before the borrower member defaults on the member loans. Payments on Notes may be substantially reduced if the borrower member subsequently defaults on the member loans and you may be unable to recoup any or all of your expected principal and interest payments on those Notes.

Borrower members may seek the protection of debtor relief under federal bankruptcy or state insolvency laws, which may result in the nonpayment of the Notes.

Borrower members may seek protection under federal bankruptcy law or similar laws. If a borrower member files for bankruptcy (or becomes the subject of an involuntary petition), a stay will go into effect that will automatically put any pending collection actions, on hold and prevent further collection action absent bankruptcy court approval. If we receive notice that a borrower member has filed for protection under the federal bankruptcy laws, or has become the subject of an involuntary bankruptcy petition, we will put the borrower member’s loan account into “bankruptcy status.” When we put a member loan into bankruptcy status, we terminate automatic monthly Automated Clearing House (“ACH”) debits and do not undertake collection activity without bankruptcy court approval. Whether any payment will ultimately be made or received on a member loan after a bankruptcy status is declared, depends on the borrower member’s particular financial situation and the determination of the court. It is possible that the borrower member’s personal liability on the member loan will be discharged in bankruptcy. In most cases involving the bankruptcy of a borrower member with an unsecured loan, unsecured creditors, including LendingClub as holder of the member loans, will receive only a fraction of any amount outstanding on their member loans, if anything.

Federal law entitles borrower members who enter active military service to an interest rate cap and certain other rights that may inhibit the ability to collect on loans and reduce the amount of interest paid on the corresponding Notes.

Federal law provides borrower members on active military service with rights that may delay or impair our ability to collect on a borrower member loan corresponding to your Note. The Service members Civil Relief Act requires that the interest rate on preexisting debts, such as member loans, be set at no more than 6% while the qualified service member or reservist is on active duty. A holder of a Note that is dependent on such a member loan will not receive the difference between 6% and the original stated interest rate for the member loan during any such period. This law also permits courts to stay proceedings and execution of judgments against service members and reservists on active duty, which may delay recovery on any member loans in default, and, accordingly, payments on Notes that are dependent on these member loans. If there are any amounts under such a member loan still due and owing to us after the final maturity of the Notes that correspond to the member loan, we will have no further obligation to make payments on the Notes, even if we later receive payments after the final maturity of the Notes. We do not take military service into account in assigning loan grades to borrower member loan requests. In addition, as part of the borrower member registration process, we do not request LendingClub borrower members to confirm if they are a qualified service member or reservists within the meaning of the SCRA.

The death of a borrower member may substantially impair your ability to recoup the full purchase price of Notes that are dependent on the member loan to that borrower member or to receive the interest payments that you expect to receive on the Notes.

All borrower members are individuals. If a borrower member with outstanding obligations under a member loan dies while the member loan is outstanding, we will generally seek to work with the executor of the estate of the borrower member to obtain repayment of the member loan. However, the borrower member’s estate may not contain sufficient assets to repay the member loan on which your Note is dependent. In addition, if a borrower member dies near the end of the term of an unsecured member loan, it is unlikely that any further payments will be made on the Notes corresponding to such member loan, because the time required for the probate of the estate may extend beyond the initial maturity date and the final maturity date of the Notes.

The LendingClub platform allows a borrower member to prepay a member loan at any time without penalty. Borrower member loan prepayments will extinguish or limit your ability to receive additional interest payments on a Note.

Borrower member loan prepayment occurs when a borrower member decides to pay some or all of the principal amount on a member loan earlier than originally scheduled. A borrower member may decide to prepay all or a portion of the remaining principal amount at any time without penalty. In the event of a prepayment of the entire remaining unpaid principal amount of a member loan on which the Notes are dependent, you will receive your share of such prepayment, net of our 1.00% service fee, but further interest will not accrue after the date on which the payment is made. If a borrower member prepays a portion of the remaining unpaid principal balance on a member loan on which the Notes are dependent, we will reduce the outstanding principal amount and interest will cease to accrue on the prepaid portion. The combination of the reduced principal amount and the unchanged monthly payment, the effective term of the member loan will decline. If a borrower member prepays a member loan in full or in part, you will not receive all of the interest payments that you originally expected to receive on Notes that are dependent on that member loan, and you may not be able to find a similar rate of return on another investment at the time at which the member loan is prepaid. Prepayments are subject to our 1.00% service charge, even if the prepayment occurs immediately after issuance of your Note. The return on the Note may actually be negative if prepayment occurs within the first few months after issuance.

Prevailing interest rates may change during the term of the member loan on which your Note is dependent. If this occurs, you may receive less value from your purchase of the Note in comparison to other investment opportunities. Additionally, borrower members may prepay their member loans due to changes in interest rates, and you may not be able to redeploy the amounts you receive from prepayments in a way that offers you the return you expected to receive from the Notes.

The member loans on which the Notes are dependent have a term of three or five years and bear fixed, not floating, rates of interest. If prevailing interest rates increase, the interest rates on Notes you purchase might be less than the rate of return you could earn if you invested your purchase price in other investments. While you may still receive a return on your purchase price for the Notes through the receipt of amounts equal to the interest portion of a borrower member’s payments on the member loan, if prevailing interest rates exceed the rate of interest payable on the member loan, the payments you receive during the term of the Note may not reflect the full opportunity cost to you when you take into account factors such as the time value of money.

There is no prepayment penalty for borrower members who prepay their member loans. If prevailing interest rates on consumer loans decrease, borrower members may choose to prepay their member loans with money they borrow from other sources or other resources, and you may not receive the interest payments on Notes dependent on those member loans that you expect to receive or be able to find an alternative use of your money to realize a similar rate of return at the time at which the Note is prepaid.

Investor funds in a LendingClub investor account do not earn interest.

Your funds in your LendingClub investor account represents an interest in a pooled demand deposit account maintained by LendingClub “in trust for” investors (“ITF account”) that does not earn interest. Investor funds committed to purchase Notes represent binding commitments, and such committed funds may not be withdrawn from member accounts (unless and until corresponding member loans included in the order are not funded, in which case the corresponding funds become available to the investor again). Funds committed to purchase Notes will not earn interest in the ITF account, and interest will not begin to accrue on a Note until the corresponding member loan has closed and the Note is issued.

The Notes will not be listed on any securities exchange, and generally will not be transferable except through the Note Trading Platform by FOLIOfn, and must be held only by LendingClub investors. You should be prepared to hold the Notes you purchase until they mature.

The Notes will not be listed on any securities exchange. All Notes must be held by LendingClub members. The Notes are generally not transferable except through the Note Trading Platform by FOLIOfn Investments, Inc. (“FOLIOfn”), a registered broker-dealer. The trading platform is not available to residents of all states. There can be no assurance that an active market for Notes will develop on the trading platform, that there will be a buyer for any particular Notes listed for resale on the trading platform or that the trading platform will continue to operate. Therefore, investors must be prepared to hold their Notes to maturity.

The U.S. federal income tax consequences of an investment in the Notes are uncertain.

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. However, although the matter is not free from doubt, we intend to treat the Notes as our indebtedness for U.S. federal income tax purposes. As a result of such treatment, the Notes will have original issue discount, or OID, for U.S. federal income tax purposes because payments on the Notes are dependent on payments on the corresponding member loan. Further, a holder of a Note will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such holder’s regular method of accounting. This characterization is not binding on the IRS, and the IRS may take contrary positions. Any differing treatment of the Notes could significantly affect the amount, timing and character of income, gain or loss in respect of an investment in the Notes. Accordingly, all prospective purchasers of the Notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes (including any possible differing treatments of the Notes).

RISKS RELATED TO LENDINGCLUB AND THE LENDINGCLUB PLATFORM

We have a limited operating history. As an online company in the early stages of development, we face increased risks, uncertainties, expenses and difficulties.

To be successful, the number of borrower members and LendingClub investors and the volume of member loans originated through our platform will need to increase, which will require us to increase our facilities, personnel and infrastructure to accommodate the greater servicing obligations and demands on our platform. Our platform is dependent upon our website to maintain current listings and transactions in the member loans and Notes. We must constantly add new hardware and update our software and website, expand our customer support services and retain an appropriate number of employees to maintain the operations of our platform, as well as to satisfy our servicing obligations on the member loans and make payments on the Notes. If we are unable to increase the capacity of our platform and maintain the necessary infrastructure, you may experience delays in receipt of payments on the Notes and periodic downtime of our systems.

If we are unable to increase transaction volumes, our business and results of operations will be affected adversely.

To succeed, we must increase transaction volumes on our platform by attracting a large number of borrower members and investors in a cost-effective manner, many of whom have not previously participated in an online financial community. We have experienced a high number of inquiries from potential borrower members who do not meet our criteria for submitting a member loan request. We have also experienced borrower member loan requests for amounts that exceed the aggregate amount of investor purchase commitments. From time to time, we have relied on our credit facilities with third parties to borrow funds which we used to fund member loans on the platform ourselves to partially address the shortfall between borrower member loan requests and investor purchase commitments. We have fully drawn down these existing facilities.

All member loans are obligations of borrower members to LendingClub, and we issue Notes to investors who fund a corresponding member loan, or portion of the member loan, originated through our platform. When we fund member loans ourselves on the platform, we continue to directly hold the member loan, or portion of the member loan, we have funded and do not issue Notes corresponding to such member loans for our own account. We expect these shortfalls to continue for the foreseeable future, and our ability to obtain funds to help address this shortfall may be subject to broader developments in the credit markets, which have experienced unprecedented volatility and disruption. If we are not able to attract qualified borrower members and sufficient investor purchase commitments, we will not be able to increase our transaction volumes. Additionally, we rely on a variety of methods to drive traffic to our website. If we are unable to use any of our current or future marketing initiatives or the cost of these initiatives were to significantly increase, we may not be able to attract new members in a cost-effective manner and, as a result, our revenue and results of operations would be affected adversely, which may impair our ability to maintain our platform.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The consumer lending market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on our platform.

Our principal competitors include major banking institutions, credit unions, credit card issuers and other consumer finance companies, as well as other online lending platforms. Competition could result in reduced volumes, reduced fees or the failure of our online lending platform to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we may experience new competition from more established internet companies, such as eBay Inc., Google Inc. and Yahoo! Inc., possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the online lending business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to compete with such companies and meet the need for innovation, the demand for our platform could stagnate or substantially decline.

If we fail to promote and maintain our brand in a cost-effective manner, we may lose market share and our revenue may decrease.

We believe that developing and maintaining awareness of our brand in a cost-effective manner is critical to achieving widespread acceptance of our online financial community and attracting new members. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and the member experience on our platform. Historically, our efforts to build our brand have involved significant expense, and it is likely that our future marketing efforts will require us to incur significant additional expenses. These brand promotion activities may not yield increased revenues and, even if they do, any revenue increases may not offset the expenses we incur to promote our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may lose our existing members to our competitors or be unable to attract new members, which would cause our revenue to decrease and may impair our ability to maintain our platform.

We have incurred net losses in the past and have only recently become cash flow positive. If we are unable to sustain our positive growth and become insolvent or bankrupt, you may lose your investment.

As of June 30, 2012, our accumulated deficit was $55.9 million and our total stockholders’ deficit was $50.5 million. Our net loss for the three month period ended June 30, 2012, was $2.5 million. For the quarter ended September 30, 2012 we were cash-flow positive and we believe that will continue operating at or near breakeven between now and the end of our current fiscal year. However, if our assumptions regarding our growth and operating plan are incorrect, we may need to slow our investment spending and/or find new funding to continue to operate our business. We currently believe that such funding would be available to us on terms that we would find acceptable. Any delay in securing, or failing to secure, any necessary funding could result in delays and operational slowdowns that could adversely affect the regularity of our processing payments, the cash flows on your investment and ultimately the value of your investment.

Our arrangements for backup servicing are limited. If we fail to maintain operations, you will experience a delay and increased cost in respect of your expected principal and interest payments on the Notes, and we may be unable to collect and process repayments from borrower members.

We have made arrangements for only limited backup servicing. If our platform was to fail or we became insolvent, we would attempt to transfer our member loan servicing obligations to our third party back-up servicer. There can be no assurance that this back-up servicer will be able to adequately perform the servicing of the outstanding member loans. If this back-up servicer assumes the servicing of the member loans, the back-up servicer will impose additional servicing fees, reducing the amounts available for payments on the Notes. Additionally, transferring these servicing obligations to our back-up servicer may result in delays in the processing and recovery of information with respect to amounts owed on the member loans or, if our platform becomes inoperable, may prevent us from servicing the member loans and making principal and interest payments on the Notes. If our back-up servicer is not able to service the member loans effectively, investors’ ability to receive principal and interest payments on their Notes may be substantially impaired.

If we were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited and suspended or stopped. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loans or the proceeds of those corresponding member loans. The recovery, if any, of a holder on a Note may be substantially delayed and substantially less than the principal and interest due and to become due on the Note. Even funds held by LendingClub in trust for the holders of Notes may potentially be at risk.

If we were to become subject to a bankruptcy or similar proceeding, the recovery, if any, of a holder of a Note may be substantially delayed in time and may be substantially less in amount than the principal and interest due and to become due on the Note.

A bankruptcy or similar proceeding of LendingClub may cause delays in borrower member payments. Borrower members may delay payments to us on account of member loans because of the uncertainties occasioned by a bankruptcy or similar proceeding of LendingClub, even if the borrower members have no legal right to do so, and such delay would reduce, at least for a time, the funds that might otherwise be available to pay the Notes corresponding to those member loans.

A bankruptcy or similar proceeding of LendingClub may cause delays in payments on Notes. The commencement of the bankruptcy or similar proceeding may, as a matter of law, prevent us from making regular payments on the Notes, even if the funds to make such payments are available. Because a bankruptcy or similar proceeding may take months or years to complete, the suspension of payment may effectively reduce the value of any recovery that a holder of a Note may receive (and no such recovery can be assured) by the time any recovery is available.

Interest accruing upon and following a bankruptcy or similar proceeding of LendingClub may not be paid. In bankruptcy or similar proceeding of LendingClub, interest accruing on the Notes during the preceding may not be part of the allowed claim of a holder of a Note. If the holder of a Note receives a recovery on the Note (and no such recovery can be assured), any such recovery may be based on, and limited to, the claim of the holder of the Note for principal and for interest accrued up to the date of the bankruptcy or similar proceeding, but not thereafter. Because a bankruptcy or similar proceeding may take months or years to complete, a claim based on principal and on interest only up to the start of the bankruptcy or similar proceeding may be substantially less than a claim based on principal and on interest through the end of the bankruptcy or similar proceeding.

In a bankruptcy or similar proceeding of LendingClub, there may be uncertainty regarding whether a holder of a Note has any priority right to payment from the corresponding member loan. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loans or the proceeds of those corresponding member loans. Accordingly, the holder of a Note may be required to share the proceeds of the corresponding member loan with any other creditor of LendingClub that has rights in those proceeds. If such sharing of proceeds is deemed appropriate, those proceeds that are either held by us in the clearing account at the time of the bankruptcy or similar proceeding of LendingClub, or not yet received by us from borrower members at the time of the commencement of the bankruptcy or similar proceeding, may be at greater risk than those proceeds that are already held by us in the “in trust for,” or ITF, account at the time of the bankruptcy or similar proceeding. To the extent that proceeds of the corresponding member loan would be shared with other creditors of LendingClub, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your Note.

In a bankruptcy or similar proceeding of LendingClub, there may be uncertainty regarding whether a holder of a Note has any right of payment from assets of LendingClub other than the corresponding member loan. In a bankruptcy or similar proceeding of LendingClub, it is possible that a Note could be deemed to have a right of payment only from proceeds of the corresponding member loan and not from any other assets of LendingClub, in which case the holder of the Note may not be entitled to share the proceeds of such other assets of LendingClub with other creditors of LendingClub, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the member loan corresponding to the Note. Alternatively, it is possible that a Note could be deemed to have a right of payment from both the member loan corresponding to the Note and from some or all other assets of LendingClub, for example, based upon the automatic acceleration of the principal obligations on the Note upon the commencement of a bankruptcy or similar proceeding, in which case the holder of the Note may be entitled to share the proceeds of such other assets of LendingClub with other creditors of LendingClub, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the member loan corresponding to the Note. To the extent that proceeds of such other assets would be shared with other creditors of LendingClub, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your Note.

In a bankruptcy or similar proceeding of LendingClub, there may be uncertainty regarding the rights of a holder of a Note, if any, to payment from funds in the clearing account. If a borrower member has paid LendingClub on a member loan corresponding to a Note before a bankruptcy or similar proceeding of LendingClub is commenced, and those funds are held in the clearing account and have not been used by LendingClub to make payments on the Note as of the date the bankruptcy or similar proceeding is commenced, there can be no assurance that LendingClub will or will be able to use such funds to make payments on the Note. Other creditors of LendingClub may be deemed to have, or actually have, rights to such funds that are equal to or greater than the rights of the holder of the Note.

In a bankruptcy or similar proceeding of LendingClub, there may be uncertainty regarding the rights of a holder of a Note, if any, to access funds in the ITF account. If a borrower has paid LendingClub on a member loan corresponding to a Note before a bankruptcy or similar proceeding of LendingClub is commenced, and those funds have been used by LendingClub to make payments on the Note prior to the date the bankruptcy or similar proceeding is commenced, but the payments on the Note continue to be held by LendingClub in an ITF account, there can be no assurance that the holder of the Note will have immediate access to the funds constituting the payment or that the funds constituting the payment will ultimately be released to the holder of the Note. While the Trust Agreement states that funds in the ITF account are trust property and are not intended to be property of LendingClub or subject to claims of LendingClub’s creditors generally, there can be no assurance that, if the matter were to be litigated, such litigation would not delay or prevent the holder of a Note from accessing the portion of those funds in which the holder has an interest.

In a bankruptcy or similar proceeding of LendingClub, there may be uncertainty regarding the rights of a holder of a Note, if any, to the return of the purchase price of a Note if the corresponding member loan has not been funded. If the purchase price of a Note is paid to LendingClub and a bankruptcy or similar proceeding of LendingClub is commenced, the holder of the Note may not be able to obtain a return of the funds constituting the purchase price, even if the member loan corresponding to the Note has not been funded as of the date that the bankruptcy or similar proceeding is commenced and even if the funds are held by LendingClub in the ITF account.

In a bankruptcy or similar proceeding of LendingClub, the holder of a Note may be delayed or prevented from enforcing LendingClub’s repurchase obligations in cases of confirmed identity fraud. In a bankruptcy or similar proceeding of LendingClub, any right of a holder of Note to require LendingClub to repurchase the Note as a result of a confirmed identity fraud incident may not be specifically enforced, and such holder’s claim for such repurchase may be treated less favorably than a general unsecured obligation of LendingClub as described and subject to the limitations in this “Risks Related to LendingClub and the LendingClub Platform — If we were to become subject to a bankruptcy or similar proceeding” section.

In a bankruptcy or similar proceeding of LendingClub, the implementation of back-up servicing arrangements may be delayed or prevented. In a bankruptcy or similar proceeding of LendingClub, our ability to transfer servicing obligations to our back-up servicer may be limited and subject to the approval of the bankruptcy court or other presiding authority. The bankruptcy process may delay or prevent the implementation of back-up servicing, which may impair the collection of member loans to the detriment of the Notes.

We rely on third-party banks to disburse member loan proceeds and process member loan payments, and we rely on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the member loans on which the Notes are dependent may be adversely affected.

We rely on a third-party bank to disburse member loan amounts. Additionally, because we are not a bank, we cannot belong to and directly access the ACH payment network, and we must rely on an FDIC-insured depository institution to process our transactions, including loan payments and remittances to holders of the Notes. We currently use Wells Fargo Bank, N.A. for these purposes. Under the ACH rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. We also rely on computer hardware purchased and software licensed from third parties to operate our platform. This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all If we cannot continue to obtain such services from this institution or elsewhere, or if we cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive principal and interest payments on the Notes will be delayed or impaired.

If the security of our members’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen, our reputation may be harmed, and we may be exposed to liability.

Our platform stores our borrower members’ and investors’ bank information and other personally-identifiable sensitive data. Any accidental or willful security breaches or other unauthorized access could cause your secure information to be stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any of our members’ data, our relationships with our members will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our members to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose members.

Our ability to service the member loans or maintain accurate accounts may be adversely affected by computer viruses, physical or electronic break-ins and similar disruptions.

The highly automated nature of the LendingClub platform may make it an attractive target and potentially vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If a “hacker” were able to infiltrate our platform, you would be subject to an increased risk of fraud or borrower identity theft, and may experience losses on, or delays in the recoupment of amounts owed on, a fraudulently induced purchase of a Note. Additionally, if a hacker were able to access our secure files, he or she might be able to gain access to your personal information. While we have taken steps to prevent such activity from affecting our platform, if we are unable to prevent such activity, the value in the Notes and our ability to fulfill our servicing obligations and to maintain our platform would be adversely affected.

Any significant disruption in service on our website or in our computer systems could reduce the attractiveness of our platform and result in a loss of members.

If a catastrophic event resulted in a platform outage and physical data loss, our ability to perform our servicing obligations would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, level of customer service, reputation and ability to attract new members and retain existing members. Our system hardware is hosted in a hosting facility located in Las Vegas, Nevada, owned and operated by SwitchNet. We also maintain a real time backup system located in Santa Clara, CA owned and operated by SAVVIS. SwitchNet does not guarantee that our members’ access to our website will be uninterrupted, error-free or secure. Our operations depend on SwitchNet’s ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our arrangement with SwitchNet is terminated, or there is a lapse of service or damage to SwitchNet facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities.

Any interruptions or delays in our service, whether as a result of SwitchNet other third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our members and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage at a SwitchNet facility. These factors could prevent us from processing or posting payments on the Member Loans or the Notes, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause members to abandon our platform, any of which could adversely affect our business, financial condition and results of operations.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled technical and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve our members could diminish, resulting in a material adverse effect on our business.

Our growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

Our growth in headcount and operations since our inception has placed, and will continue to place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure.

Our success will depend in part on the ability of our senior management to manage the growth we achieve effectively. To do so, we must continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems. The addition of new employees and the system development that we anticipate will be necessary to manage our growth will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of our executive officers and other key technical personnel, each of whom would be difficult to replace. In particular, our Founder and Chief Executive Officer is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Mr. Laplanche or other executive officers or key personnel and the process to replace any of our key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

It may be difficult and costly to protect our intellectual property rights, and we may not be able to ensure their protection.

Our ability to maintain our platform and arrange member loans depends, in part, upon our proprietary technology, including our proprietary portfolio tool builder system, Portfolio Tool. We may be unable to protect our proprietary technology effectively, however, which would allow competitors to duplicate our products and adversely affect our ability to compete with them. A third party may attempt to reverse engineer or otherwise obtain and use our proprietary technology without our consent. In addition, our platform may infringe upon claims of third-party patents, and we may face intellectual property challenges from such other parties. We may not be successful in defending against any such challenges or in obtaining licenses to avoid or resolve any intellectual property disputes. Furthermore, our technology may become obsolete, and there is no guarantee that we will be able to successfully develop, obtain or use new technologies to adapt our platform to compete with other person-to-person lending platforms as they develop. If we cannot protect our proprietary technology from intellectual property challenges, or if the platform becomes obsolete, our ability to maintain the platform, arrange member loans or perform our servicing obligations on the member loans could be adversely affected.

Purchasers of Notes will have no control over LendingClub and will not be able to influence LendingClub corporate matters.

The Notes offered through our platform grant no equity interest in LendingClub to the purchaser nor grant the purchaser the ability to vote on or influence our corporate decisions. As a result, our stockholders will continue to exercise 100% voting control over all our corporate matters, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets.

Neither the Notes nor the indenture restrict our ability to incur additional indebtedness. Any additional debt we incur may increase our risk of bankruptcy, which could impair your ability to receive the principal and interest payments you expect to receive on your Notes.

If we incur additional debt after the Notes are issued, it may adversely affect our creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of LendingClub. As discussed above, the financial distress, insolvency or bankruptcy of LendingClub could impair your ability to receive the principal and interest payments you expect to receive on your Notes.

Events beyond our control may damage our ability to maintain adequate records, maintain our platform or perform our servicing obligations. If such events result in a system failure, your ability to receive principal and interest payments on the Notes would be substantially harmed.

If a catastrophic event resulted in our platform outage and physical data loss, our ability to perform our servicing obligations would be materially and adversely affected. Such events include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, computer viruses and telecommunications failures. We store back-up records in offsite facilities located in Las Vegas, Nevada and Santa Clara, California. If our electronic data storage and back-up storage system are affected by such events, we cannot guarantee that you would be able to recoup your investment in the Notes.

RISKS RELATING TO COMPLIANCE AND REGULATION

Our platform is a novel approach to borrowing that may fail to comply with borrower protection laws such as state usury laws, other interest rate limitations or federal and state consumer protection laws such as the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act and the Fair Debt Collection Practices Act and their state counterparts. Borrower members may make counterclaims regarding the enforceability of their obligations after collection actions have commenced, or otherwise seek damages under these laws. Compliance with such regimes is also costly and burdensome.

Our platform operates a novel program that must comply with regulatory regimes applicable to all consumer credit transactions. The novelty of our platform means compliance with various aspect of such laws is untested. Certain state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the member loans. Our platform is also subject to other federal and state laws, such as:

•	Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, and similar state laws, which require certain disclosures to borrower members regarding the terms of their member loans;

•

Federal Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	Federal Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower member’s credit history; and

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Federal Fair Debt Collection Practices Act and similar state debt collection laws, which regulate debt collection practices by “debt collectors” and prohibit debt collectors from engaging in certain practices in collecting, and attempting to collect, outstanding consumer loans.

We may not always have been, and may not always be, in compliance with these laws. Compliance with these requirements is also costly, time-consuming and limits our operational flexibility.

If our platform was found to violate a state’s usury laws, your investment may lose substantial value and you may lose all of the interest due on your Note.

The interest rates that are charged to borrowers and that form the basis of payments to investors on our Notes are based upon the ability of WebBank, the issuer of the loan, to export the interest rates of Utah to provide for uniform rates to all borrowers. Federal law provides WebBank the authority to charge these interest rates. The current rates offered by WebBank though our platform range from approximately 6% to 25%. Of the forty-three jurisdictions whose residents may obtain loans (including the District of Columbia), only 7 states (Arizona, Nevada, New Hampshire, New Mexico, South Carolina, South Dakota and Utah) have no interest rate limitations on consumer loans, while all other jurisdictions have a maximum rate less than the current maximum rate offered by WebBank through our platform. If a borrower were to successfully bring a claim against us for a state usury law violation and the rate on the loan and Note underlying that borrower was greater than that allowed under applicable state law, the value of your investment may decline as you would not receive the total amount of interest you expected from your investment, and in some cases you may not receive any interest or principal. We may also be subject to fines and penalties. Moreover, such a finding could substantially harm our ability to operate our business in the manner currently contemplated.

Non-compliance with laws and regulations may impair our ability to arrange or service member loans.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the principal amount of or interest on the member loans on which the Notes are dependent for payment. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business and ability to maintain our platform and may result in borrower members rescinding their member loans.

Where applicable, we seek to comply with state small loan, loan broker, servicing and similar statutes. Currently, we do not provide services to borrowers in Idaho, Indiana, Iowa, Maine, Mississippi, Nebraska and North Dakota. In all other U.S. jurisdictions with licensing or other requirements we believe may be applicable to make loans, we have obtained any necessary licenses or comply with the relevant requirements. Nevertheless, if we are found to not comply with applicable laws, we could lose one or more of our licenses or authorizations or face other sanctions or be required to obtain a license in such jurisdiction, which may have an adverse effect on our ability to continue to facilitate the origination of member loans through our platform, perform our servicing obligations or make our platform available to borrower members in particular states, which may impair your ability to receive the payments of principal and interest on the Notes that you expect to receive.

We rely on our agreement with WebBank to lend to qualified borrower members on a uniform basis throughout the United States. If our relationship with WebBank were to end, we may need to rely on individual state lending licenses to arrange member loans.

Borrower member loan requests take the form of an application to WebBank, which currently makes all loans to our borrower members who request loans through our platform, and allows our platform to be available to borrowers on a uniform basis throughout the United States. If our relationship with WebBank were to end or if WebBank were to cease operations, we may need to rely on individual state lending licenses to originate member loans. Because we do not currently possess state lending licenses in every U.S. state, we may be required to discontinue lending or limit the rates of interest charged on member loans in some states. We may face increased costs and compliance burdens if our agreement with WebBank is terminated.

Several lawsuits have sought to recharacterize certain loan marketers and other originators as lenders. If litigation on similar theories were successful against us, borrower loans originated through our platform could be subject to state consumer protection laws in a greater number of states.

Several lawsuits have brought under scrutiny the association between high-interest “payday loan” marketers and out-of-state banks. These lawsuits assert that payday loan marketers use out-of-state lenders in order to evade the consumer protection laws imposed by the states where they do business. Such litigation has sought to recharacterize the loan marketer as the lender for purposes of state consumer protection law restrictions. Similar civil actions have been brought in the context of gift cards. We believe that our activities are distinguishable from the activities involved in these cases.

Additional state consumer protection laws would be applicable to the member loans originated on our platform if we were recharacterized as a lender, and the borrower loans could be voidable or unenforceable. In addition, we could be subject to claims by borrower members, as well as enforcement actions by regulators. Even if we were not required to cease doing business with residents of certain states or to change our business practices to comply with applicable laws and regulations, we could be required to register or obtain licenses or regulatory approvals that could impose a substantial cost on us. To date, no actions have been taken or threatened against us on the theory that we have engaged in unauthorized lending; however, such actions could have a material adverse effect on our business.

As internet commerce develops, federal and state governments may draft and propose new laws to regulate internet commerce, which may negatively affect our business.

As internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our members in the form of increased fees. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of consumer lending, which would adversely affect the viability of our platform.

Our legal compliance burdens and costs have significantly increased as a result of operating as a public company. Our management is required to devote substantial time to compliance matters.

As a public reporting company, we face costly compliance burdens, requiring significant legal, accounting and other expenses. Our management and other personnel devote a substantial amount of time to SEC reporting compliance requirements. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, for the period ended December 31, 2012, we performed system and process evaluation and testing of our internal control over financial reporting to determine the effectiveness of our internal control over financial reporting. As of April 1, 2013, we discovered no material weaknesses in internal controls, subsequent testing by us, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. To comply with Section 404A, we may incur substantial accounting expense, expend significant management time on compliance-related issues, and hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404A in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

If we discover a material weaknesses in our internal control over financial reporting which we are unable to remedy, or otherwise fail to maintain effective internal control over financial reporting, our ability to report our financial results on a timely and accurate basis may be adversely affected.

We are not currently required to have an audit of our internal control over financial reporting, and our independent registered public accounting firm has not performed such an audit. Should such a requirement arise and should we or our auditors discover a material weakness in our internal controls, our ability to report our financial results on a timely and accurate basis may be adversely affected.

If we are required to register under the Investment Company Act, our ability to conduct our business could be materially adversely affected.

The Investment Company Act of 1940, or the “Investment Company Act,” contains substantive legal requirements that regulate the manner in which “investment companies” are permitted to conduct their business activities. We believe we have conducted, and we intend to continue to conduct, our business in a manner that does not result in our company being characterized as an investment company. If, however, we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would materially adversely affect our business, financial condition and results of operations. If we were deemed to be an investment company, we may also attempt to seek exemptive relief from the SEC, which could impose significant costs and delays on our business.

We have not reviewed our compliance with foreign laws regarding the participation of non-U.S. residents on our platform.

From time to time, non-U.S. residents purchase Notes directly on our platform. As of March 29, 2013, the percentage of Notes held (based upon dollar amounts) by such persons against all Notes issued since inception was approximately 3.0%. As we have not reviewed, the compliance of these sales with applicable foreign law, these sales of Notes could result in fines and penalties payable by us.

Increased regulatory focus could result in additional burdens on our business.

The financial industry is becoming more highly regulated. Legislation has been introduced recently by both U.S. and foreign governments relating to financial institutions and markets, including alternative asset management funds that would result in increased oversight and taxation. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses by us, may require the attention of senior management and may result in fines if any of our funds are deemed to have violated any regulations.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus regarding LendingClub borrower members, credit scoring, FICO scores, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

•	our ability to attract potential borrowers to our lending platform;

•	the status of borrower members, the ability of borrower members to repay Member Loans and the plans of borrower members;

•	interest rates and origination fees on Member Loans;

•	our ability to continue operating on a cash flow positive basis;

•	our ability to service Member Loans and our ability, or the ability of third party collection agents, to pursue collection of delinquent and defaulted Member Loans;

•	our ability to retain WebBank as the lender of loans facilitated through our platform;

•	expected rates of return provided to investors;

•	our ability to attract additional investors to the platform or to alternative investment structures;

•	the availability and functionality of the trading platform;

•	our financial condition and performance;

•	our ability to retain and hire competent employees and appropriately staff our operations;

•	our intellectual property; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing and liquidity;

•	our compliance with applicable local, state and federal laws, including the Investment Advisors Act of 1940, the Investment Company Act of 1940 and other laws; and

•	regulatory developments.

We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from forward-looking statements contained in this prospectus. Forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THE LOAN PLATFORM

Overview

LendingClub is an online marketplace that enables its borrower members to borrow money and investors to purchase Member Payment Dependent Notes, the proceeds of which fund loans made to individual borrower members.

From inception to December 31, 2012, we had facilitated the issuance of approximately $1.2 Billion in loans. All loans originated through the LendingClub platform had three or five year terms and have original principal amounts between $1,000 and $35,000.

We aim to use technology and a more efficient funding process to lower costs so we may provide borrower members with rates that are generally lower, on average, than the rates they obtain from unsecured credit provided through credit cards or traditional banks, and offer interest rates to investors that they find attractive. Our customer acquisition process, registration, underwriting, processing and payment systems are highly automated and electronic. We encourage the use of electronic payments as the preferred means to disburse member loan proceeds, receive payments on outstanding Member Loans, receive funds from investor members, and to disburse payments to applicable investors. We have no physical branches for loan application or payment-taking activities.

For the nine months ended December 31, 2012, we were cash-flow positive on an operating basis. We expect that will continue operating at or near breakeven during calendar year 2013. If our assumptions regarding continued growth and operating plan are incorrect, we may need to slow our investment spending, which could slow our rate of growth or ability to continue operating on a cash-flow positive basis, and our current liquidity resources may be consumed.

We have positioned ourselves in the lending market as a platform for higher quality borrowers. To borrow on our platform, borrower members must have at least:

•	a minimum FICO score of 660;

•	a debt-to-income ratio (excluding mortgage) below 35%; and

•	minimum credit history of 36 months;

•	6 or less inquiries in the last 6 months; and

•	at least 2 revolving trade accounts

A borrower member’s debt-to-income ratio is calculated by LendingClub based on (i) the debt (excluding mortgage) reported by a consumer reporting agency; and (ii) the income reported by the borrower member. As described below, the income reported by the borrower member is not verified unless we display an icon in the loan listing indicating otherwise. See “About the Loan Platform — How the LendingClub Platform Operates — Minimum Credit Criteria and Underwriting,” where the concepts of FICO, debt-to-income ratio, delinquency, recent bankruptcy, collections, open tax liens, open accounts, credit inquiries, utilization of credit limit, and credit history are discussed in detail.

All member loans are unsecured obligations of individual borrower members with fixed interest rates and three-year or five-year maturities. The member loan requests are posted on our website, funded by WebBank and immediately sold to us upon closing. As part of operating our platform, we verify the identity of members, obtain borrower members’ credit characteristics from a consumer reporting agency such as TransUnion, Experian or Equifax and screen borrower members for eligibility to participate in the platform and facilitate the posting of member loan requests. We service member loans on an ongoing basis.

LendingClub preserves the anonymity of our borrower and investors, in that investors and borrower members do not know, and are not permitted to obtain, each other’s actual names and addresses. LendingClub members conduct transactions using LendingClub screen names. During our member registration process, we verify the identity of members by comparing supplied information against the records of a consumer reporting agency. We also currently require verification of bank accounts. See “About the Loan Platform — How the LendingClub Platform Operates — New Member Registration,” where our registration procedures are discussed.

We offer member loans through our platform to borrower members throughout the United States, except that we do not currently offer member loans in Idaho, Indiana, Iowa, Maine, Mississippi, Nebraska, and North Dakota. As of December 31, 2012, we were not dependent on any single party for a material amount of our revenue.

Borrower members who use our platform must identify their intended use of member loan proceeds in their initial loan request.

As of April 16, 2013, among funded member loans, borrower members identified their intended use of loan proceeds as follows:

•	refinancing high-interest loans and credit card debt (approximately 79%);

•	significant expenses and purchases, such as home improvements or car purchases (approximately 8%);

•	financing their home-based or small businesses (approximately 3%); and

•	all other purposes (approximately 10%).

We do not verify or monitor a borrower member’s actual use of funds following the funding of a member loan.

We attract members to our website, www.lendingclub.com, through a variety of sources. We drive traffic through referrals from other parties (which include online communities, social networks and marketers), through search engine results and through online and offline advertising. We are not dependent on any one source of traffic to our website.

In October 2010, we formed a subsidiary, LC Advisors, LLC, a California limited liability company (“LCA”), which is wholly owned by LendingClub. LCA has registered with the SEC as an investment advisor and also acts as the general partner to two private investment funds for accredited investors with differing investment strategies (“Funds”). In connection with the Funds, LendingClub formed a Delaware business trust as a bankruptcy remote entity to hold Member Loans purchased from LendingClub. As of December 31, 2012, the Funds had approximately $261.3 million in assets with $28.3 million in escrow, which was contributed to the Funds in January 2013. LCA earns a management fee paid by the limited partners of the Funds, paid monthly in arrears, which typically range from 0.60% to 1.10% (annualized) of the month-end balances of partners’ capital accounts. These management fees can be modified or waived at the discretion of the general partner.

As of December 31, 2012, the SMAs had approximately $166 million in assets. LCA earns management fees paid by SMA investors, monthly in arrears, based on the month-end balances in the SMA accounts.

Summary of Changes in Assets Under Management

The table below presents our summary of changes in assets under management for LCA, stated at amortized cost except for appreciation / (depreciation) which includes fair value adjustments for investments (in millions):

Balance at March 31, 2011	$5.7
Net capital contributions	95.2
Appreciation (depreciation)	3.2
Change in cash in escrow	0.4
Balance at March 31, 2012	104.5
Net capital contributions	305.1
Appreciation (depreciation)	16.3

Balance at December 31, 2012	$425.9

The Online Lending Industry

Online lending is a new approach to consumer finance. We use an online marketplace to connect borrowers and investors. We provide transactional services including screening borrowers for borrowing eligibility and facilitating payments. Online lending entails significantly lower operating costs compared to traditional banking and consumer finance institutions because there are no physical branches and related infrastructure, no deposit-taking activities and an automated loan underwriting process. We believe that the interest rates offered to borrower members through our platform are generally better, on average, than the rates those borrower members would pay on outstanding credit card balances or an unsecured installment loan from a traditional bank, if they were able to obtain such a loan.

We view consumer finance delivered through an online marketplace as an important new market opportunity. Key drivers of online lending include the following:

•	the possibility of lower interest rates for borrowers;

•	the possibility of attractive interest rates for investors;

•	the possibility for all members to help each other by participating in the platform to their mutual benefit; and

•	growing acceptance of the internet as an efficient and convenient forum for consumer transactions.

How the LendingClub Platform Operates

New Member Registration

During registration, members are provided a random online member screen names. New members must agree to the terms and conditions of our website, including agreeing to conduct transactions and receive disclosures and other communications electronically.

New members have the opportunity to register as borrowers or investors. All our borrower members:

•	must be U.S. citizens, permanent residents or be in the United States on valid long term visas;

•	must be at least 18 years old;

•	must have valid email accounts;

•	must have U.S. social security numbers; and

•	must have an account at a U.S. financial institution with a routing transit number.

We verify the identity of borrower members who complete the loan application process by comparing supplied names, social security numbers, addresses and telephone numbers against the names, social security numbers, addresses and telephone numbers in the records of a consumer reporting agency, as well as other anti-fraud and identity verification databases. We also currently require each new member to supply information about the member’s bank account including routing numbers, after which we transfer between 1 and 99 cents from the bank account to verify that the bank account belongs to the member.

Members must then sign in to LendingClub and verify their bank accounts based on the amount transferred. Borrower members must also enter into a borrower membership agreement with us prior to listing their loan. The borrower membership agreement addresses the registration and loan request processes.

In this agreement, the borrower member authorizes us to obtain a consumer report, to use the consumer report for specific purposes, to share certain information about the borrower member with investors, and to issue a loan to the borrower if they have received commitments of 60% or more of the listed loan amount by the expiration of the loan listing. The borrower member also grants us a limited power of attorney to complete on the borrower member’s behalf, one or more promissory notes in the amounts and on the terms made to the borrower member by WebBank. WebBank serves as the true creditor for all Member Loans facilitated through our platform. These agreements set forth the terms and conditions of the Member Loans and allow a borrower member to withdraw a loan request at any time before the Member Loan is funded. Borrower members enter into a credit profile authorization and a loan agreement with WebBank. In the credit profile authorization, the borrower member authorizes WebBank to obtain and use a consumer report on the borrower member. The loan agreement addresses the application process and the role of investors’ commitments to invest in the underlying borrower loan. The agreement explains that if the loan has received funding of 60% or more of the listed loan amount it will automatically issue unless withdrawn by the applicant. For applicants whose credit has been pre-screened, 100% funding is guaranteed on loan amounts of $10,000 or less. If a loan is extended to the borrower member, the borrower member agrees to be bound by the terms of a promissory note, the form of which is attached as an exhibit to the loan agreement. The borrower member authorizes LendingClub to debit the borrower member’s designated account by Automated Clearing House, or ACH, transfer for each payment due under the promissory note. The loan agreement also describes the parties’ rights in regard to arbitration. The borrower member agrees that WebBank may assign its right, title and interest in the loan agreement and the borrower member’s promissory notes to others, including LendingClub.

During investor registration, potential investors will have their identify verified, agree to a tax withholding statement and bank account verification, and must enter into an investor and other agreements with us, which will govern all purchases of Notes and Certificates the investor makes. Investors must also be residents of certain states and meet minimum financial suitability requirements. The investor agreement and additional information about eligible states of residency and financial suitability requirements are available on our website (www.lendingclub.com).

Borrower Loan Requests

Borrower members submit loan requests online through the LendingClub website. Loan requests must be between $1,000 and $35,000. Loans from $1,000 to $15,975 are usually only issued with three (3) year terms. From time to time, however, we may enter into a referral partnership with a loan lead aggregator company such as LendingTree that allows a consumer to select both the specific term and amount of a desired loan. As a result, the loan requests from these lead aggregators may fall outside of certain rules we have employed to assist in maintaining the balance of our loan inventory; specifically that loan amounts below an established threshold are only available with a 36 month term. In order to maintain a satisfactory customer experience for these applicants that apply directly through our platform, we allow these loan requests to fall outside of these inventory rules. Each loan request is an application to WebBank, which lends to qualified borrower members and allows our platform to be available to borrower members on a uniform basis throughout the United States, except that we do not currently offer member loans in Idaho, Indiana, Iowa, Maine, Mississippi, Nebraska, North Dakota and Tennessee. Currently, we allow borrower members to have up to two member loans outstanding at any one time, if the borrower member continues to meet our credit criteria. In addition, to apply for a second loan, the borrower member must have already made timely payments on the first member loan for at least six months. If a borrower member applies for a second loan, we allow investors to exclude the loan listing by choosing ‘exclude loans already invested.’

Borrower members supply a variety of unverified information that is included in the borrower member loan listings on our website and in the posting reports and sales reports we file with the SEC. This information includes a borrower member’s loan title, description, answers to investor questions and home ownership status. Requested information also includes a borrower member’s income or employment, which may be unverified. If we verify the borrower member’s income or employment, we will display an icon in the loan listing indicating that we have done so. Investors have no ability to verify borrower member information and we do not verify a borrower’s income or employment solely at the request of an investor. See “Item 1. Business — About the Loan Platform — How the LendingClub Platform Operates — Loan Postings and Borrower Member Information Available on the LendingClub Website.”

Minimum Credit Criteria and Underwriting

In November 2012, we substantially revised our credit model and began grading loans based upon a proprietary algorithm developed internally. This algorithm was based primarily upon the historical loan performance of actual borrowers that meet the requirements of the algorithm, the assumed performance of applicants that would have been approved under the current algorithm but were declined by prior methodologies, and the exclusion of borrowers that were approved under prior methodologies but would have been declined under the new algorithm, in addition to other factors and assumptions.

After we receive a loan request, we evaluate whether the prospective borrower member meets Webbank’s loan criteria. The Webbank credit policy provides the underwriting criteria for all loans listed on our platform, and the credit policy may not be changed without the consent of WebBank. Under the current credit policy, prospective borrower members must have among other elements:

•	a minimum FICO score of 660 (as reported by a consumer reporting agency);

•	a debt-to-income ratio (excluding mortgage) below 35%;

•	minimum credit history of 36 months;

•	6 or less inquiries in the last 6 months; and

•	at least 2 revolving trade accounts.

•	“credit history” means the time elapsed since the borrower first opened a credit account, as reported on the borrower’s credit report; and

A FICO score is a numeric rating that ranges between 300 and 850 that rates a person’s credit risk based on past credit history and current credit situation. FICO scoring was developed by Fair Isaac Corporation. FICO scores reflect a mathematical formula that is based on information in a borrower’s credit report, compared to information on other consumers. Consumers with higher scores typically represent a lower risk of defaulting on their loans. There are three different FICO scores, each with a separate name, which correspond to each of the three main U.S. consumer reporting agencies. Equifax uses the “BEACON score”; Experian uses the “Experian/Fair Isaac Risk Model”; and TransUnion uses the “EMPIRICA score.” The score from each consumer reporting agency considers only the credit data available to that agency. Fair Isaac Corporation develops all three FICO scores and makes the scores as consistent as possible across the three consumer reporting agencies. Nevertheless, the three agencies sometimes have different information about a particular borrower member, and that means the three FICO scores for that borrower member will vary by agency. We currently obtain consumer credit information from a single consumer reporting agency, although we may use other consumer reporting agencies in the future.

The FICO scoring model takes into account the information in a consumer’s credit report, with different kinds of information carrying differing weights. The FICO scoring model takes into account five categories of data:

•	historical timeliness of bill payments, with most recent activity given the most emphasis (35% of the FICO score);

•	total outstanding debt and the total amount of credit the consumer has available, with consumers who consistently borrow to their credit limits having their scores reduced (30% of the FICO score);

•	length of credit history, with consumers with long credit histories with the same lenders having their scores increased (15% of the FICO score);

•	mix of credit, with consumers with a variety of revolving credit (such as credit cards) and installment credit (such as car loans) having their scores increased (10% of the FICO score); and

•	new credit applications within the last year, with consumers who have higher numbers of credit applications generally having their scores reduced (10% of the FICO score).

FICO scores do not consider:

•	age;

•	race;

•	sex;

•	job or length of employment, including military status;

•	income;

•	education;

•	marital status;

•	whether the consumer has been turned down for credit;

•	length of time at current address;

•	whether the consumer owns a home or rents; or

•	information not contained in the consumer’s credit report.

A borrower with a FICO score of 660+, our minimum credit score, is considered by credit providers to be a “prime” borrower.

If an applicant passes the initial credit criteria, the applicant is assessed by the LendingClub scoring model which can either decline the applicant or approve the applicant and provide them with a LC score. The LC score is based upon an internally developed algorithm that is based upon the historical performance of borrower members and takes into account an applicant’s FICO score and credit attributes. The LC score is between 1 through 25 and corresponds to a Base Risk Grade as follows:

LC Score	Base Risk Grade
1	A1
2	A2
3	A3
4	A4
5	A5
6	B1
7	B2
8	B3
9	B4
10	B5
11	C1
12	C2
13	C3
14	C4
15	C5
16	D1
17	D2
18	D3
19	D4
20	D5
21	E1
22	E2
23	E3
24	E4
25	E5

This Base Risk Grade can be further modified to arrive at the final applicable sub-grade and rate for the borrower as follows:

•

Once a Base Risk Grade is determined, a borrower’s loan term and requested loan amount may result in further modification of the Base Risk Grade. Regarding loan term, a 36 month loan term can result in a sub-grade modification from between 0 to 5 subgrades and a 60 month term can result in a sub-grade modification of between 2 and 10 sub-grades, in each case depending upon the initial Base Risk Grade of the borrower.

•

After the borrower’s initial Base Risk Grade is modified for loan term, the resulting grade can be further modified based upon the loan amount. Modifications for loan amount can range from between 0 to 10 subgrades dependent upon the borrower’s current risk grade.

•	The lowest Risk grade to which a borrower can be modified remains G5.

From the relaunch of our platform on October 13, 2008 until December 31, 2012, only approximately 11% of individuals seeking member loans on our site have met the credit criteria required to post their loan requests on our website and subsequently received a loan. For information about how we have changed our credit policy over time, see “Item 1. Business — About LendingClub — Business — Prior Operation of the LendingClub Platform — Our Prior Operating Structure.”

During the loan application process, we also automatically screen members using the U.S. Department of the Treasury Office of Foreign Asset Control’s (“OFAC”) lists, as well as our fraud detection systems. See “About LendingClub — Business — Technology — Fraud Detection.”

After submission of the application, we inform potential borrowers whether they qualify to post a loan request on our platform. Potential borrowers then must enter into a borrower membership agreement with LendingClub and a loan agreement with WebBank. These agreements set forth the terms and conditions of the member loans and allow a borrower member to withdraw from a loan request at any time before the member loan is funded. See “About the Loan Platform — How the LendingClub Platform Operates — New Member Registration.”

For borrower members who qualify, pursuant to the credit policy we assign one of 35 loan grades, from A1 through G5, to each loan request, based on the borrower member’s Base Risk Grade and applicable modifiers, if any.

Relist on Partial Loan

Borrowers who receive only a partial loan amount can request, within 30 days of the original credit pull upon which the credit decision was made, to list a loan of up to the maximum amount LendingClub approved them for. Investors can use the filters provided to exclude borrowers they have previously invested in.

Verification of Borrower Information

Approximately 68% of the applicants during the 12-months ended December 31, 2012 had their employment or income verified by us by requiring the borrower to submit paystubs, IRS Forms W-2 or other tax records between the initial posting of a loan request and the issuance of a Member Loan.

We perform targeted income verification primarily in the following situations:

•	if we believe there may be uncertainty about the borrower member’s employment or future income;

•	if we detect conflicting or unusual information in the loan request;

•	if the loan amount is high;

•	if the borrower member is highly leveraged;

•	if we suspect the borrower member may have obligations not included in the borrower member’s pre-loan or post-loan debt level, such as wage garnishment collection accounts; or

•	if we suspect a fraudulent loan request.

We also conduct random testing. From time to time, we also randomly select listings to verify information for the purpose of testing our policies and for statistical analysis.

If the borrower member fails to provide satisfactory information in response to an income or employment verification inquiry, we may remove the borrower Member’s Loan listing or request additional information from the borrower member.

We conduct income or employment verification entirely in our discretion as an additional credit and loan screening mechanism. We believe that our ability to verify a borrower member’s income may be useful in certain circumstances in screening our platform against exaggerated income and employment representations from borrower members. Investors, however, should not rely on a borrower member’s stated employment or income, except when such income or employment has been verified as indicated on the loan details page, or on our ability to perform income and employment verifications. We cannot assure investors that we will continue performing income and employment verifications. See “Risk Factors – Information supplied by borrower members may be inaccurate or intentionally false.”

Except as discussed above, borrower member information such as loan title, description, and answers to investors’ questions through the Q&A process are unverified and investors should not rely on this information. Additionally, we do not verify borrower member’s ability to afford a loan the borrower member has requested.

Our participation in funding loans on the platform from time to time has had, and will continue to have, no effect on our income or employment verification process, the selection of loan requests verified or the frequency of income and employment verification.

For the 12-months ended December 31, 2012 of the borrower members undergoing income or employment verification:

•	approximately 59% of requested borrowers provided us with satisfactory responses;

•	approximately 8% of these borrowers withdrew their applications for loans; and

•	approximately 33% of these borrowers either failed to respond to our request in full or provided information that failed to verify their stated information.

Interest Rates

After a loan request’s loan grade has been determined under the credit policy, an interest rate is assigned to the loan request. Interest rates for member loans range from 6.03% to 24.89%.

The interest rates are assigned to borrower loan grades in three steps. First, the LendingClub base rate is determined. Second, an assumed default rate is determined that attempts to project loan default rates. Third, the assumed default rate is used to calculate an upward adjustment to the base rates, which we call the “Adjustment for Risk and Volatility.”

The base rates are set by the Interest Rate Committee (“Committee”). This group is comprised of our Chief Executive Officer; Chief Financial Officer, Chief Risk Officer; Chief Marketing Officer, and General Counsel. The Committee’s objective in setting the LendingClub base rate is to allocate the interest rate spread that exists between the cost of credit for borrower members and the return on bank deposits we understand are available to investors. We have selected this spread as an appropriate starting place for our base rates for the following reasons:

•

For borrower members, we believe the interest rate for unsecured consumer credit published by the Federal Reserve reflects the average interest rate at which our borrower members could generally obtain other financing. We believe that the difference between that interest rate and the base rate is a relevant measure of the savings that may be achieved by our borrower members.

•

For investors, we believe the interest rate on certificates of deposit reflects a widely available risk-free alternative investment for our members. We believe the difference between that interest rate and the base rate is a relevant measure of the value that may be delivered to our members.

By setting the initial allocation of the base rate near the middle of the spread between these two interest rates, we believe roughly equal value may be provided to both our borrower members and our investors. To make this initial base rate calculation, the Committee calculates the average between the interest rate for unsecured consumer credit published by the Federal Reserve, “commercial banks; all accounts assessed interest,” in Federal Reserve Statistical Release G19, and the interest rate for 6-month certificates of deposit, “secondary market; monthly,” published by the Federal Reserve in Federal Reserve Statistical Release H15.

Next, the Committee may modify this initial allocation, based on the following factors:

•	general economic environment, taking into account economic slowdowns or expansions;

•	the balance of supply and demand on the LendingClub platform, taking into account whether borrowing requests exceed investor commitments or vice versa; and

•	competitive factors, taking into account the rates set by other lending platforms and the rates set by major financial institutions.

The Committee adjusts the LendingClub base rate from time to time based on this methodology.

When the working group met on January 24, 2012 to set the rates set forth in this prospectus, the interest rate for unsecured consumer credit published by the Federal Reserve, “commercial banks; all accounts assessed interest,” in Federal Reserve Statistical Release G19 was 12.78%, and the average interest rate on 6-month certificates of deposit, “secondary market; monthly,” published by the Federal Reserve in Federal Reserve Statistical Release H15 was 0.52%. The average of these two interest rates was 6.65% (calculated as (12.78% + 0.52%)/2 = 6.65%). Applying the adjustments described above, the working group determined an adjustment of -1.60%. Therefore, the working group set the LendingClub base rate at 5.05%.

After the working group sets the LendingClub base rate, we determine assumed default rates. The assumed default rate reflects LendingClub’s attempt to project the default rate for member loans of the loan grade. The 35 sub-grades, from A1 to G5, were obtained by dividing the difference between the assumed default rate of sub-grade A1 and the assumed default rate of sub-grade G5 into 35 equal intervals and assigning a sub-grade to each interval.

Lastly, the working group adjusts the base rate upward to reflect an adjustment based upon to the assumed default rate, volatility factors, investor value and other factors, which we collectively refer to as the “Adjustment for Risk and Volatility.” The final interest rate is then calculated by adding the LendingClub base rate and the adjustment for risk & volatility.

Set forth below is a chart describing the interest rates currently assigned to member loans for each of the LendingClub loan grades:

Sub-Grade	LendingClub Base Rate	Adjustment for Risk & Volatility	Interest Rate
A1	5.05%	0.98%	6.03%
A2	5.05%	1.57%	6.62%
A3	5.05%	2.57%	7.62%
A4	5.05%	2.85%	7.90%
A5	5.05%	3.85%	8.90%
B1	5.05%	4.71%	9.76%
B2	5.05%	5.69%	10.74%
B3	5.05%	7.07%	12.12%
B4	5.05%	8.06%	13.11%
B5	5.05%	8.62%	13.67%
C1	5.05%	8.94%	13.99%
C2	5.05%	9.60%	14.65%
C3	5.05%	10.26%	15.31%
C4	5.05%	10.76%	15.81%
C5	5.05%	11.24%	16.29%
D1	5.05%	12.22%	17.27%
D2	5.05%	12.94%	17.99%
D3	5.05%	13.20%	18.25%
D4	5.05%	13.50%	18.55%
D5	5.05%	14.17%	19.22%
E1	5.05%	14.94%	19.99%
E2	5.05%	15.45%	20.50%
E3	5.05%	15.94%	20.99%
E4	5.05%	16.43%	21.48%
E5	5.05%	16.92%	21.97%
F1	5.05%	17.40%	22.45%
F2	5.05%	17.73%	22.78%
F3	5.05%	18.08%	23.13%
F4	5.05%	18.21%	23.26%
F5	5.05%	18.28%	23.33%
G1	5.05%	19.15%	24.20%
G2	5.05%	19.28%	24.33%
G3	5.05%	19.47%	24.52%
G4	5.05%	19.71%	24.76%
G5	5.05%	19.84%	24.89%

The Committee has adjusted the LendingClub base rate from time to time in the past and will continue to do so. When the Committee makes adjustment to our base rate, we will supplement the prospectus and will file a post-effective amendment to the registration statement of which this prospectus forms a part.

Illustration of Service Charge and Annual Returns For Fully Performing Loans of Each Sub-Grade and For Sub-Grades Based on the Assumed Default Rate

The following tables illustrate hypothetical annual return information with respect to the Notes, grouped by LendingClub sub-grade and term. The information in these tables is not based on actual results for investors and is presented only to illustrate the effects by sub-grade on hypothetical annual Note returns of LendingClub’s 1.00% service charge and an assumed default rates. By column, each table presents:

•	loan sub-grades;

•	the annual stated interest rate;

•	the hypothetical assumed default rate, as discussed above (see “About the Loan Platform — How the LendingClub Platform Operates — Interest Rates”);

•	the reduction in the annual return of the hypothetical assumed default rate result due to LendingClub’s 1.00% service charge on both interest and principal payments; and

•	the hypothetical annual returns on Notes assuming the assumed default rate were to occur, net of LendingClub’s service charge.

For information about historical loan payment information and actual loss experience, see “About the Loan Platform — Historical Information about Our Borrower Members and Outstanding Loans.”

Three Year Term

Loan Grade	Interest Rate	Assumed Default Rate	Reduction in Return (Assuming Assumed Default Rate) Due to LendingClub’s 1.00% Service Charge	Returns Assuming Assumed Default Rate After LendingClub’s 1.00% Service Charge
A1	6.03%	0.16%	0.674%	5.19%
A2	6.62%	0.32%	0.676%	5.62%
A3	7.62%	0.47%	0.680%	6.47%
A4	7.90%	0.63%	0.681%	6.58%
A5	8.90%	0.79%	0.685%	7.42%
B1	9.76%	0.95%	0.688%	8.11%
B2	10.74%	1.11%	0.692%	8.93%
B3	12.12%	1.26%	0.698%	10.15%
B4	13.11%	1.42%	0.702%	10.97%
B5	13.67%	1.58%	0.704%	11.37%
C1	13.99%	1.74%	0.706%	11.53%
C2	14.65%	1.90%	0.709%	12.02%
C3	15.31%	2.05%	0.711%	12.53%
C4	15.81%	2.21%	0.713%	12.86%
C5	16.29%	2.37%	0.715%	13.18%
D1	17.27%	2.53%	0.720%	13.99%
D2	17.99%	2.69%	0.723%	14.55%
D3	18.25%	2.84%	0.724%	14.66%
D4	18.55%	3.00%	0.725%	14.79%
D5	19.22%	3.16%	0.728%	15.30%
E1	19.99%	3.32%	0.731%	15.91%
E2	20.50%	3.48%	0.734%	16.25%
E3	20.99%	3.63%	0.736%	16.59%
E4	21.48%	3.79%	0.738%	16.91%
E5	21.97%	3.95%	0.740%	17.24%
F1	22.45%	4.11%	0.742%	17.56%
F2	22.78%	4.26%	0.744%	17.73%
F3	23.13%	4.42%	0.745%	17.92%
F4	23.26%	4.58%	0.746%	17.89%
F5	23.33%	4.74%	0.746%	17.80%
G1	24.20%	4.90%	0.750%	18.50%
G2	24.33%	5.05%	0.751%	18.48%
G3	24.52%	5.21%	0.752%	18.51%
G4	24.76%	5.37%	0.753%	18.58%
G5	24.89%	5.53%	0.753%	18.55%

Five-Year Term

Loan Grade	Interest Rate	Assumed Default Rate	Reduction in Return (Assuming Assumed Default Rate) Due to LendingClub’s 1.00% Service Charge	Returns Assuming Assumed Default Rate After LendingClub’s 1.00% Service Charge
A1	6.03%	0.16%	0.417%	5.45%
A2	6.62%	0.32%	0.420%	5.88%
A3	7.62%	0.47%	0.423%	6.72%
A4	7.90%	0.63%	0.425%	6.84%
A5	8.90%	0.79%	0.429%	7.67%
B1	9.76%	0.95%	0.432%	8.37%
B2	10.74%	1.11%	0.436%	9.18%
B3	12.12%	1.26%	0.442%	10.41%
B4	13.11%	1.42%	0.446%	11.23%
B5	13.67%	1.58%	0.449%	11.63%
C1	13.99%	1.74%	0.450%	11.78%
C2	14.65%	1.90%	0.453%	12.28%
C3	15.31%	2.05%	0.456%	12.78%
C4	15.81%	2.21%	0.458%	13.12%
C5	16.29%	2.37%	0.460%	13.44%
D1	17.27%	2.53%	0.465%	14.25%
D2	17.99%	2.69%	0.468%	14.80%
D3	18.25%	2.84%	0.469%	14.91%
D4	18.55%	3.00%	0.471%	15.05%
D5	19.22%	3.16%	0.474%	15.55%
E1	19.99%	3.32%	0.477%	16.16%
E2	20.50%	3.48%	0.480%	16.51%
E3	20.99%	3.63%	0.482%	16.84%
E4	21.48%	3.79%	0.485%	17.17%
E5	21.97%	3.95%	0.487%	17.49%
F1	22.45%	4.11%	0.489%	17.81%
F2	22.78%	4.26%	0.491%	17.99%
F3	23.13%	4.42%	0.493%	18.17%
F4	23.26%	4.58%	0.493%	18.14%
F5	23.33%	4.74%	0.494%	18.05%
G1	24.20%	4.90%	0.498%	18.75%
G2	24.33%	5.05%	0.499%	18.73%
G3	24.52%	5.21%	0.500%	18.76%
G4	24.76%	5.37%	0.501%	18.84%
G5	24.89%	5.53%	0.501%	18.80%

Illustration of Service Charge if Prepayment Occurs

The LendingClub platform allows a borrower member to prepay a member loan at any time without penalty, and all prepayments are subject to our 1.00% charge. Prepayments will reduce or eliminate the interest payments you expect to receive on a Note.

Thus, assume for example that an investor purchases a $100.00 Note corresponding to a member loan bearing interest at 8.00%. If the member loan is paid in full according to its terms over its full three year term, the investor will receive aggregate Note principal payments of $99.00, or $100.00 minus the 1.00% service charge, and aggregate Note interest payments of $12.62, or $12.75 minus the 1.00% service charge.

Assume, however, that the member loan corresponding to the Note is fully prepaid:

•

If the member loan is prepaid one month after issuance, the investor will receive a Note principal payment of $99.00, or $100.00 minus the 1.00% service charge, and aggregate Note interest payments of $0.66, or $0.67 minus the 1.00% service charge.

•

If the member loan is prepaid following the first 6 months of payment, the investor will receive aggregate Note principal payments of $99.00, or $100.00 minus the 1.00% service charge, and aggregate Note interest payments of $3.71, or $3.75 minus the 1.00% service charge.

•

If the member loan is prepaid following the first 12 months of payment, the investor will receive aggregate Note principal payments of $99.00, or $100.00 minus the 1.00% service charge, and aggregate Note interest payments of $6.81, or $6.88 minus the 1.00% service charge.

•

If the member loan is prepaid following the first 24 months of payment, the investor will receive aggregate Note principal payments of $99.00, or $100.00 minus the 1.00% service charge, and aggregate Note interest payments of $11.08, or $11.19 minus the 1.00% service charge.

For information about historical loan prepayment information, see “About the Loan Platform — Historical Information about Our Borrower Members and Outstanding Loans.”

Standard Terms of the Member Loans

Member loans are unsecured obligations of individual borrowers with a fixed interest rate and a maturity of three years or five years. Member loans have an amortizing, monthly repayment schedule and may be repaid in whole or in part at any time without prepayment penalty. In the case of a partial prepayment, we automatically reduce the outstanding principal and the term of the loan is effectively reduced as the monthly payment is unchanged. See “About the Loan Platform — Description of the Notes.”

Loan Postings and Borrower Member Information Available on our Website

Once a loan request is complete and we have assigned a loan grade and interest rate to the requested loan, the request is subsequently posted on our website and then becomes available for viewing by investors. Investors are also then able to commit to invest in securities that will be dependent for their payments on that Member Loan. Loan requests appear under screen names, not actual borrowers’ names.

Investors are able to view:

•	the loan amount;

•	loan grade (determined using the process described above) and interest rate for the Member Loan;

•	term, three or five year;

•	the borrower member’s self-reported income and employer and whether that income or employment has been verified by us;

•	total funding that has been committed to-date;

•	the number of investors committed to the loan; and

•	the borrower member’s self-reported intended use of funds.

Potential borrowers typically state the use of funds in a short sentence or clause, such as “Consolidate my credit card debt and be rid of it.” We historically have not verified, and do not plan in the future to verify or monitor, a borrower member’s actual use of funds.

Investors are also able to view the following information provided by borrower members, which we typically do not verify:

•	home ownership status;

•	length of employment with current employer; and

•

debt-to-income ratio, as calculated by LendingClub based on (i) the debt, excluding mortgage, reported by a consumer reporting agency including the pending loan request; and (ii) the income reported by the borrower member, which is not verified unless we display an icon in the loan listing indicating otherwise.

We also post the following credit history information from the consumer reporting agency report, and label the information as being provided by a credit bureau:

•	numerical range within which the borrower member’s FICO score falls;

•	borrower member’s earliest credit line;

•	borrower member’s number of open credit lines;

•	borrower member’s total number of credit lines;

•	borrower member’s revolving credit balance;

•	borrower member’s revolving line utilization;

•	number of credit inquiries received by the consumer reporting agency with regard to the borrower member within the last six months;

•	number of reported delinquencies in the past two years and amount;

•	major derogatories and months since last derogatory;

•	public records and months since last public record; and

•	length of time (in months) since the borrower member’s last reported delinquency.

Although borrower members and investors are anonymous to each other, investors may ask predefined questions on the loan listing and borrower members have the opportunity, but are not required, to post public responses. We do not verify these responses.

Loan posting and borrower member information available on the LendingClub website will be statements made in connection with the purchase and sale of securities, and therefore subject to Rule 10b-5 of the Exchange Act. Loan posting and borrower member information filed in prospectus supplements will be subject to the liability provisions of the Securities Act. In this document, we advise potential investors in the Notes as to the limitations on the reliability of borrower member-supplied information. An investor’s recourse in the event this information is false will be extremely limited.

Loan requests remain open for at least 14 days, during which time investment commitments that will be dependent on the loans may be made by investors. If a borrower Member’s Loan request does not attract sufficient investment commitments to fund at least 60% of the listed loan amount, the applicant is given the opportunity to accept the lesser amount or withdraw the application. The borrower member may request that their loan request be re-listed on our platform.

How to Purchase Notes

After a loan request has been posted on our website, individual investors who have registered with us and who reside in states in which the Notes are available for sale may commit to purchase Notes dependent on the member loan requested by the borrower member.

Investors navigate our website as follows. Investors may browse all active loan listings. They may also use search criteria to narrow the list of loan listings they are viewing. The available search criteria include loan grade, borrower member credit score range, number of recent delinquencies and loan funding status, as well as a free-search field. The free-search field returns results based on the word entered as the search. As investors browse the loan listings, they can click on any of the listings to view additional detail. The loan detail page includes general information about the borrower member and the loan request that is viewable by non-members, and more detail (including credit data) viewable only by signed-in investors. Once signed-in, investors may select any of the displayed loan listings and add them to their “order,” which is akin to a shopping basket. Investors may add as many member loans as they want to their order, provided that the aggregate amount of their order does not exceed the funds available in their LendingClub customer accounts. Once an investor has finished building an order, the investor may click the “check out” button, review the “order” one more time and then click the confirmation button to commit funds to the order. Funds committed represent binding commitments to purchase Notes issued by us that are dependent on the chosen member loans for payment. From that point on, the funds committed by the investor are no longer available in the investor’s LendingClub account and may no longer be withdrawn or committed to other loans (unless and until loans included in the order are not funded, in which case the corresponding funds become available to the investor again).

A single borrower member’s loan request is typically funded by Notes purchased by many different investors but can also be funded entirely by one investor. Notes are available in a minimum denomination of $25, and in $25 increments thereafter. In the event that a borrower member’s loan request does not attract Note purchase commitments sufficient to funding for the member loan of at least 60% of the listed loan amount, the borrower member ceases to be under an obligation to accept the loan, although borrowers may still choose to accept partial funding (less than 60% and $1,000 or over) of their loan requests or may request that their loan request be re-listed on our platform.

Portfolio Tool

In making investment commitments, as of December 31, 2012, approximately 30% of investors used our “Portfolio Tool,” a proprietary tool that creates a listing of Notes that meet all of the investment criteria selected by the investor. Investors may experiment with Portfolio Tool search results on our website without committing to purchase Notes. The portfolio tool is provided for informational purposes only and should not be considered as investment advice regarding a member’s particular investment situation. Lists may be modified or rejected in whole or in part. Users should always review the list created and modify to suit their particular needs and risk tolerance.

Loan Funding and Treatment of Investor Balances

An investor’s commitment to purchase a Note dependent on a member loan is a binding commitment, subject only to receipt of aggregate Note purchase commitments equal to at least 60% of the loan request amount or, if the total loan request amount is funded less than 60% of the loan request amount, a borrower member’s decision to accept partial funding. In order to make Note purchase commitments, investors must have sufficient uncommitted funds in their LendingClub accounts. The placement of funds into an investor account is accomplished by having each investor authorize an electronic transfer using the ACH network from the investor’s designated and verified bank account to the account currently maintained by us at Wells Fargo. This account is a pooled account titled in our name “in trust for” LendingClub investors, known as the ITF Account, and is a non-interest bearing demand deposit account. In connection with the ITF account, Wells Fargo is acting in a separate capacity from its role as trustee under the indenture governing the Notes.

Individual LendingClub members have no direct relationship with Wells Fargo. LendingClub is the trustee for the ITF account. In addition to outlining the rights of investors, the trust agreement provides that we disclaim any economic interest in the assets in the ITF account and also provides that each investor disclaims any right, title or interest in the assets of any other investor in the ITF account. No LendingClub monies are ever commingled with the assets of investors in the ITF account.

Under the ITF account, we maintain sub-accounts for each of the investors on our platform to track and report funds committed by investors to purchase Notes dependent on member loans, as well as payments received from borrower members. These record-keeping sub-accounts are purely administrative and reflect balances and transactions concerning the funds in the ITF account.

The ITF account is FDIC-insured on a “pass through” basis to the individual investors, subject to applicable limits. This means that each individual investor’s balance is protected by FDIC insurance, up to the limits established by the FDIC. Other funds the investor has on deposit with Wells Fargo, for example, may count against any applicable FDIC insurance limits.

Funds of an investor may stay in the ITF account indefinitely. Such funds may include:

•	funds in the investor’s sub-account never committed to purchase Notes;

•	funds committed to the purchase of Notes for which the underlying member loan has not closed; or

•	payments received from us related to Notes previously purchased.

Upon request by the investor, we will transfer investor funds in the ITF account to the investor’s designated and verified bank account by ACH transfer, provided such funds are not already committed to the future purchase of Notes.

Purchases of Notes and Loan Closings

Once an investor has decided to purchase one or more Notes that are dependent on member loans and prefunded the investor’s LendingClub account with sufficient cash, we proceed with the purchase and sale of the Notes to the investor and facilitate the closing of the corresponding member loans. At a Note closing, when we issue a Note to an investor and register the Note on our books and records, we transfer the principal amount of such Note from such investor’s sub-account under the ITF account to a funding account maintained by WebBank. This transfer represents the payment by the investor of the purchase price for the Note. These proceeds are designated for the funding of the particular member loan selected by the investor. WebBank is the true creditor for all member loans to borrower members, which allows our platform to be available on a uniform basis to borrower members throughout the United States, except that we do not currently offer member loans in Idaho, Indiana, Iowa, Maine, Mississippi, Nebraska, North Dakota and Tennessee. We are obligated to maintain funds in the funding account maintained by WebBank equal to no more than or $3,000,000. WebBank disburses the loan proceeds to the borrower member who is receiving the member loan. An individual member loan generally closes the first business day after i) we receive Note funding commitments in an aggregate amount equal to the amount of the loan request, or ii) the end of the 14 day listing period if we receive aggregate Note funding commitments equal to 60% or more of the amount of the loan request, or iii) when the borrower member agrees to take a lesser amount equal to the amount of Note commitments received up to that time.

At the closing of the borrower member’s loan, we execute an electronic promissory note on the borrower member’s behalf for the final loan amount under a power of attorney on behalf of the borrower member. WebBank then electronically indorses the promissory note to us and assigns the borrower member’s loan agreement to us without recourse to WebBank.

The promissory note and the loan agreement contain customary agreements and covenants requiring the borrower members to repay their member loans and acknowledging our role as servicer for member loans. Borrowers authorize WebBank to disburse the loan proceeds by ACH transfer.

Investors know only the screen names, and do not know the actual names, of borrower members. The actual names and mailing addresses of the borrower members are known only to us and WebBank. We maintain custody of the electronically-executed promissory notes in electronic form on our platform.

Borrowers pay an origination fee upon the successful closing of the member loan. WebBank deducts the origination fee from the loan amount prior to disbursing the net amount to the borrower member and remits the fee to us. This fee is determined by the loan grade of the loan and ranges from 1.11% to 5.00% of the aggregate principal amount. The fees are:

Loan Origination Fees

36 Month Loans

Loan Grade	LendingClub Origination Fee
A1	1.11%
A2-A3	2.00%
A4-A5	3.00%
B	4.00%
C	5.00%
D	5.00%
E	5.00%
F	5.00%
G	4.00%

60 Month Loans

Loan Grade	LendingClub Origination Fee
A	3.00%
B	5.00%
C	5.00%
D	5.00%
E	5.00%
F	5.00%
G	5.00%

Identity Fraud Reimbursement

We reimburse investors for the unpaid principal balance of a Note that is dependent on a Member Loan obtained through identity fraud. We generally recognize the occurrence of identity fraud upon receipt of a police report regarding the identity fraud. This reimbursement for identity fraud only provides an assurance that our borrower identity verification is accurate; in no way is it a guarantee of a borrower’s self-reported information (beyond the borrower’s identity) or a borrower member’s creditworthiness. We expect the incidence of identity fraud on our platform to be low because of our identity verification process. From the time we began issuing Notes in October 2008 through December 31, 2012, we have reimbursed investors in thirty-four cases of confirmed identity fraud.

Post-Closing Loan Servicing and Collection

We begin servicing the Member Loans immediately after we purchase them.

We assess investors a service charge in respect of their Notes. Our service charge is equal to 1.00% of the payments for principal, interest and late fees received by us from borrower members in respect of each corresponding Member Loan (in each case excluding any payments due to us on account of portions of the corresponding Member Loan, if any, funded by us).

Beginning in March 2011, we began charging certificate investors in our two private investment funds monthly management fees that are based on the month-end balances of their partners’ capital accounts. These management fees, which are charged in lieu of servicing fees on the certificates are recorded in other revenue.

Our procedures generally involve the automatic debiting of borrower bank accounts by ACH transfer for the scheduled monthly principal and interest payments due on the Member Loan. If a borrower member chooses to make a loan payment by check, we impose a $15.00 check processing fee per payment, subject to applicable law. We retain 100% of any check processing and other processing fees we receive to cover our costs.

Member Loan payments are transferred to a clearing account in our name where they remain for two business days. Thereafter, we make payments on the Notes and certificates by transferring the appropriate funds to the ITF and custodial accounts and allocating amounts received on specific Member Loans to the appropriate investor’s sub-account. We retain amounts due to us for servicing Notes and then periodically transfer such funds from the clearing account to another operating account of ours. An investor may transfer uncommitted funds out of the investor’s LendingClub sub-account in the ITF or custodial accounts by ACH or wire transfer to the investor’s designated bank account at any time, subject to normal execution times for such transfers (generally 1-3 days).

We disclose on our website to the relevant investors and report to consumer reporting agencies regarding borrower members’ payment performance on our Member Loans. We have also made arrangements for collection procedures in the event of borrower member default. When a Member Loan is past due and payment has not been received, we contact the borrower member to request payment. After a 15-day grace period, we may, in our discretion, assess a late payment fee. The amount of the late payment fee is the greater of 5.00% of the unpaid payment amount or $15.00, or such lesser amount as may be provided by applicable law. This fee may be charged only once per late payment. Amounts equal to any late payment fees we receive are paid to investors, net of our service charge, if applicable. We often choose not to assess a late payment fee when a borrower promises to return a delinquent loan to current status and fulfills that promise. We may also work with a borrower member to structure a new payment plan in respect of the Member Loan without the consent of any holder of the investors related to that Member Loan. Under the indenture for the Notes, we are required to use commercially reasonable efforts to service and collect Member Loans, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the Member Loans.

Each time a payment request is denied due to insufficient funds in the borrower’s account or for any other reason, we may assess an unsuccessful payment fee to the borrower in an amount of $15.00 per unsuccessful payment, or such lesser amount as may be provided by applicable law. We retain 100% of this unsuccessful payment fee to cover our costs incurred because of the denial of the payment.

If a Member Loan becomes 31 days overdue, we identify the loan on our website as “Late (31-120),” and we either refer the Member Loan to an outside collection agent or to our in-house collections department. Currently, we generally use our in-house collections department as a first step when a borrower member misses a Member Loan payment. In the event that our initial in-house attempts to contact a borrower member are unsuccessful, we generally refer the delinquent account to the outside collection agent. Amounts equal to any recoveries we receive from the collection process are payable to Note and certificate investors on a pro rata basis, subject to our deduction of our 1.00% service charge, if applicable, and an additional collection fee. The investor is only charged the additional collection fee if the collection agency or we are able to collect a payment.

These collection fees, which are a percentage of the gross amount recovered, are listed below:

Description of Fee	Fee Amount	When Fee is Charged	Effect on Investors
Service charge on Notes	1.00% of the principal, interest and late fees received by LendingClub from borrower members in respect of each corresponding member loan (in each case excluding any payments due to LendingClub on account of portions of the corresponding member loan, if any, funded by LendingClub itself)	At the time of any payments on the Notes, including Note payments resulting from prepayments or partial payments on corresponding member loans	The service charge will reduce the effective yield on your Notes below their stated interest rate

Member loan late fee	Assessed in our discretion; if assessed, the late fee is the greater of 5.00% of the unpaid installment amount, or $15.00, or such lesser amount as may be provided by applicable law, and may be charged only once per late payment	In our discretion, when a member loan is past due and payment has not been received after a 15-day grace period	Amounts equal to any late payment fees we receive are paid to holders of the Notes corresponding to the relevant member loan, net of our 1.00% service charge

Member loan unsuccessful payment fee	$15.00 per unsuccessful payment, or such lesser amount as may be provided by applicable law	May be assessed each time a payment request is denied, due to insufficient funds in the borrower’s account or for any other reason	We retain 100% of this unsuccessful payment fee to cover our costs incurred because of the denial of the payment

Member loan collection fee (accounts prior to October 2012)	Only charged after a member loan becomes 31 days overdue if the collection agency or LendingClub is able to collect an overdue payment; collection fee is up to 35%, excluding litigation.	At the time of successful collection after a member loan becomes 31 days overdue	Collection fees charged by us or a third-party collection agency will reduce payments and the effective yield on the related Notes; collection fees will be retained by us or the third-party collection agency as additional servicing compensation

Member loan collection fees	Pre-charged off Member Loan: up to 20% (for a actions taken after April 2012) Post charge-off Member Loan up to 25% (for a actions taken after October 2012); excluding litigation in both cases	At the time of a successful collection after a member loan becomes at least 31 days over due	Collection fees charged by us or a third-party collection agency will reduce payments and the effective yield on the related Notes; collection fees will be retained by us or the third-party collection agency as additional servicing compensation

Check processing fee	$15.00 per check processed for any payments made by check	At the time a payment by check is processed	We retain 100% of this check processing fee to cover our costs

If a borrower member dies while a member loan is in repayment, we require the executor or administrator of the estate to send a death certificate to us. We then file a claim against the borrower member’s estate to attempt to recover the outstanding loan balance. Depending on the size of the estate, we may not be able to recover the outstanding amount of the loan. If the estate does not include sufficient assets to repay the outstanding member loan in full, we will treat the unsatisfied portion of a member loan as defaulted with zero value. In addition, if a borrower member dies near the end of the term of a member loan, it is unlikely that any further payments will be made on the Notes corresponding to such member loan, because the time required for the probate of the estate may extend beyond the initial maturity date and the final maturity date of the Notes.

Our normal collection process changes in the event of a borrower member bankruptcy filing. When we receive notice of the bankruptcy filing, as required by law, we cease all automatic monthly payments on the member loan. We also defer any other collection activity. The status of the member loan, which the relevant investors may view, switches to “bankruptcy.” We next determine what we believe to be an appropriate approach to the member’s bankruptcy. If the proceeding is a Chapter 7 bankruptcy filing, seeking liquidation, we attempt to determine if the proceeding is a “no asset” proceeding, based on instructions we receive from the bankruptcy court. If the proceeding is a “no asset” proceeding, we take no further action and assume that no recovery will be made on the member loan.

In all other cases, we will file a proof of claim involving the borrower member. The decision to pursue additional relief beyond the proof of claim in any specific matter involving a LendingClub borrower member will be entirely within our discretion and will depend upon certain factors including:

•	if the borrower member used the proceeds of a LendingClub member loan in a way other than that which was described in the borrower member’s loan application;

•	if the bankruptcy is a Chapter 13 proceeding, whether the proceeding was filed in good faith and if the proposed plan reflects a “best effort” on the borrower member’s behalf; and

•	our view of the costs and benefits to LendingClub of any proposed action.

Participation in the Funding of Loans by LendingClub and Its Affiliates

Occasionally, qualified loan requests on our platform are not fully committed to by investors at the time of loan origination. For the nine months ended December 31, 2012, the Company has funded loans in an aggregate amount of approximately $10,000. We are obligated to ensure funding for the lessor of $10,000 or the amount of the loan request for loans originated through direct mail marketing campaigns and thus we will fund these loans as needed. While we are not obligated to fund the loans not originated through direct mail marketing campaigns, we may choose to fund portions of loan requests in the future. If we were to invest in any member loan, it would be on the same terms and conditions as other investors. For the nine months ended December 31, 2012, the Company has funded one loan for $0.01 million.

Our executive officers, directors and 5% stockholders, also have funded portions of loans requests from time to time in the past, and may do so in the future. For the nine months ended December 31, 2012, these affiliates made investments totaling $1.7 million that funded new Member Loan requests and their outstanding principal balance was $3.1 million as of December 31, 2012. For the twelve months ended March 31, 2012, these affiliates made investments totaling $1.3 million that funded new Member Loan requests and their outstanding principal balance was $2.2 million as of March 31, 2012.

Trading Platform

Investors may not transfer their Notes except through the resale trading platform operated by FOLIOfn Investments, Inc. (“FOLIOfn”), an unaffiliated registered broker-dealer. This trading platform is an internet-based trading platform on which LendingClub investors who establish a brokerage relationship with the registered broker-dealer operating the trading platform may offer their Notes for sale. In this section, we refer to our investors who have established such brokerage relationships as “subscribers.” Only transactions involving resales of previously issued Notes will be effected through the trading platform; the trading platform will not handle any aspect of transactions involving the initial offer and sale of Notes by us. Subscribers may post orders to sell their Notes on the trading platform at prices established by the subscriber. Other subscribers will have the opportunity to view these prices, along with historical information from the original loan posting for the member loan corresponding to the Note, an updated credit score range of the borrower member and the payment history for the Note.

Currently, the only fees payable by subscribers in respect of the trading platform is the 1% fee charged by the registered broker-dealer to subscribers who sell Notes. All Notes traded through the trading platform will continue to be subject to our ongoing fees, including the ongoing 1.00% service charge.

LendingClub is not a registered national securities exchange, securities information processor, clearing agency or broker-dealer. All securities services relating to the trading platform are provided by FOLIOfn. Neither LendingClub nor FOLIOfn will make any recommendations with respect to transactions on the trading platform. There is no assurance that investors will be able to establish a brokerage relationship with the registered broker-dealer. Furthermore, we cannot assure subscribers that they will be able to sell Notes they offer for resale through the trading platform at the offered price or any other price nor can we offer any assurance that the trading platform will continue to be available to subscribers. The trading platform is not available to residents of all states. As of December 31, 2012, it has taken an average of 3-4 days to sell a note with an offer price at, or below, par.

Customer Support

We provide customer support to our borrower members and investors. For most LendingClub members, their experience is entirely web-based. We include detailed frequently asked questions (“FAQs”) on our website. We also post detailed fee information and the full text of our member legal agreements.

We make additional customer support available to members by email and phone. Our customer support team is located at our headquarters in San Francisco, California.

Statistical Information on our Loan Portfolio

In regards to the following historical information, prior performance is no guarantee of future results or outcomes.

From inception to December 31, 2012, we had facilitated Member Loans with an average original principal amount of approximately $12,286 and an aggregate original principal amount of $1.2 billion. Out of 95,902 facilitated Member Loans, 15,853 Member Loans with an aggregate original principal amount of $162 million, or 13.73%, had fully paid. Including loans which were fully paid, 89,836 loans representing $1.1 billion of the original principal balance of loans facilitated through the platform through December 31, 2012 had been through at least one billing cycle.

Of this $1.1 billion of original principal balance at December 31, 2012 that had been through at least one billing cycle, $24.2 million of outstanding principal balance less interest and fees received, or 2.57%, was either in default or had been charged off. The defaulted or charged off loans were comprised of 3,922 Member Loans, of which 2,834 loans representing $19.2 million in outstanding principal balance less interest and fees received, were defaults and charge offs due to delinquency, while the remaining 874 loans were loans in which the borrower members filed for a Chapter 7 bankruptcy seeking liquidation. A Member Loan is considered defaulted when at least one payment is more than 120 days late and it is charged-off no later than when it reaches 150 days late.

Of remaining loans that had been through at least one billing cycle as of December 31, 2012, $711.4 million of principal remained outstanding of which 97.70% was current, 0.36% was 16 to 30 days late, 1.57% was between 31 and 120 days late and 0.37% was on a performing payment plan. During the nine months ended December 31, 2012, of the 53,521 Member Loans which were not delinquent prior to the start of the year, 1,785 Member Loans became delinquent for some amount of time during the nine months, excluding those that entered the 0 to 15 day grace period.

The following table presents aggregated information about loans for the period from inception to December 31, 2012, grouped by the loan grade assigned by us:

Loan Grade	Number of Loans	Average Interest Rate	Total Amount Issued
A1	2,826	5.94%	$24,111,875
A2	3,181	6.51%	27,354,850
A3	3,572	7.38%	33,419,725
A4	6,073	7.79%	64,277,100
A5	5,432	8.57%	57,570,750
B1	4,420	10.01%	46,787,225
B2	5,380	10.80%	59,766,525
B3	8,326	11.69%	96,356,500
B4	6,462	12.40%	76,640,025
B5	6,308	12.93%	73,739,200
C1	5,814	13.65%	69,349,550
C2	5,467	14.35%	66,774,675
C3	3,356	14.61%	39,504,725
C4	3,149	15.18%	36,948,750
C5	2,829	15.79%	33,881,300
D1	2,751	16.47%	31,756,425
D2	3,223	16.86%	40,865,375
D3	2,778	17.13%	39,553,275
D4	2,489	17.50%	37,879,500
D5	2,098	17.99%	33,832,750
E1	1,672	18.39%	28,335,325
E2	1,521	18.82%	26,660,400
E3	1,261	19.20%	22,417,625
E4	1,152	19.80%	21,695,450
E5	973	20.18%	19,140,000
F1	796	20.74%	16,414,400
F2	634	21.02%	12,760,650
F3	481	21.44%	9,879,500
F4	385	21.50%	7,911,950
F5	320	21.91%	7,270,100
G1	262	22.16%	5,708,500
G2	175	22.01%	3,601,850
G3	110	21.77%	2,150,350
G4	123	21.38%	2,353,325
G5	103	21.03%	1,569,250

Total Portfolio	95,902	12.98%	$1,178,238,775

The following table presents aggregated information for the period from inception to December 31, 2012, reported by a consumer reporting agency about our borrower members at the time of their loan applications, grouped by the loan grade assigned by us. As used in this table, “Delinquencies in the Last Two Years” means the number of 30+ days past-due incidences of delinquency in the borrower member’s credit file for the past two years. We do not independently verify this information. All figures other than loan grade are agency reported:

Loan Grade	Average FICO	Average Open Credit Lines	Average Total Credit Lines	Average Revolving Credit Balance	Average Revolving Line Utilization	Average Inquiries in the Last Six Months	Average Delinquencies in the Last Two Years	Average Months Since Last Delinquency
A1	778	10	25	$10,850	20.98%	0	0	41
A2	762	10	24	10,840	26.07%	1	0	40
A3	753	10	23	11,869	30.68%	1	0	39
A4	741	10	23	13,268	38.21%	1	0	39
A5	732	10	23	14,531	42.74%	1	0	39
B1	725	10	23	13,616	46.99%	1	0	38
B2	719	10	23	14,059	49.37%	1	0	39
B3	710	10	22	14,409	54.61%	1	0	37
B4	707	10	23	14,700	54.39%	1	0	38
B5	703	10	22	14,543	57.04%	1	0	37
C1	697	10	22	14,709	59.55%	1	0	36
C2	694	10	22	14,818	61.15%	1	0	36
C3	694	10	23	15,024	58.54%	1	0	35
C4	689	10	23	14,910	60.97%	2	0	35
C5	687	10	22	14,448	61.78%	2	0	34
D1	678	10	22	14,704	67.20%	1	0	34
D2	684	10	22	14,882	65.22%	1	0	35
D3	686	10	22	16,159	65.60%	1	0	35
D4	685	10	23	15,919	66.52%	1	0	36
D5	685	10	24	17,379	67.10%	1	0	35
E1	685	10	24	16,594	67.46%	1	0	35
E2	683	11	24	17,602	67.95%	1	0	34
E3	681	11	24	18,585	69.78%	1	0	33
E4	679	11	25	19,020	69.91%	1	0	34
E5	678	11	25	19,336	70.42%	1	0	33
F1	677	11	26	19,450	69.33%	1	0	32
F2	675	11	25	20,263	72.66%	1	0	33
F3	674	12	26	20,630	72.15%	1	0	31
F4	671	11	27	19,263	72.24%	1	0	30
F5	670	12	27	22,195	74.30%	1	0	32
G1	669	12	27	18,718	71.47%	2	1	30
G2	670	13	27	24,893	75.39%	2	0	30
G3	668	12	26	18,774	77.98%	2	0	28
G4	666	14	30	29,989	73.62%	2	0	31
G5	663	15	32	41,261	70.88%	3	0	27
Total Portfolio	709	10	23	$14,749	54.01%	1	0	36

The following table presents additional aggregated information for the period from inception to December 31, 2012, about borrower current and paid off loans, grouped by the loan grade assigned by us.

Loan Grade	Number of Current loans	Current loan Outstanding Principal ($)	Number of Loans Fully Paid	Fully Paid ($)	Fully Paid (%) of Originated Issued Loans	Number of All Issued Loans	Total Origination Amount for All Issued Loans
A1	2,277	$14,586,875	368	$2,439,375	10.12%	2,826	$24,111,875
A2	2,399	15,945,531	592	3,514,225	12.85%	3,181	27,354,850
A3	2,513	17,742,130	799	5,554,825	16.62%	3,572	33,419,725
A4	4,538	37,093,249	1,137	9,564,775	14.88%	6,073	64,277,100
A5	3,647	27,946,752	1,188	10,975,475	19.06%	5,432	57,570,750
B1	3,221	26,589,646	767	7,478,150	15.98%	4,420	46,787,225
B2	3,686	31,267,600	867	9,303,825	15.57%	5,380	59,766,525
B3	6,474	60,324,637	1,034	11,945,775	12.40%	8,326	96,356,500
B4	4,713	44,984,905	918	9,907,625	12.93%	6,462	76,640,025
B5	4,686	44,325,895	1,002	10,411,475	14.12%	6,308	73,739,200
C1	4,303	43,089,465	840	8,605,550	12.41%	5,814	69,349,550
C2	4,008	41,420,004	771	8,116,700	12.16%	5,467	66,774,675
C3	2,052	19,084,119	660	6,712,125	16.99%	3,356	39,504,725
C4	1,940	18,384,304	628	6,385,175	17.28%	3,149	36,948,750
C5	1,774	17,499,387	516	4,997,375	14.75%	2,829	33,881,300
D1	1,832	17,246,925	446	4,566,425	14.38%	2,751	31,756,425
D2	2,217	24,583,162	508	5,650,975	13.83%	3,223	40,865,375
D3	1,883	24,193,599	464	5,372,675	13.58%	2,778	39,553,275
D4	1,695	23,696,791	392	4,523,900	11.94%	2,489	37,879,500
D5	1,401	20,689,926	365	4,568,150	13.50%	2,098	33,832,750
E1	1,109	17,315,563	269	3,473,675	12.26%	1,672	28,335,325
E2	1,004	16,811,480	249	2,982,450	11.19%	1,521	26,660,400
E3	830	14,169,191	220	2,914,425	13.00%	1,261	22,417,625
E4	771	14,159,262	169	2,319,775	10.69%	1,152	21,695,450
E5	667	12,433,356	145	1,864,325	9.74%	973	19,140,000
F1	541	10,904,053	111	1,456,850	8.88%	796	16,414,400
F2	415	8,143,105	87	1,211,575	9.49%	634	12,760,650
F3	317	6,446,644	66	917,775	9.29%	481	9,879,500
F4	247	5,047,478	56	742,350	9.38%	385	7,911,950
F5	199	4,556,561	49	848,550	11.67%	320	7,270,100
G1	167	3,626,719	46	811,775	14.22%	262	5,708,500
G2	107	2,088,669	23	290,700	8.07%	175	3,601,850
G3	48	962,187	27	401,675	18.68%	110	2,150,350
G4	52	962,483	32	518,025	22.01%	123	2,353,325
G5	28	481,240	42	458,500	29.22%	103	1,569,250

Total	67,761	$688,802,892	15,853	$161,807,000	13.73%	95,902	$1,178,238,775

The following table presents additional aggregated information for the period from inception to December 31, 2012, about delinquencies and default loans, grouped by the loan grade assigned by us. The default and delinquency information presented in the table includes data only for Member Loans that had been through at least one billing cycle as of March 31, 2012. With respect to late Member Loans, the following table shows the entire amount of the principal remaining due, not just that particular payment. The third and fifth columns show the late Member Loan amounts as a percentage of Member Loans that have been through at least one billing cycle. Member Loans are placed on nonaccrual status and considered as defaulted when they become 120 days late. The data presented in the table below comes from a set of Member Loans that have been outstanding, on average, for approximately twelve months.

The data in the following table regarding loss experience may not be representative of the loss experience that will develop over time as additional Member Loans are facilitated through our platform and the Member Loans already facilitated through our platform have longer payment histories.

Loan Grade	16-30 Days Late ($)	16-30 Days Late (%)	31+ Days Late ($)	31+ Days Late (%)	Charged-Off / Default ($)	Charged-Off / Default of Through At Least One Billing Cycle (%)	Number of Loans excl Issued / Fully Paid	Number of All Issued Loans	Total Origination Amount for All Issued Loans	Charged-Off / Default of All Issued (%)
A1	$16,794	0.11%	$32,407	0.22%	$120,038	0.55%	2,313	2,826	$24,111,875	0.50%
A2	11,815	0.07%	99,359	0.61%	184,540	0.72%	2,472	3,181	27,354,850	0.67%
A3	34,237	0.19%	115,219	0.63%	270,625	0.88%	2,619	3,572	33,419,725	0.81%
A4	69,407	0.18%	262,950	0.69%	478,709	0.79%	4,714	6,073	64,277,100	0.74%
A5	63,298	0.22%	271,508	0.93%	656,328	1.27%	3,859	5,432	57,570,750	1.14%
B1	64,138	0.23%	262,968	0.94%	694,733	1.59%	3,412	4,420	46,787,225	1.48%
B2	109,706	0.33%	317,067	0.96%	803,591	1.57%	3,923	5,380	59,766,525	1.34%
B3	141,261	0.22%	618,358	0.98%	1,541,773	1.71%	6,830	8,326	96,356,500	1.60%
B4	145,656	0.31%	374,390	0.79%	1,384,176	2.00%	5,041	6,462	76,640,025	1.81%
B5	107,663	0.23%	483,341	1.03%	1,463,149	2.09%	5,036	6,308	73,739,200	1.98%
C1	132,897	0.29%	630,180	1.37%	1,495,264	2.32%	4,654	5,814	69,349,550	2.16%
C2	46,102	0.10%	523,511	1.19%	1,462,070	2.37%	4,356	5,467	66,774,675	2.19%
C3	50,980	0.24%	339,665	1.58%	1,411,655	4.14%	2,359	3,356	39,504,725	3.57%
C4	51,827	0.26%	322,804	1.60%	996,575	3.20%	2,170	3,149	36,948,750	2.70%
C5	108,554	0.56%	287,888	1.48%	1,073,108	3.68%	2,039	2,829	33,881,300	3.17%
D1	119,201	0.63%	254,245	1.34%	920,421	3.25%	2,067	2,751	31,756,425	2.90%
D2	104,332	0.38%	694,044	2.54%	1,262,877	3.25%	2,543	3,223	40,865,375	3.09%
D3	176,039	0.65%	609,567	2.26%	1,336,602	3.55%	2,161	2,778	39,553,275	3.38%
D4	115,091	0.44%	556,005	2.12%	1,181,637	3.33%	1,951	2,489	37,879,500	3.12%
D5	175,995	0.77%	408,025	1.78%	1,090,376	3.46%	1,613	2,098	33,832,750	3.22%
E1	67,774	0.34%	548,364	2.78%	1,129,565	4.22%	1,331	1,672	28,335,325	3.99%
E2	34,658	0.19%	328,963	1.76%	926,172	3.75%	1,175	1,521	26,660,400	3.47%
E3	100,018	0.64%	317,973	2.03%	732,988	3.50%	969	1,261	22,417,625	3.27%
E4	103,956	0.65%	406,126	2.55%	814,880	3.97%	919	1,152	21,695,450	3.76%
E5	55,173	0.39%	434,561	3.10%	689,157	3.81%	783	973	19,140,000	3.60%
F1	24,132	0.20%	358,018	2.90%	750,168	4.86%	638	796	16,414,400	4.57%
F2	57,660	0.62%	229,644	2.46%	589,853	4.94%	506	634	12,760,650	4.62%
F3	63,639	0.85%	309,839	4.15%	375,692	4.02%	384	481	9,879,500	3.80%
F4	22,061	0.37%	147,072	2.47%	499,990	6.65%	310	385	7,911,950	6.32%
F5	69,519	1.30%	218,944	4.08%	383,257	5.56%	255	320	7,270,100	5.27%
G1	36,745	0.89%	92,532	2.24%	204,311	3.74%	206	262	5,708,500	3.58%
G2	63,650	2.32%	127,172	4.63%	302,428	8.65%	147	175	3,601,850	8.40%
G3	1,771	0.12%	108,518	7.50%	209,406	9.92%	81	110	2,150,350	9.74%
G4	22,785	1.66%	77,769	5.68%	183,146	7.98%	89	123	2,353,325	7.78%
G5	—	0.00%	19,869	2.48%	206,148	13.72%	58	103	1,569,250	13.14%

Total	$2,568,536	0.35%	$11,188,863	1.50%	$27,825,408	2.57%	73,983	95,902	$1,178,238,775	2.36%

The following table presents aggregated information for the period from inception to December 31, 2012, on the results of our collection efforts for all corresponding Member Loans that became more than 30 days past due at any time, grouped by credit grade. For purposes of this inception-to-date analysis, we have excluded 64 loans that we classified as identity fraud. In these cases, we wrote-off the uncollectible loan and repaid holders of any related Notes an amount equal to the unpaid principal balances due on the Notes less any applicable servicing fees.

Loan Grade	Number of Loans In Collection (1)	Total Origination Amount (1)	Aggregate Amount Sent to Collectons (1)	Gross Amount Collected on Accounts Sent to Collections (2)	Number of Loans Charged-Off Due to Delinquency (3)	Aggregate Principal Balance of Loans Charged- Off Due to Delinquency (3)	Gross Amount Recovered on Loans Charged-Off (4)
A	1,065	$7,552,650	$705,739	$256,952	248	$1,164,271	$44,744
B	1,848	17,737,725	2,158,827	889,811	571	3,608,790	73,006
C	1,999	18,901,050	2,521,379	1,040,569	710	4,269,872	112,118
D	1,574	16,446,575	2,307,509	967,276	622	4,231,629	94,150
E	914	11,061,275	1,561,491	670,198	366	2,912,703	67,367
F	387	6,012,650	907,035	344,561	190	1,930,472	63,468
G	202	2,878,375	488,112	225,686	93	811,256	21,776

Total	7,989	$80,590,300	$10,650,093	$4,395,053	2,800	$18,928,994	$476,628

1)	Represents accounts 31 to 120 days past due.

2)	Represents the gross amounts collected on corresponding Member Loans while such accounts were in collection during the 31 to 120 days past-due period. This amount does not represent payments received after an account has been sent to collection, cured and returned to current status.
3)	Represents accounts that have been delinquent for 120 days at which time the account is charged-off. Any money recovered after charge-off is no longer included as amounts collected on accounts sent to collection. Through December 31, 2012, a total of 2,800 loans have been charged off due to delinquency, none of which were on a payment plan as of December 31, 2012.
4)	Represents the gross amounts we received on charged-off accounts after the accounts were charged-off (i.e., a payment received on an account after 120 days past due).

The following graph presents the dollar weighted average interest rate for Member Loans originated from inception to December 31, 2012, by grade.

Actual Loss Rates

Loan performance is reviewed on a monthly basis to determine how loss rate estimates compare to the actual performance of loans. As part of our monthly review, the processes for calculating and assigning loss rates and LendingClub grades are reassessed to ensure continued accuracy. The graph below shows the actual cumulative net charge-offs by LendingClub grades for Member Loans booked from January 1, 2008 through December 31, 2012, as a percentage of originations. Performance is as of December 31, 2012. The loss performance is tracked by vintage, meaning each line represents all loans originated in a given period.

The graphs below show cumulative net charge-offs for Member Loans as a percentage of originations for each LendingClub grade presented by vintage from January 1, 2008 to December 31, 2012. Performance is as of December 31, 2012.

Use of Proceeds

We will use the proceeds of each series of Notes to fund a member loan through the LendingClub platform designated by the investors purchasing such series of Notes. See “About the Loan Platform” for more information.

Plan of Distribution

The Notes will be offered by LendingClub or through the efforts of brokers or dealers with whom we may enter into agreements with from time to time. In connection with such agreements, we may agree to indemnify these brokers or dealers for certain liabilities, including liabilities under the Securities Act, liabilities arising from breaches of representations and warranties contained in any agreement with such brokers or dealers, and, potentially, to contribute to payments that the brokers or dealers may be required to make for these liabilities. We will pay all commissions to brokers or dealers, or in certain circumstances we, at the request of the broker or dealer, will deliver any payment that would have been paid to the broker or dealer to a specified investor.

All purchases of Notes will be made by investors through our website.

All Notes will be offered to LendingClub investors at 100% of their principal amount, there will be no underwriters or underwriting discounts or commissions paid on the Notes.

Electronic Distribution

The information on any website maintained by any other third party is not part of the prospectus or this registration statement of which the prospectus forms a part, has not been approved and/or endorsed by us and should not be relied upon by any investor.

Financial Suitability Requirements

The Notes are highly risky and speculative. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment.

In addition, minimum financial suitability standards and maximum investment limits have been established for investors. These minimum suitability standards and maximum investment limits are as follows. Any additional or different requirements for residents of the state in which you reside will be added by prospectus supplement.

In states other than California or Kentucky, investors must either:

•	have an annual gross income of at least $70,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $70,000; or

•	have a net worth (determined with the same exclusions) of at least $250,000.

In California, investors:

•	must have an annual gross income of at least $85,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $85,000; or

•	must have a net worth (determined with the same exclusions) of at least $200,000.

If a California investor does not satisfy either of the above tests, the investor may still invest up to $2,500 in our Notes.

In Kentucky, investors

•	must qualify as “accredited investors” as defined in Rule 501(a) of Regulation D of the Securities Act.

In addition, no investor may purchase Notes in an amount in excess of 10% of the investor’s net worth, determined exclusive of home, home furnishings and automobile.

Investors must represent in the investor agreement that they meet the applicable minimum suitability requirements.

Description of the Notes

General

The Notes will be issued in series under an indenture dated October 10, 2008, as amended or supplemented, between LendingClub and Wells Fargo.

Each series of Notes corresponds to one borrower member loan. All Notes will be U.S. dollar denominated, fully amortizing and have a fixed rate of interest. The Notes of each series will have a stated interest rate that is the same as the interest rate for the corresponding borrower member loan and an aggregate stated principal amount equal to the investors’ aggregate commitment to purchase Notes the proceeds of which they have designated to fund the corresponding member loan.

Notwithstanding the foregoing, LendingClub has no obligation to make any payments on the Notes unless, and then only to the extent that, LendingClub has received payments on the corresponding member loan, as described under “— Payments on the Notes.” The Notes will also be subject to prepayment without penalty under certain circumstances as described under “— Prepayments.”

Notes of each series will have an initial term of three or five years and four business days, which is four business days longer than the term of the corresponding member loan. The four business days allow us to assure the finality of the transfer of funds under the ACH rules after we receive payments from borrower members. If there are amounts owing to LendingClub in respect of the corresponding member loan with a three-year term at the initial maturity of a Note, the term of the Note will be automatically extended to the fifth anniversary of initial issuance, which we refer to as the “final maturity,” to allow the holder to receive any payments that LendingClub receives on the corresponding member loan after the maturity of the corresponding member loan. LendingClub will not extend the term for any Note corresponding to a loan with a term of five-years. Following the final maturity of a Note, the holder of that Note will have no rights to receive any further payments from LendingClub.

The indenture does not limit the aggregate principal amount of Notes that LendingClub can issue under the indenture, but each series of Notes will be effectively limited to a maximum principal amount of $35,000, which is the largest possible initial principal amount of a member loan. If in the future LendingClub changes the maximum amount of a permitted borrower loan request, then the maximum aggregate principal amount of Notes per series would also increase. The aggregate principal amount of Notes of each series will equal the aggregate amount of funds designated by investors to fund the corresponding member loan. When LendingClub funds some or all of a member loan itself, no Notes will be issued to LendingClub for the amounts of the member loan that LendingClub determines to fund itself.

We will use all proceeds we receive from purchases of the Notes to purchase the corresponding member loans from WebBank.

Ranking

The Notes will not be contractually senior or contractually subordinated to any other indebtedness of LendingClub. The Notes will be unsecured special, limited obligations of LendingClub. LendingClub will be obligated to pay principal and interest on each Note in a series only if and to the extent that LendingClub receives principal, interest or late fee payments from the borrower member on the corresponding member loan funded by the proceeds of that series, and such borrower member loan payments will be shared ratably among all Notes of the series after deduction of LendingClub’s service charge and any payments due to LendingClub on account of the portions of the member loan, if any, funded by LendingClub itself. In the event of a bankruptcy or similar proceeding of LendingClub, the relative rights of the holder of a Note as compared to the holders of other unsecured indebtedness of LendingClub with respect to payment from the proceeds of the member loan corresponding to that Note or other assets of LendingClub is uncertain. If LendingClub were to become subject to a bankruptcy or similar proceeding, the holder of a Note will have an unsecured claim against LendingClub that may or may not be limited in recovery to the corresponding borrower member loan payments.

The indenture does not contain any provisions that limit LendingClub’s ability to incur indebtedness in addition to the Notes.

Payments and Paying Agents

Subject to the limitations described under “Limitations on Payments,” LendingClub will make payments of principal and interest on the Notes within four business days of receiving Member Loan Payments (as defined below) in respect of the corresponding member loan, in accordance with the payment schedule for each Note. Each Note will have a payment schedule providing for either 36 or 60 monthly payments on payment dates that fall four business days following the due date for each installment of principal and interest on the corresponding member loan. The extra four business days allow us to assure the finality of the transfer of funds under the ACH rules after we receive payments from borrowers.

The stated interest rate on each Note will be the same as the interest rate on the corresponding member loan and interest will be computed and will accrue on the Note in the same manner as the interest on the corresponding member loan is computed and accrues. The Service Charge described below will reduce the effective yield on your Notes below their stated interest rate.

LendingClub will be the initial paying agent for the Notes. LendingClub will make all required payments on each Note to the LendingClub account of the holder in whose name the Note is registered on the record date for the relevant payment date. The record date for each payment date shall be the second business day prior to the actual payment date. If a payment date falls on a date that is not a business day, then such payment will be made on the next succeeding business day.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (1) not a day on which the ACH system operated by the U.S. Federal Reserve Bank (the “ACH System”) is closed and (2) not a day on which banking institutions in San Francisco, California or New York, New York are authorized or obligated to close.

Limitations on Payments

Each holder of a Note’s right to receive principal and interest payments and other amounts in respect of that Note is limited in all cases to the holder’s pro rata portion of the Member Loan Net Payments, if any.

For each series of Notes, “Member Loan Net Payments” means the amounts, if any, equal to the Member Loan Payments from the corresponding member loan minus the applicable Service Charge.

“Member Loan Payments” for each series of Notes means all amounts received by LendingClub in connection with the corresponding member loan, including without limitation, all payments or prepayments of principal and interest, any late fees and any amounts received by LendingClub upon collection efforts with respect to the corresponding member loan, but excluding the Unsuccessful Payment Fee, any check processing fees, any collection fees imposed by LendingClub or LendingClub’s third-party collection agency and any payments due to LendingClub on account of portions of the corresponding member loan, if any, funded by LendingClub itself.

The “Service Charge” is an amount equal to 1.00% of all Member Loan Payments.

The “Unsuccessful Payment Fee” is a $15.00 fee or such lesser amount permitted by law charged by LendingClub when LendingClub’s payment request is denied for any reason, including but not limited to, insufficient funds in the borrower member’s bank account or the closing of that bank account.

To the extent that anticipated Member Loan Payments from a member loan are not received by LendingClub, no payments will be due and payable by LendingClub on the Notes related to that member loan, and a holder of a Note will not have any rights against LendingClub, the borrower member or the member loan corresponding to such holder’s Note.

Prepayments

To the extent that a borrower member prepays a corresponding member loan, such prepayment amount will be a Member Loan Payment and holders of Notes related to that corresponding member loan will be entitled to receive their pro rata shares of the prepayment net of the applicable service charge. In the case of a partial prepayment of a corresponding member loan, we automatically reduce the outstanding principal and the term of the loan is effectively reduced as the monthly payment amount remains unchanged.

Mandatory Redemption

Upon the occurrence of a confirmed identity fraud incident with respect to a member loan, LendingClub will redeem all of the Notes of the series corresponding to such member loan for 100% of the outstanding principal amount of such Notes. An “identity fraud incident” means that the corresponding member loan has been obtained as a result of identity theft or fraud on the part of the purported borrower member. We may, in our discretion, require proof of the identity theft or fraud, such as a copy of the police report filed by the person whose identity was wrongfully used to obtain the corresponding member loan.

Servicing Covenant

LendingClub is obligated to use commercially reasonable efforts to service and collect the member loans, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the member loans. If LendingClub refers a delinquent member loan to a collection agency on the 31st day of its delinquency, that referral shall be deemed to constitute commercially reasonable servicing and collection efforts. Furthermore, LendingClub may, at any time and from time to time, amend or waive any term of a member loan, and may transfer, sell or cancel any member loan where any payment is more than 120 days delinquent without the consent of any holder of any Notes of the series corresponding to such member loan. In the event that LendingClub undertakes such a modification, waiver, transfer, sale or cancellation, LendingClub will notify the relevant investor by email, and the impact of such action will be reflected in the investor’s account. See “About the Loan Platform — How the LendingClub Platform Operates — Post-Closing Loan Servicing and Collection” for a description of LendingClub’s imposition of late fees. LendingClub will also be obligated to use commercially reasonable efforts to maintain backup servicing arrangements providing for the servicing of the member loans.

The indenture contains no financial covenants or other covenants limiting LendingClub’s operations or activities, including the incurrence of indebtedness.

Consolidation, Merger, Sale of Assets

The indenture prohibits LendingClub from consolidating with or merging into another business entity or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

•

the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust and it expressly assumes our obligations with respect to the outstanding Notes by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default shall have occurred or be continuing; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

Denominations, Form and Registration

Except as may be provided otherwise for a particular series of Notes, we will issue Notes in denominations of $25 or integral multiples of $25. The Notes will be issued only in registered form and only in electronic form. This means that each Note will be stored on our website. You can view your Notes online and print copies for your records, by visiting your secure, password-protected webpage in the “My Account” section of our website. We will not issue certificates for the Notes. Investors will be required to hold their Notes through LendingClub’s electronic Note register.

The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability of such persons to purchase Notes.

We reserve the right to issue certificated Notes only if we determine not to have the Notes held solely in electronic form.

We and the trustee will treat the investors in whose names the Notes are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever with respect to the Notes.

Restrictions on Transfer

The Notes will not be listed on any securities exchange. All Notes must be held by LendingClub members. The Notes generally will not be transferable except through the Note Trading Platform by FOLIOfn. Under the terms of the Notes, any transfer of a Note will be wrongful unless (1) the transfer is effected on a trading system that we approve as a resale trading system and (2) the Note has been presented by the registered holder to us or our agent for registration of transfer. The registrar for the Notes, which initially will be us, will not be obligated to recognize any purported transfer of a Note, except a transfer through the trading system or except as required by applicable law or court order. There can be no assurance, however, that an active market for Notes will develop on the trading system, that particular Notes will be resold or that the system will continue to operate. The trading platform is not available to residents of all states. Therefore, investors must be prepared to hold their Notes to maturity. See “About the Loan Platform — Trading Platform.”

Full Amortization; No Sinking Fund

The Notes are fully amortizing. There will be no sinking fund for the Notes.

Events of Default

Under the terms of the indenture, any of the following events will constitute an event of default for a series of Notes:

•	failure by LendingClub to make required payments on the Notes for 30 days past the applicable due date;

•

failure by LendingClub to perform, or the breach of, any other covenant for the benefit of the holders of the Notes of such series which continues for 90 days after written notice from the Trustee or holders of 25% of the outstanding principal amount of the debt securities of all series for which such default exists as provided in the indenture, subject to an additional 90 day cure period; or

•	specified events relating to LendingClub’s bankruptcy, insolvency or reorganization.

It is not a default or event of default under the terms of the indenture if we do not make payments when a borrower member does not make payments to us on the member loan corresponding with the particular series of Notes. In that case, LendingClub is not required to make payments on Notes, so no default occurs. See “Risk Factors — Payments on the Notes depend entirely on payments we receive on corresponding member loans.” An event of default with respect to one series of Notes is not automatically an event of default for any other series.

If an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture then the stated principal amount of the Notes shall become due and payable immediately without any act by the trustee or any holder of Notes.

The holders of a majority in aggregate principal amount of the outstanding Notes of any series, by notice to the trustee (and without notice to any other holder of Notes), may on behalf of the holders of all such notes waive an existing default with respect to such Notes and its consequences except (1) a default in the payment of amounts due in respect of such Notes or (2) a default in respect of a provision of the indenture that cannot be amended without the consent of each holder affected by such waiver. When a default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

A holder of any Note of any series may not institute a suit against us for enforcement of such holder’s rights under the indenture or pursue any other remedy with respect to the indenture or the Notes unless:

•	the holder gives to the trustee written notice stating that an event of default with respect to the Notes is continuing;

•	the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series make a written request to the trustee to pursue the remedy;

•	such holder or holders offer to the trustee security or indemnity satisfactory to it against any loss, liability or expense satisfactory to the trustee;

•	the trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

•	the holders of a majority in aggregate principal amount of the outstanding Notes of that series do not give the trustee a direction inconsistent with such request during such 60-day period.

The indenture requires us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

A default in the payment of any of the Notes or a default with respect to the Notes that causes them to be accelerated, may give rise to a cross-default under our other indebtedness.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of Notes if:

•	all of the Notes of that series (with certain limited exceptions) have been delivered for cancellation; or

•

all of the Notes of that series not previously delivered for cancellation have become due and payable or will become due and payable within one year and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity all of the amounts due with respect to those Notes;

if in either case, we also pay or cause to be paid all other sums payable under the indenture by us and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

The indenture does not contain any provisions for legal or covenant defeasance of the Notes.

Governing Law

The indenture and the Notes will be governed by the laws of the State of New York without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

Information Concerning the Trustee

Wells Fargo is the trustee under the indenture. From time to time, we maintain deposit accounts including and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business. If and when the trustee becomes a creditor of ours, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us. The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

Investor Agreement

When an investor registers on the platform, the investor enters into an investor agreement with us that governs the investor’s purchases of Notes from time to time from us. Under the agreement, we provide the investor the opportunity through the platform to review loan requests, purchase Notes and instruct us to apply the proceeds from the sale of each Note to the funding of a specific member loan the investor has designated.

Under the agreement, the investor must commit to purchase a Note to fund a member loan prior to the origination of that loan. At the time the investor commits to purchase a Note the investor must have sufficient funds in the investor’s account with us to complete the purchase, and the investor will not have access to those funds after making the purchase commitment unless and until we notify the investor that the member loan will not be funded. Once the investor makes a purchase commitment, it is irrevocable regardless of whether the full amount of the borrower member’s loan request is funded. If the member loan does not close, then we will inform the investor and release him or her from the purchase commitment.

The agreement describes our limited obligation to redeem Notes in the case of identity fraud, which is described above. The investor agrees that in such circumstances the investor will have no rights with respect to any such Notes except the crediting of the purchase price to the investor’s account.

The investor agrees that the investor has no right to make any attempt, directly or through any third party, to take any action to collect from the borrower members on the investor’s Notes or the corresponding member loans.

The investor acknowledges that the Notes are intended to be indebtedness of LendingClub for U.S. federal income tax purposes and agrees not to take any position inconsistent with that treatment of the Notes for tax, accounting, or other purposes, unless required by law. The investor also acknowledges that the Notes will be subject to the original issue discount rules of the Internal Revenue Code of 1986, as amended, as described under “Material U.S. Federal Income Tax Considerations — Taxation of Payments on the Notes.”

The investor acknowledges that the Notes are not transferable at this time and that the investor intends to hold the Notes until maturity and has no intention to distribute the Notes.

The agreement describes the limitations on payments on the Notes, which are described above. We expressly disclaim any representations as to a borrower member’s ability to pay the corresponding member loan and do not act as a guarantor of any corresponding member loan payments by any borrower member.

The parties make customary representations and warranties to each other, and the investor represents and warrants that the investor has not made a decision in connection with any loan requests on the LendingClub platform on any prohibited basis set forth in the Equal Credit Opportunity Act and Regulation B or any applicable state or local laws, regulations, rules or ordinances concerning credit discrimination.

The investor acknowledges and agrees that we assume no advisory or fiduciary responsibility in the investor’s favor in connection with the purchase and sale of the Notes and we have not provided the investor with any legal, accounting, regulatory or tax advice with respect to the Notes.

The investor represents and warrants that the investor meets minimum financial suitability standards and maximum investment limits. See “About the Loan Platform — Financial Suitability Requirements.”

The agreement provides that neither party is liable to the other party for any lost profits, or special, exemplary, consequential or punitive damages.

The agreement provides that it is subject to binding arbitration. It also provides that the parties waive a jury trial in any litigation related to the agreement and any member loans or other agreements related to the investor agreement. The agreement will be governed by the laws of the State of New York without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

Material U.S. Federal Income Tax Considerations

The following discussion sets forth the material U.S. federal income tax considerations generally applicable to purchasers of Notes. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below.

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the Notes. This discussion applies only to investors who hold the Notes as capital assets within the meaning of the Code (generally, property held for investment). This discussion does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	persons holding Notes as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	Non-U.S. Holders (as defined below); or

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used herein, a “U.S. Holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. A “Non-U.S. Holder” is any beneficial owner of a Note that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding Notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes by the partnership.

THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Classification of the Notes

No authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. In general, a taxpayer is bound by the form of a transaction for U.S. federal income tax purposes. In form, the Notes will be obligations of LendingClub. Accordingly, although the matter is not free from doubt, LendingClub intends to treat the Notes as indebtedness of LendingClub for U.S. federal income tax purposes.

The IRS may take contrary positions and, accordingly, no assurance can be given that the IRS or a court will agree with the tax characterizations and tax consequences described below. Where the form of a transaction does not reflect the economic realities of the transaction, the substance rather than the form should determine the tax consequences. Each series of Notes will correspond to a member loan, and LendingClub has no obligation to make any payments on the Notes unless, and then only to the extent that, LendingClub has received payments on the corresponding member loan. Accordingly, the IRS could determine that, in substance, each investor owns a proportionate interest in the corresponding member loan for U.S. federal income tax purposes. The IRS could also determine that the Notes are not indebtedness of LendingClub but another financial instrument.

The following discussion is based upon the assumption that each Note will be treated as a debt instrument of LendingClub for U.S. federal income tax purposes. Any differing treatment of the Notes could significantly affect the amount, timing and character of income, gain or loss in respect of an investment in the Notes. Accordingly, all prospective purchasers of the Notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Notes (including any possible differing treatments of the Notes).

Taxation of Payments on the Notes

The Notes will have original issue discount, or OID, for U.S. federal income tax purposes because the interest on the Notes is not unconditionally payable by LendingClub, but rather payments are made to the investors to the extent payments are received by LendingClub on the corresponding member loan. A U.S. Holder of a Note will be required to include such OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of such U.S. Holder’s regular method of tax accounting. If a Note is paid in accordance with its payment schedule, which will be available on the holder’s account page at www.lendingclub.com, the amount of OID includible in income by a U.S. Holder is anticipated to be based on the yield of the Note determined net of the 1.00% service charge, as described below, which yield will be lower than the stated interest rate on the Note. As a result, the holder will generally be required to include an amount of OID in income that is less than the amount of stated interest paid on the Note. On the other hand, if a payment on a Note is not made in accordance with such payment schedule, for example because the borrower member did not make timely payment in respect of the corresponding member loan, a U.S. Holder will be required to include such amount of OID in taxable income as interest even though such interest has not been paid.

The Treasury Regulations governing OID provide special rules for determining the amount and accrual of OID for debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies. If the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, the amount and accrual of OID is determined based on that payment schedule. In addition, under the applicable Treasury Regulations, remote and/or incidental contingencies generally may be ignored. A contingency relating to the amount of a payment is incidental if, under all reasonably expected market conditions, the potential amount of the payment is insignificant relative to the total expected amount of the remaining payments on the debt instrument. A contingency relating to the timing of a payment is incidental if, under all reasonably expected market conditions, the potential difference in the timing of the payment is insignificant.

The Notes provide for one or more alternative payment schedules because LendingClub is obligated to make payments on a Note only to the extent that LendingClub receives payments on the corresponding member loan. The payment schedule for each Note, which will be available on the holder’s account page at www.lendingclub.com, provides for payments of principal and interest (net of the 1.00% service charge) on the Note in accordance with the payment schedule for the corresponding member loan. In addition to scheduled payments, LendingClub will prepay a Note to the extent that a borrower member prepays the member loan corresponding to the Note, and late fees collected on the member loan corresponding to a Note will be paid to the holders of the Note. Notwithstanding such contingencies, LendingClub has determined to use the payment schedule of a Note to determine the amount and accrual of OID on the Note because LendingClub believes that a Note is significantly more likely than not to be paid in accordance with such payment schedule and/or the likelihood of nonpayment, prepayment, or late payment by the borrower member on the member loan corresponding to such Note will be remote or incidental. If in the future LendingClub determines that the previous sentence does not apply to a Note, LendingClub anticipates that it will be required to determine the amount and accrual of OID for such Note pursuant to the rules applicable to contingent payment debt instruments, which are described below, and shall so notify U.S. Holders of the Note.

LendingClub’s determination is not binding on the IRS. If the IRS determines that the Notes are “contingent payment debt instruments” due to the contingencies described above (or in the future, if LendingClub so concludes with respect to a particular series of Notes), the Notes will be subject to special rules applicable to contingent payment debt instruments. Such rules generally require a holder to (i) accrue interest income based on a projected payment schedule and comparable yield, which may be higher or lower than the stated interest rate on the Notes, and (ii) treat as ordinary income, rather than capital gain, any gain recognized on the sale, exchange, or retirement of the debt instrument and treat any loss recognized on such a disposition as an ordinary loss to the extent of prior OID inclusions and as capital loss thereafter. This discussion assumes that the Notes are not subject to the contingent payment debt instrument rules.

The OID on a Note will equal the excess of the Note’s “stated redemption price at maturity” over its “issue price.” The stated redemption price at maturity of a Note includes all payments of principal and stated interest on the Note (net of the 1.00% service charge) under the payment schedule of the Note. The issue price of the Notes will equal the principal amount of the Notes.

The amount of OID includible in a U.S. Holder’s income for a taxable year is the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year in which the holder held the Note. The daily portion of OID is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the product of such Note’s adjusted issue price at the beginning of the accrual period and its yield to maturity (properly adjusted for the length of the period). The adjusted issue price of a Note at the beginning of any accrual period should be its issue price, increased by the aggregate amount of OID previously accrued with respect to the Note, and decreased by any payments of principal and interest previously made on the Note (net of the 1.00% service charge). A Note’s yield to maturity should be the discount rate that, when used to compute the present value of all payments of principal and interest to be made on the Note (net of the 1.00% service charge) under the payment schedule of the Note, produces an amount equal to the issue price of such note.

Cash payments of interest and principal (net of the 1.00% service charge) under the payment schedule on the Notes will not be separately included in income, but rather will be treated first as payments of previously accrued but unpaid OID and then as payments of principal.

Sale, Retirement or Other Taxable Disposition of Notes

Upon the sale, retirement or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, retirement or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Note. In general, the U.S. Holder’s adjusted tax basis of the Note will equal the U.S. Holder’s cost for the Note, increased by the OID and market discount previously included in gross income by the holder, as discussed below, and reduced by any payments previously received by the holder in respect of the Note.

Except as described below with respect to any Note acquired at a market discount or, as discussed above, treated as a contingent payment debt instrument, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition, such Note has been held for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2013), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Prepayments

As discussed above, LendingClub will prepay a Note to the extent that a borrower member prepays the member loan corresponding to the Note. If LendingClub prepays a note in full, the Note will be treated as retired, and, as described above, a U.S. Holder generally will have gain or loss equal to the difference, if any, between the amount realized upon the retirement and the U.S. Holder’s adjusted tax basis in the Note. If LendingClub prepays a Note in part, a portion of the Note will be treated as retired. Generally, for purposes of determining (i) the gain or loss attributable to the portion of the Note retired and (ii) the OID accruals on the portion of the Note remaining outstanding, the adjusted issue price, holder’s adjusted tax basis, and the accrued but unpaid OID of the Note, determined immediately before the prepayment, will be allocated between the two portions of the Note based on the portion of the Note that is treated as retired. The yield to maturity of a Note is not affected by a partial prepayment.

Market Discount

If a U.S. Holder purchases a Note on the trading platform for an amount that is less than the adjusted issue price of the Note at the time of purchase, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder generally will be required to treat any principal payments received in respect of the Note, and any gain derived from the sale, retirement or other disposition of the Note, as ordinary income to the extent of the market discount that has accrued on the Note but that has not previously been included in gross income by the U.S. Holder. Such market discount will accrue on the Note on a ratable basis over the remaining term of the Note unless the U.S. Holder elects to accrue market discount on a constant yield basis. In addition, a U.S. Holder may be required to defer until the maturity of the Note, or its earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred or continued to purchase or carry such Note.

A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described in the prior paragraph regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Investors should consult their own tax advisors before making this election.

Acquisition Premium

If a U.S. Holder purchases a Note on the trading platform for an amount greater than the Note’s adjusted issue price but less than the sum of all amounts payable on the Note after the purchase date, the Note will be treated as acquired at an acquisition premium. For a Note acquired with an acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the Note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to such taxable year.

If a U.S. Holder purchases a Note on the trading platform for an amount in excess of the sum of all amounts payable on the Note after the purchase date, the U.S. holder will not be required to include OID in income with respect to the Note.

Late Payments

As discussed above, late fees collected on the member loan corresponding to the Notes will be paid to the holders of the Notes. LendingClub anticipates that any late fees paid will be insignificant relative to the total expected amount of the remaining payments on the Note. In such case, any late fees paid to a U.S. Holder of Notes should be taxable as ordinary income at the time such fees are paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Nonpayment of Member Loans Corresponding to Note — Automatic Extension

In the event that LendingClub does not make scheduled payments on a Note as a result of nonpayment by a borrower member on the member loan corresponding to the Note, a U.S. Holder must continue to accrue and include OID on a Note in taxable income until the initial maturity date or, in the case of an automatic extension for a three (3) year term loan, the final maturity date, except as described below. Solely for purposes of the OID rules, the Note may be treated as retired and reissued on the scheduled payment date for an amount equal to the Note’s adjusted issue price on that date. As a result of such reissuance, the amount and accrual of OID on the Note may change. At the time of the deemed reissuance, due to nonpayment by the borrower member, LendingClub may not be able to conclude that it is significantly more likely than not that the Note will be paid in accordance with one payment schedule and/or that the likelihood of future nonpayment, prepayment, or late payment by the borrower member on the member loan corresponding to such Note will be remote or incidental. Accordingly, the Note may become subject to the contingent payment debt instrument rules. In addition, in the event that a three (3) year term Note’s maturity date is automatically extended because amounts remain due and payable on the initial maturity date by the borrower member on the member loan corresponding to the Note, the Note likely will be treated as reissued and become subject to the contingent payment debt instrument rules. As discussed above, contingent payment debt instruments are subject to special rules. If LendingClub determines that a Note is subject to the contingent payment debt instrument rules as a result of such a reissuance, it will notify the U.S. holders and provide the projected payment schedule and comparable yield.

The maturity date on a five (5) year term Note will not be extended. If a Note had a maturity date beyond five (5) years, the applicable high yield debt obligation provisions would likely apply because payments on the Notes are dependent on payments on the corresponding member loans and so have significant OID. The applicable high yield debt obligation provisions only apply to loans with terms longer than 5 years (and meet certain other requirements). The applicable high yield debt obligation provisions would disallow a deduction to LendingClub for a portion of the interest paid on the Notes.

If collection on a Note becomes doubtful, a U.S. Holder may be able to stop accruing OID on the Note. Under current IRS guidance, it is not clear whether a U.S. Holder may stop accruing OID if scheduled payments on a Note are not made. U.S. Holders should consult their own tax advisors regarding the accrual and inclusion of OID in income when collection on a Note becomes doubtful.

Losses as a result of Worthlessness

In the event that a Note becomes wholly worthless, a U.S. Holder generally should be entitled to deduct the holder’s adjusted tax basis in the Note as a capital loss in the taxable year the Note becomes wholly worthless. The portion of the U.S. Holder’s adjusted tax basis attributable to accrued but unpaid OID may be deductible as an ordinary loss, although such treatment is not entirely free from doubt. U.S. Holders should consult their own tax advisors regarding the character and timing of losses attributable to Notes that become worthless.

Backup Withholding and Information Reporting

In general, LendingClub will be required to provide information returns to non-corporate U.S. Holders, and corresponding returns to the IRS, with respect to (i) payments, and accruals of OID, on the Notes and (ii) payments with respect to proceeds from a sale, retirement or other taxable disposition of a Note. In addition, a non-corporate U.S. Holder may be subject to backup withholding (currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

ABOUT LENDINGCLUB

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the period ended December 31, 2012, pages 51-62, which is incorporated by reference in this prospectus.

As of October 24, 2012, we did not offer member loans in Idaho, Indiana, Iowa, Maine, Mississippi, Nebraska, and North Dakota.

BUSINESS

Overview

We are the operator of an online financial community that provides a number of benefits to our borrower and investor members. We believe the key features of our experience are the following:

•	Better interest rates than those generally available from traditional banks and credit cards;

•	24-hour online availability to initiate a loan request;

•	Convenient, electronic payment processing; and

•	Amortizing fixed-rate loans, which represent a more responsible way for consumers to borrow than revolving credit facilities.

Business Strengths

We believe that the following business strengths differentiate us from competitors and are key to our success:

•	Focus on high quality borrowers. To satisfy WebBank’s credit criteria, a potential borrower must have certain credit attributes including:

•	minimum FICO score of 660 (as reported by a consumer reporting agency);

•	debt-to-income ratio (excluding mortgage) below 35%; and

•	credit report (as reported by a consumer reporting agency) reflecting:

•	at least two revolving accounts currently open;

•	6 or less inquiries in the last 6 months; and

•	a minimum credit history of 36 months.

•

Efficient distribution channels. We attract members to our website, www.lendingclub.com, through a variety of sources. We drive traffic through referrals from customers and other parties, search engine results, and online and offline advertising. We are not dependent on any one source of traffic to our website.

•	Management team. We have a management team with experience in broad set of areas that are essential to the operation of our business.

Corporate History

We were incorporated in Delaware in October 2006 under the name SocBank Corporation. We changed our name to LendingClub Corporation in November 2006. In May 2007, we began operations and in September 2007, we expanded our operations with the launch of our public web site, www.lendingclub.com. We have been operating since December 2007 pursuant to agreements with WebBank who serves as the lender for all loans listed on our platform.

Change in Fiscal Year

On December 19, 2012, our Board of Directors approved a change in our fiscal year-end from March 31 to December 31. The change was effective as of December 31, 2012. We are filing the accompanying consolidated financial statements in connection with a transition report filed with the Securities and Exchange Commission which covers the nine month period beginning April 1, 2012 and ending December 31, 2012 and the historical activities of the periods ended March 31, 2012 and nine month period ended December 31, 2011. Our next fiscal year will cover the period from January 1, 2013 through December 31, 2013.

Marketing

Our marketing efforts are designed to attract visitors to our website, to enroll them as members and to close transactions with them. We employ a combination of paid and unpaid sources to market our platform. We also invest in public relations to build our brand and visibility. We measure website visitor-to-member conversion and test graphics and layout alternatives to improve website conversion. We also seek to customize our website to meet our members’ needs whenever possible. Our marketing expense totaled approximately $10.2 million for the nine months ended December 31, 2012 and $8.2 million for the fiscal year ended March 31, 2012.

From time to time, we may conduct special promotions to increase the participation of existing members on our platform or to attract new members. These promotions could include offering special incentives for registering as a lender or a borrower, posting a loan listing, or moving money onto our platform. These promotions may be offered to all customers for all products or could be restricted to particular products or types of customers.

Technology

Our system hardware for the platform is colocated in a data center hosting facility in Nevada. The facility provides around-the-clock security personnel, video surveillance and biometric access screening and is serviced by onsite electrical generators, fire detection and suppression systems. The facility has multiple Tier 1 interconnects to the Internet. We also maintain a “near” real time disaster recovery data center colocated in a hosting facility in Northern California.

We own all of the hardware deployed in support of our platform. We continuously monitor the performance and availability of our platform.

We have developed our own cash management software to process electronic cash movements, record book entries and calculate cash balances in our members’ funding accounts. We process electronic deposits and payments by originating ACH transactions.

We have a backup and successor servicing agreement with Portfolio Financial Servicing Company (“PFSC”). Pursuant to this agreement, PFSC will prepare and then stand ready to service the Member Loans. Following five business days’ prior written notice from us or from the indenture trustee for the Notes, PFSC will begin servicing the Member Loans. Pursuant to our agreement with PFSC, we have agreed to pay PFSC monthly start-up preparation fees and a one-time preparation fee, and then to pay PFSC a monthly standby fee. Upon PFSC becoming the servicer of the Member Loans, we will pay PFSC a one-time declaration fee, and PFSC will be entitled to retain a servicing fee up to 5% of the amounts it collects as servicer. Our agreement with PFSC was renewed as of September 2011 for a three year term with automatic annual renewals thereafter unless advance notice of non-renewal is provided by either party. If our agreement with PFSC were to be terminated, we would seek to replace PFSC with another backup servicer.

Scalability

We have a scalable infrastructure that utilizes standard techniques such as load-balancing and redundancies. Our application and database tiers are designed to be scaled horizontally by adding new servers as needed. The application tier is accessed through a load-balancer which routes requests to the least busy server. We monitor and record system performance parameters and regularly perform capacity planning to anticipate capacity requirements.

Data Integrity and Security

All data received from end users or from our business counterparties are transported in a secure manner; for example, we only expose data or action pages of our application in SSL mode. We have received a SSL certification from VeriSign. For communication with our banking counterparties, we require a dedicated, fully authenticated connection (“VPN”), in addition to the SSL encryption of the data. Data storage follows specific rules for specific cases. For example, the most sensitive information is stored using one-way encryption, which makes it impossible to read in the clear, and for regular data, a set of access control rules have been created to limit the visibility of the data and to protect the privacy of each user.

We utilize a state of the art network firewall technology for perimeter level threat protection. The philosophy of least privilege is used throughout the infrastructure. In short, each person has access to only what they require to do their job. We follow security best practices for provisioning, hardening servers, logging and monitoring.

Fraud Detection

We consider fraud detection to be of utmost importance to the successful operation of our business. We employ a combination of proprietary technologies and commercially available licensed technologies and solutions to prevent and detect fraud. We employ techniques such as knowledge based authentication, out-of-band authentication and notification, behavioral analytics and digital fingerprinting to prevent identity fraud. We use services from third-party vendors for user identification, credit checks and OFAC compliance. In addition, we use specialized third-party software to augment our fraud detection systems. In addition to our identity fraud detection system, we also have a dedicated team which conducts additional investigations of cases flagged for high fraud risk by verifying the income and employment data reported by borrower members. See “Item 1. Business – About the Platform – How the LendingClub Platform Operates – Verification of Borrower.”

Engineering

We have made substantial investments in software and technology development and we expect to continue or increase the level of this investment as part of our strategy to continually improve the platform. In addition to developing additional platform and website functionality and maintaining an active online deployment, the engineering department also performs technical competitive analysis as well as systematic product usability testing. As of December 31, 2012, we had an engineering team of 20 permanent employees and 27 contractors working on designing and implementing the ongoing releases of our platform. Our engineering expense totaled approximately $4.0 million for the nine months ended December 31, 2012 and $2.7 million for the fiscal year ended March 31, 2012.

Competition

The market for lending is competitive and rapidly evolving. We believe the following are the principal competitive factors in the lending market:

•	pricing and fees;

•	website attractiveness;

•	member experience, including borrower full funding rates and investor returns;

•	branding; and

•	ease of use.

We face competition from major banking institutions, credit unions, credit card issuers and other consumer finance companies.

We may also face future competition from new companies entering our market, which may include large, established companies. These companies may have significantly greater financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their consumer lending platforms. These potential competitors may be in a stronger position to respond quickly to new technologies and may be able to undertake more extensive marketing campaigns. These potential competitors may have more extensive potential borrower bases than we do. In addition, these potential competitors may have longer operating histories and greater name recognition than we do. Moreover, if one or more of our competitors were to merge or partner with another of our competitors or a new market entrant, the change in competitive landscape could adversely affect our ability to compete effectively.

Intellectual Property

We rely on a combination of copyright, trade secret, trademark, and other rights, as well as confidentiality procedures and contractual provisions to protect our proprietary technology, processes and other intellectual property.

Although the protection afforded by copyright, trade secret, trademark and patent law, written agreements and common law may provide some advantages, we believe that the following factors help us to maintain a competitive advantage:

•	technological skills of our software and website development personnel;

•	frequent enhancements to our platform; and

•	high levels of member satisfaction.

Our competitors may develop products that are similar to our technology. We enter into agreements with our employees, consultants and partners, and through these and other written agreements, we attempt to control access to and distribution of our software, documentation and other proprietary technology and information. Despite our efforts to protect our proprietary rights, third parties may, in an authorized or unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property rights or technology or otherwise develop a product with the same functionality as our solution. Policing all unauthorized use of our intellectual property rights is nearly impossible. Therefore, we cannot be certain that the steps we have taken or will take in the future will prevent misappropriations of our technology or intellectual property rights.

“LendingClub” is a registered trademark in the United States.

We have developed our own software and do not use software licensed to us by third parties for processing electronic cash movements and calculating cash balances in lender members’ accounts.

Employees

As of December 31, 2012, we had 138 full-time employees. Of these employees:

•	89 were in sales, marketing and customer service, which includes the employees who conduct our collections, credit, operations and member support activities;

•	20 were in engineering;

•	23 were in general and administration; and

•	6 were in LCA.

None of our employees are represented by labor unions. We have not experienced any work stoppages and believe that our relations with our employees are good.

Facilities

In July 2012, we entered into a lease agreement for approximately 16,900 square feet of additional space in our corporate headquarters location in San Francisco, CA, which includes our principal administrative, marketing, technical support and engineering functions. The lease commenced on September 15, 2012 and expires in June 2017. The average monthly rent expense for the additional space in our corporate headquarters is approximately $68,000 and we pledged $58,000 as a security deposit.

In April 2011, we entered into a lease agreement for approximately 18,200 square feet of space in San Francisco, CA for our corporate headquarters. The lease began on May 1, 2011 and expires in June 2017. We can terminate the lease upon nine months’ notice prior to the third anniversary of the lease. The average monthly rent expense for this space in our corporate headquarters is approximately $42,000 and we pledged $200,000 as a security deposit.

Since July 2010, we entered into several month-to-month or short-term lease agreements for the lease of office space, ranging from 250 to 400 square feet, in New York City. In December 2012, we renewed the lease for approximately 250 square feet for a New York City office for a one year term that expires on January 31, 2014.

Facilities rental expense for the nine months ended December 31, 2012 was $0.6 million. Facilities rental expense for fiscal year ending March 31, 2012 was $0.5 million.

Legal

The Company may be subject to legal proceedings and regulatory actions in the ordinary course of business. After consultation with legal counsel, the Company does not anticipate that the ultimate liability, if any, arising out of any such matter will have a material effect on its financial condition or results of operations.

GOVERNMENT REGULATION

Overview

The consumer loan industry is highly regulated. LendingClub, and the member loans made through our platform, are subject to extensive and complex rules and regulations, licensing and examination by various federal, state and local government authorities. These authorities impose obligations and restrictions on our activities and the member loans made through our platform. In particular, these rules limit the fees that may be assessed on the member loans, require extensive disclosure to, and consents from, our participants, prohibit discrimination and impose multiple qualification and licensing obligations on platform activities. Failure to comply with these requirements may result in, among other things, revocation of required licenses or registration, loss of approved status, voiding of the loan contracts, class action lawsuits, administrative enforcement actions and civil and criminal liability. While compliance with such requirements is at times complicated by our novel business model, we believe we are in substantial compliance with these rules and regulations. These rules and regulations are subject to continuous change, however, and a material change could have an adverse effect on our compliance efforts and ability to operate.

Licensing and Consumer Protection Laws

State Licensing Requirements

We hold licenses in a number of states and is otherwise authorized to conduct its activities on a uniform basis in all other states and the District of Columbia, with the exceptions of Idaho, Indiana, Iowa, Maine Mississippi, Nebraska, North Dakota and Tennessee. State licensing statutes impose a variety of requirements and restrictions, including:

•	recordkeeping requirements;

•	restrictions on loan origination and servicing practices, including limits on finance charges and fees;

•	disclosure requirements;

•	examination requirements;

•	surety bond and minimum net worth requirements;

•	financial reporting requirements;

•	notification requirements for changes in principal officers, stock ownership or corporate control;

•	restrictions on advertising; and

•	review requirements for loan forms.

The statutes also subject us to the supervisory and examination authority of state regulators in certain cases.

In June 2011, we entered into a consent order with the Commonwealth of Massachusetts where we agreed to stop making loans to Massachusetts residents that are $6,000 or less and have an annual percentage rate greater than 12%. The total cost of the consent order was approximately $55,000 and we do not believe that the restriction will have a material effect on our business.

State Usury Limitations

Section 521 of the Depository Institution Deregulation and Monetary Control Act of 1980 (12 U.S.C. § 1831d) and Section 85 of the National Bank Act (NBA) (12 U.S.C. § 85), federal case law interpreting the NBA such as Tiffany v. National Bank of Missouri and Marquette National Bank of Minneapolis v. First Omaha Service Corporation, and FDIC advisory opinion 92-47 permit FDIC-insured depository institutions, such as WebBank, to “export” the interest rate permitted under the laws of the state where the bank is located, regardless of the usury limitations imposed by the state law of the borrower’s residence unless the state has chosen to opt out of the exportation regime. WebBank is located in Utah, and Title 70C of the Utah Code does not limit the amount of fees or interest that may be charged by WebBank on loans of the type offered through our platform. Only Iowa and Puerto Rico have opted out of the exportation regime under Section 525 of DIDA and we do not operate in either jurisdiction. However, we believe that if a state in which we did operate opted out of rate exportation that judicial interpretations support the view that such opt outs only apply to loans “made” in those states. As the loan document states that “…the [Promissory] Note will be entered into in the state of Utah”, we believe that the “opt-out” of any state would not affect the ability of our platform to benefit from the exportation of rates. If a loan made through our platform was deemed to be subject to the usury laws of a state that has opted-out of the exportation regime, we could become subject to fines, penalties, possible forfeiture of amounts charged to borrowers and we may decide not to originate loans in that applicable jurisdiction, which may adversely impact our growth.

State Disclosure Requirements and Other Substantive Lending Regulations

We are subject to state laws and regulations that impose requirements related to loan disclosures and terms, credit discrimination, credit reporting, debt collection and unfair or deceptive business practices. Our ongoing compliance program seeks to comply with these requirements.

Truth in Lending Act

The Truth in Lending Act (“TILA”), and Regulation Z, which implements it, require lenders to provide consumers with uniform, understandable information concerning certain terms and conditions of their loan and credit transactions. These rules apply to WebBank as the creditor for member loans originated on our platform, but because the transactions are carried out on our hosted website, we facilitate compliance. For closed-end credit transactions of the type provided through our platform, these disclosures include providing the annual percentage rate, the finance charge, the amount financed, the number of payments and the amount of the monthly payment. The creditor must provide the disclosures before the loan is closed. TILA also regulates the advertising of credit and gives borrowers, among other things, certain rights regarding updated disclosures and the treatment of credit balances. Our platform provides borrowers with a TILA disclosure at the time a borrower member posts a loan request on the platform. If the borrower member’s request is not fully funded and the borrower chooses to accept a lesser amount offered, we provide an updated TILA disclosure. We also seek to comply with TILA’s disclosure requirements related to credit advertising.

Equal Credit Opportunity Act

The federal Equal Credit Opportunity Act (“ECOA”) prohibits creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, or the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any applicable state law. Regulation B, which implements ECOA, restricts creditors from requesting certain types of information from loan applicants and from making statements that would discourage on a prohibited basis a reasonable person from making or pursuing an application. These requirements apply both to a lender such as WebBank as well as to a party such as LendingClub that regularly participates in a credit decision. Investors may also be subject to the ECOA in their capacity as purchasers of Notes, if they are deemed to regularly participate in credit decisions. In the underwriting of member loans on the platform, both WebBank and LendingClub seek to comply with ECOA’s provisions prohibiting discouragement and discrimination. As further measures, borrowers are instructed not to provide the type of information that creditors are not permitted to request from applicants under the ECOA and the investor agreement requires investors to comply with the ECOA in their selection of member loans they designate for funding. The ECOA also requires creditors to provide consumers with timely notices of adverse action taken on credit applications. WebBank and LendingClub provide prospective borrowers who apply for a loan through the platform but are denied credit with a joint adverse action notice in compliance with the ECOA requirements (see also below regarding “Fair Credit Reporting Act”).

Fair Credit Reporting Act

The Federal Fair Credit Reporting Act (“FCRA”), administered by the Federal Trade Commission, promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies. FCRA requires a permissible purpose to obtain a consumer credit report, and requires persons to report loan payment information to credit bureaus accurately. FCRA also imposes disclosure requirements on creditors who take adverse action on credit applications based on information contained in a credit report. Effective August 1, 2009, we must also develop and implement an identity theft prevention program for combating identity theft. WebBank and ourselves have a permissible purpose for obtaining credit reports on potential borrowers and also obtain explicit consent from borrowers to obtain such reports. As the servicer for the member loans, we accurately report member loan payment and delinquency information to consumer reporting agencies. We provide a combined ECOA/FCRA adverse action notice to a rejected borrower on WebBank’s behalf at the time the borrower is rejected that includes the required disclosures. We have implemented an identity theft prevention program.

Fair Debt Collection Practices Act

The Federal Fair Debt Collection Practices Act (“FDCPA”) provides guidelines and limitations on the conduct of third-party debt collectors in connection with the collection of consumer debts. The FDCPA limits certain communications with third parties, imposes notice and debt validation requirements, and prohibits threatening, harassing or abusive conduct in the course of debt collection. While the FDCPA applies to third-party debt collectors, debt collection laws of certain states impose similar requirements on creditors who collect their own debts. Our agreement with its investors prohibits investors from attempting to directly collect on the member loans. Actual collection efforts in violation of this agreement are unlikely given that investors do not learn the identity of borrower members. We use our internal collection team and a professional third-party debt collection agent to collect delinquent accounts. They are required to comply with the FDCPA and all other applicable laws in collecting delinquent accounts of our borrower members.

Privacy and Data Security Laws

The federal Gramm-Leach-Bliley Act (“GLBA”) limits the disclosure of nonpublic personal information about a consumer to nonaffiliated third parties and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal customer information. A number of states have similarly enacted privacy and data security laws requiring safeguards to protect the privacy and security of consumers’ personally identifiable information and to require notification to affected customers in the event of a breach. We have a detailed privacy policy, which complies with GLBA and is accessible from every page of our website. We maintain participants’ personal information securely, and we do not sell, rent or share such information with third parties for marketing purposes. In addition, we takes a number of measures to safeguard the personal information of its members and protect against unauthorized access.

Servicemembers Civil Relief Act

The federal Servicemembers Civil Relief Act (“SCRA”) allows military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties. The SCRA requires we adjust the interest rate of borrowers who qualify for and request relief. If a borrower member with an outstanding member loan is called to active military duty and can show that such military service has materially affected the member’s ability to make payments on the loan, we will reduce the interest rate on the loan to 6% for the duration of the borrower member’s active duty. During this period, the investors who have purchased Notes dependent on such member loan will not receive the difference between 6% and the loan’s original interest rate. For a borrower member to obtain an interest rate reduction on a member loan due to military service, we require the borrower member to send us a written request and a copy of the borrower member’s mobilization orders. We do not take military service into account in assigning loan grades to borrower member loan requests.

Other Regulations

Electronic Fund Transfer Act and NACHA Rules

The federal Electronic Fund Transfer Act (“EFTA”), and Regulation E, which implements it, provides guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts. In addition transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by the National Automated Clearinghouse Association (“NACHA”). Most transfers of funds in connection with the origination and repayment of the member loans are performed by ACH. We obtain necessary electronic authorization from members for such transfers in compliance with such rules. Transfers of funds through the platform are executed by Wells Fargo and conform to the EFTA, its regulations and NACHA guidelines.

Electronic Signatures in Global and National Commerce Act/Uniform Electronic Transactions Act

The federal Electronic Signatures in Global and National Commerce Act (“ESIGN”) and similar state laws, particularly the Uniform Electronic Transactions Act (“UETA”), authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures. ESIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions to obtain the consumer’s consent to receive information electronically. When a borrower or investor registers on the platform, we obtain his or her consent to transact business electronically and maintains electronic records in compliance with ESIGN and UETA requirements.

Bank Secrecy Act

In cooperation with WebBank, we implement the various anti-money laundering and screening requirements of applicable federal law. With respect to new borrower members, we apply the customer verification program rules and screens names against the list of Specially Designated Nationals maintained by OFAC pursuant to the USA PATRIOT Act amendments to the Bank Secrecy Act (“BSA”) and its implementing regulation. We also have an anti-money laundering policy and procedures in place to voluntarily comply with the anti-money laundering requirements of the USA PATRIOT Act and the BSA.

New Laws and Regulations

From time to time, various types of federal and state legislation are proposed and new regulations are introduced that could result in additional regulation of, and restrictions on, the business of consumer lending. We cannot predict whether any such legislation or regulations will be adopted or how this would affect our business or our important relationships with third parties. In addition, the interpretation of existing legislation may change or may prove different than anticipated when applied to our novel business model. Compliance with such requirements could involve additional costs, which could have a material adverse effect on our business. As a consequence of the extensive regulation of commercial lending in the United States, our business is particularly susceptible to being affected by federal and state legislation and regulations that may increase the cost of doing business.

In addition, see “Risk Factors — Financial regulatory reform could result in restrictions, oversight and costs that have an adverse effect on our business” regarding the risks of government financial regulatory reform plans.

Foreign Laws and Regulations

We do not permit non-U.S. residents to register as borrower members on the platform and we do not operate outside the United States. It is, therefore, not subject to foreign laws or regulations.

ABOUT THE FUND AND TRUST

Business Description

In October 2010, we formed LCA, which is wholly-owned by LendingClub. LCA is registered with the SEC as an investment advisor. LCA commenced operations after January 1, 2011 and, as of December 31, 2012, was the general partner to three private investment funds for accredited investors and qualified purchasers with differing investment strategies. In connection with the funds, we formed the Trust, a Delaware business trust, to act as a bankruptcy remote vehicle for holding portions of Member Loans related to Certificates purchased by the funds and separately managed accounts (“SMAs”) separate and apart from the Member Loans and other assets of ours. An independent third party acts as trustee of the Trust. We and the Trust have entered into a purchase agreement in which the Trust purchases Member Loans from us and servicing agreement whereby we service the loans acquired by the Trust in a manner identical to other loans; the Trust earns a fee equal to 40 basis points, which is paid by LCA, the general partner of the funds.

LCA earns a management fee paid by the limited partners of the funds, which is based on the month-end capital account balances of each of the limited partners of each fund.

Beginning January 2012, LCA also began offering SMAs to individual investors. Funds in the SMA are invested in Certificates issued by the Trust.

Fund Growth

We believe that the principal driver of the funds’ ability to increase assets is the investment performance track record of the Member Loans facilitated through our platform. We have a historical ability to generate consistent, positive returns for our investors who purchased Notes from our platform. We also believe that our performance history is a key point of competitive differentiation for us.

Assets Under Management

LCA’s contribution to the Company’s overall consolidated financial results will be primarily driven by the combination of assets under management, the investment performance of the funds and the ability to attract additional investors. Competitive investment performance in rising markets and preservation of fund investor capital during periods of market volatility or decline are key determinates of the long term success of LCA’s business.

As of December 31, 2012, the funds had approximately $261.3 million in total assets under management by LCA with $28.3 million in escrow, which was contributed to the funds on January 1, 2013.

As of December 31, 2012, the SMAs had approximately $166 million in assets. LCA earns management fees paid by SMA investors, monthly in arrears, based on the month-end balances in the SMA accounts.

The table below presents our summary of changes in assets under management for LCA, stated at amortized cost except for appreciation / (depreciation) which includes fair value adjustments for investments (in millions):

Balance at March 31, 2011	$5.7
Net capital contributions	95.2
Appreciation (depreciation)	3.2
Change in cash in escrow	0.4
Balance at March 31, 2012	104.5
Net capital contributions	305.1
Appreciation (depreciation)	16.3

Balance at December 31, 2012	$425.9

As of December 31, 2012, the allocation across grades of Member Loans related to Certificates owned by the funds was as follows:

BBF (3 Year Loans)		BBF (5 Year Loans)		BBF (All Loans)
Grade	Percentage	Grade	Percentage	Grade	Percentage
A	14.2%	A	2.6%	A	10.1%
B	33.4%	B	26.7%	B	31.0%
C	30.0%	C	18.5%	C	26.0%
D	18.0%	D	20.7%	D	19.0%
E	3.9%	E	18.5%	E	9.0%
F	0.3%	F	9.1%	F	3.4%
G	0.2%	G	4.0%	G	1.5%

	100.0%		100.0%		100.0%

BBF-QP (3 Year Loans)		BBF-QP (5 Year Loans)		BBF-QP (All Loans)
Grade	Percentage	Grade	Percentage	Grade	Percentage
A	16.0%	A	1.1%	A	10.6%
B	35.6%	B	23.6%	B	31.3%
C	27.6%	C	20.9%	C	25.2%
D	16.6%	D	20.3%	D	18.0%
E	3.5%	E	20.3%	E	9.6%
F	0.5%	F	9.6%	F	3.8%
G	0.2%	G	4.1%	G	1.5%

	100.0%		100.0%		100.0%

CCF - 3 Year Loans
Grade	Percentage
A	60.6%
B	39.4%

100.0%

The funds do not participate in the resale platform.

Fund Growth

We believe that the principal driver of the funds ability to increase assets is the investment performance track record of the borrowers originated through the LendingClub platform. We have a historical ability to generate consistent, positive returns for our investors who purchase Notes from our platform. We also believe that our performance history is a key point of competitive differentiation for us.

Assets Under Management

LCA’s financial results will be primarily driven by the combination of assets under management and the investment performance of the funds. Competitive investment performance in rising markets and preservation of fund investor capital during periods of market volatility or decline are key determinates of the long term success of LCA’s business.

MANAGEMENT

Executive Officers, Directors and Key Employees

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of March 29, 2013:

Name	Age	Position(s)

Renaud Laplanche	42	Chief Executive Officer and Director
Chaomei Chen	54	Chief Risk Officer
Carrie L. Dolan	48	Chief Financial Officer
John MacIlwaine	43	Chief Technology Officer
Scott Sanborn	43	Chief Marketing Officer
Daniel T. Ciporin	55	Director
Jeffrey M. Crowe	56	Director
Rebecca Lynn	39	Director
John J. Mack	68	Director
Mary Meeker	53	Director
Hans Morris	54	Director
Larry Summers	58	Director

Renaud Laplanche

Mr. Laplanche has served as Chief Executive Officer, Founder and Director since January 2007. From September 1999 to June 2005, Mr. Laplanche served as the Founder and Chief Executive Officer of TripleHop Technologies, a VC-backed enterprise software company, whose assets were acquired by Oracle Corporation in June 2005. After the acquisition by Oracle, Mr. Laplanche served as Head of Product Management, Search Technologies, for Oracle Corporation from June 2005 to October 2006. From January 1995 to September 1999, Mr. Laplanche served as an associate at Cleary Gottlieb Steen & Hamilton in their New York and Paris offices. Mr. Laplanche was honored with the HEC “Entrepreneur of the Year” award in 2002 and won the French sailing championship twice, in 1988 and 1990. Mr. Laplanche received a post-graduate DESS-DJCE degree (Tax and Corporate Law) from Université de Montpellier, Montpellier, France and an M.B.A. degree from HEC Business School, Paris, France.

Chaomei Chen

Ms. Chen has served as our Chief Risk Officer since June 2011. Ms. Chen brings over 20 years of experience in the banking and financial services industry holding roles including Chief Risk Officer at JP Morgan Chase Card Services for the Washington Mutual portfolio and as Chief Credit Officer at Providian Financial Services. Her experience includes executive positions with Fleet Credit Card Services and PNC National Bank, and management positions with Citicorp, American Express and Household Credit Services. Ms. Chen has overseen the business and credit risk within portfolios totaling more than $20 billion. Ms. Chen holds a BS degree in mathematics from Jiaotong University in China and has earned an MSE degree in mathematical science from The Johns Hopkins University.

Carrie L. Dolan

Ms. Dolan has served as Chief Financial Officer since August 2010. Ms. Dolan brings over 20 years of public and private finance experience, most recently as Treasurer for The Charles Schwab Corporation. Ms. Dolan has served as the Chief Financial Officer for Schwab Bank, a bank she helped launch in 2003. Prior to Schwab, Ms. Dolan held a variety of financial positions at Chevron Corporation in financial planning and analysis, management reporting, accounting, credit and treasury. During her tenure, Ms. Dolan helped launch the Chevron Credit Bank, which offered proprietary credit cards, and served on its board of directors and as its Chief Financial Officer. Ms. Dolan holds her finance bachelor’s degree and her MBA degree from the Haas School of Business at the University of California, Berkeley.

John MacIlwaine

Mr. MacIlwaine has served as the Chief Technology Officer since July 2012. Mr. MacIlwaine brings more than 20 years of experience in executive-level technology roles in the financial services industry, including C-suite roles at three public companies. He previously served as head of global development at Visa, Inc., where he led program management and information services, including Web application development, data warehousing, business intelligence and mobile development, and oversaw all new technology initiatives for the company. He also served as CTO for the full-service brokerage arm of Morgan Stanley, where he directed the platform for all Morgan Stanley Dean Witter retail brokerage electronic commerce efforts. His experience also includes executive and senior-level management positions at leading financial service technology companies Green Dot Corporation, Envestnet, Inc. and SunGard Data Systems. John received a bachelor’s degree in computer engineering from the University of Michigan.

Scott Sanborn

Mr. Sanborn has served as the Chief Marketing Officer since May 2010. Prior to joining LendingClub, Mr. Sanborn was the Chief Marketing and Revenue Officer for eHealthInsurance, a publicly traded eCommerce company. Mr. Sanborn’s prior experience includes various senior marketing roles including Chief Marketing Officer and interim president of RedEnvelope, Inc., an e-commerce and catalog retailer of upscale gifts, and Senior Vice President of Marketing for the Home Shopping Network, a television and internet retailer of consumer products. Scott has a BA from Tufts University where he graduated Cum Laude.

Daniel T. Ciporin

Mr. Ciporin has been a member of our board of directors since August 2007. Mr. Ciporin joined Canaan Partners in March 2007 as a Venture Partner specializing in digital media and communications investments. From January 1999 to June 2005, Mr. Ciporin served as Chairman and Chief Executive Officer of Shopping.com, a publicly traded online comparison shopping service. From March 2006 to March 2007, Mr. Ciporin served as Chairman of the Internet Lab, a U.S.-Israeli incubator for early-stage consumer internet startups. From June 1997 to January 1999, Mr. Ciporin served as Senior Vice President of MasterCard International, where he managed global debit services. Mr. Ciporin is also a member of the board of directors of the following private companies: OpenSky, Inc., Gemvara, Inc., adap.tv Inc. and FiftyOne, Inc. Mr. Ciporin earned his A.B. degree from Princeton University’s Woodrow Wilson School of Public and International Affairs and his M.B.A. degree from Yale University. Mr. Ciporin serves on our Audit Committee.

Jeffrey M. Crowe

Mr. Crowe has been a member of our board of directors since August 2007. Mr. Crowe was CEO-in-residence with Norwest Venture Partners from January 2002 to December 2003, joined the firm as a Venture Partner in January 2004 and became a General Partner in January 2005. He focuses on investments in the internet consumer, and software arenas. He currently serves on the boards of AdChina, AllReach Media, Badgeville, deCarta, Extole, Nano-Tex, Snapfinger, SocialVibe, Turn and WhaleShark Media. He is also involved with Lashou. From December 1999 to April 2001, Mr. Crowe served as President, Chief Operating Officer and Director of DoveBid, Inc., a privately held business auction firm. From May 1990 to November 1999, Mr. Crowe served as President, Chief Executive Officer and board member of Edify Corporation, a publicly traded enterprise software company. Mr. Crowe holds an M.B.A. degree from Stanford Graduate School of Business, where he was an Arjay Miller Scholar, and a B.A. degree in History from Dartmouth College. Mr. Crowe serves on our Audit Committee.

Rebecca Lynn

Ms. Lynn has been a member of our board of directors since March 2009. Ms. Lynn joined Morgenthaler Ventures in 2007 and became a Partner in 2010. She focuses on early-stage investments in mobile, health 2.0, internet services and financial services companies. She serves on the boards of Pageonce and Socrata. She is second on the board of Adara Media. Ms. Lynn began her career at Procter and Gamble’s corporate headquarters where she worked in international new product market entry. She spent time in both Cincinnati and Mexico City developing new products for the market and launching a new category in Latin America. She then joined NextCard and spent four years at the company. At NextCard, she led product development efforts and later served as the Vice President of Marketing. After NextCard, from 2003 to 2007, she ran her own consulting business, Marengo Marketing, focusing on online marketing for financial services and affiliate marketing. Ms. Lynn holds a J.D./M.B.A. degree from the Haas School of Business and U.C. Berkeley School of Law at the University of California at Berkeley and a B.S. degree in chemical engineering from the University of Missouri. Ms. Lynn serves on our Audit Committee.

John J. Mack

Mr. Mack joined our board of directors in April 2012. Mr. Mack is a Senior Advisor of both Morgan Stanley and KKR. He retired as Chairman of the Board of Morgan Stanley at the end of 2011 and also served as Chief Executive Officer of Morgan Stanley from June 2005 until December 2009. Mr. Mack first joined Morgan Stanley in 1972 as a bond trader, rose steadily to manage the firm’s fixed income division from 1985 to 1992, served as the company’s Chief Executive Officer from 2005 to 2010, and as Chairman from 2005 to 2011. He is credited for steering Morgan Stanley through the financial crisis, maintaining the firm’s independence and overseeing the firm’s conversion to a bank holding company. Before rejoining Morgan Stanley as Chairman and Chief Executive Officer in June 2005, he served as Co-Chief Executive Officer of Credit Suisse Group and Chief Executive Officer of Credit Suisse First Boston.

Mary Meeker

Ms. Meeker joined our board of directors in June 2012. Ms. Meeker is a General Partner at Kleiner Perkins Caulfield and Byers (“KPCB”). Ms. Meeker joined Kleiner Perkins Caufield & Byers in January 2011 and serves as a General Partner. She focuses on investments in the firm’s digital practice and helps lead KPCB’s Digital Growth Fund, a US $1 billion fund targeting high-growth Internet companies that have achieved rapid adoption and scale. She also currently serves on the board of directors of Square and is actively involved with Twitter, Groupon, Legalzoom, Waze, 360buy.com, Spotify, Jawbone, One King’s Lane and Trendyol. From 1991 to 2010, Ms. Meeker worked at Morgan Stanley where she served as managing director and research analyst. Ms. Meeker graduated from DePauw University with a B.A. degree. She also received an M.B.A. from Cornell University and an Honorary Doctor of Letters degree from DePauw University.

Hans Morris

Mr. Morris joined our board of directors in February 2013. Mr. Morris previously served as president of Visa Inc. from 2007 to 2009, where his primary responsibilities included managing all markets in which Visa did business. Hans tenure coincided with the global payments technology company’s initial public offering and a reorganization that merged several separate businesses into a new company. Mr. Morris previously spent 27 years at Citigroup and its predecessor companies in assorted leadership positions, with his final position as CFO and head of finance, technology and operations for Citi Markets and Banking. He is currently an advisory director at growth equity firm General Atlantic, where he focuses on investments in the financial services industry and is a director for three portfolio companies. Mr. Morris graduated cum laude from Dartmouth College in 1980.

Lawrence Summers

Mr. Summers joined our board of directors in December 2012. Mr. Summers is the Charles W. Eliot University Professor & President Emeritus of Harvard University and the Weil Director of the Mossavar-Rahmani Center for Business & Government at Harvard’s Kennedy School. As one of America’s preeminent economists, he has served in a series of senior policy positions in Washington, D.C., including the 71st Secretary of the Treasury for President Clinton, Director of the National Economic Council for President Obama and Vice President of Development Economics and Chief Economist of the World Bank. He received a Bachelor of Science degree from the Massachusetts Institute of Technology in 1975 and was awarded a Ph.D. from Harvard in 1982. In 1987, Mr. Summers became the first social scientist ever to receive the annual Alan T. Waterman Award of the National Science Foundation (NSF), and in 1993 he was awarded the John Bates Clark Medal, given every two years to the outstanding American economist under the age of 40.

Board of Directors’ Role in Risk Management

Our board of directors oversee an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, improving long-term organizational performance and enhancing stockholder value. Risk management includes not only understanding our specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for us. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. Our board of directors reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for us. For example, the board of directors meet with management at least quarterly to review, advise, and direct management with respect to strategic business matters.

The board of directors also oversee financial risk exposures, including monitoring the integrity of our consolidated financial statements, internal control over financial reporting, and the independence of our Independent Registered Public Accounting Firm. The board of directors, through the audit committee, receives periodic internal controls and related assessments from our finance department and an annual attestation report on internal control over financial reporting from our independent registered public accounting firm. The board of directors, through the audit committee, in fulfilling its oversight responsibility with respect to compliance matters, meets at least quarterly with our finance department, independent registered public accounting firm and internal or external legal counsel to discuss risks related to our financial reporting function. In addition, the board of directors ensures that our business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by ensuring that our Code of Business Conduct and Ethics is current and that employees are aware of and understand the Code and monitor our Whistleblower Hotline.

The board of directors participates in the design of compensation structures that create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

Board Leadership

Because our common stock is not listed on a national exchange, we are not required to maintain a board of directors consisting of a majority of independent directors, or to maintain an audit, nominating or compensation committee. We do not have a lead independent director. The board of directors has no formal chairman and the duties are performed by our Chief Executive Officer who: (i) works with the board of directors to schedule meetings and set meeting agendas; (ii) presides as the chair at executive sessions of directors; (iii) serves as the principal liaison between the board of directors and our executive officers; (iv) briefs the board on issues or concerns arising between meetings of the board of directors, which are generally held monthly; (v) participates actively in corporate governance; and (vi) performs such other duties as the board of directors may, from time to time, delegate. The board of directors believe that the performance of these duties by our Chief Executive Officer provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy. The board of directors further believes that this combination is important in unifying our strategy behind a single vision. In addition, we have found that our Chief Executive Officer is the most knowledgeable member of the board of directors regarding risks we may be facing and is able to facilitate the board’s oversight of such risks. We believe this structure provides consistent and effective oversight of our management and the Company and is optimal for us, our operations, stockholders, and investor members.

Code of Ethics

Our Audit Committee adopted a revised Code of Business Conduct and Ethics (the “Code”) on June 13, 2012. The Code is designed to help directors and employees resolve ethical issues encountered in the business environment. The Code covers topics such as conflicts of interest, compliance with laws, fair dealing, protecting our property and confidentiality of our information and encourages the reporting of any behavior not in accordance with the policy or any other areas of concern through our Whistleblower Policy.

Director Attributes

Our goal is to assemble a board of directors that operates cohesively and works with management in a constructive way so as to deliver long term stockholder value. We believe that our directors possess valuable experience necessary to guide our business in the best interests of the stockholders. Our current board of directors consists of individuals with proven records of success in their chosen professions. They all have the highest integrity and a keen intellect. They are collegial yet independent in their thinking, and are committed to the hard work necessary to be informed about the lending industry, our company, and its key constituents including borrowers, investor members, stockholders and management. Most of our directors have expertise in technology, innovation and strategy.

Board Composition and Election of Directors

As of December 31, 2012, our board of directors consisted of seven members, all of whom were elected as directors pursuant to the terms of a voting rights agreement entered into among certain of our stockholders. As discussed above, the board was expanded to eight members with the addition of Mr. Morris in February 2013. The board composition provisions of our voting rights agreement will continue until the agreement terminates in accordance with its terms.

Holders of the Notes offered through our platform have no ability to elect or influence our directors or approve significant corporate transactions, such as a merger or other sale of our Company or its assets.

There are no family relationships among any of our directors or executive officers.

Director Independence

Because our common stock is not listed on a national securities exchange, we are not required to maintain a board consisting of a majority of independent directors or to maintain an audit committee, nominating committee or compensation committee consisting solely of independent directors. Our board of directors has not analyzed the independence of our directors under any applicable stock exchange listing standards.

Holders of the Notes have no ability to elect or influence our directors.

Board Committees

Nominating Committee and Compensation Committee

We are not a “listed issuer” as defined under Section 10A-3 of the Exchange Act. We are, therefore, not required to have a nominating or compensation committee comprised of independent directors. We currently do not have a standing nominating or compensation committee and accordingly, there are no charters for such committees. We believe that standing committees are not necessary and the directors collectively have the requisite background, experience, and knowledge to fulfill any limited duties and obligations that a nominating committee and a compensation committee may have.

Audit Committee

We are not a “listed issuer” as defined under Section 10A-3 of the Exchange Act. Nevertheless, our board of directors approved the formation of an Audit Committee on November 4, 2010. As of March 29, 2013, the members of the Audit Committee are Daniel Ciporin, Jeffrey Crowe, Hans Morris (Chair) and Rebecca Lynn. In addition, the board has determined that Hans Morris is an audit committee financial expert, as that term is defined under the SEC rules.

The Audit Committee oversees financial risk exposures, including monitoring the integrity of our consolidated financial statements, internal controls over financial reporting and the independence of our Independent Registered Public Accounting Firm. The Audit Committee receives internal control related assessments and reviews and discusses our annual and quarterly consolidated financial statements with management. In fulfilling its oversight responsibilities with respect to compliance matters, the Audit Committee meets at least quarterly with management, our Independent Registered Public Accounting Firm and our internal legal counsel to discuss risks related to our financial reporting function.

Director Compensation

The following table shows compensation for the nine months ended December 31, 2012 to our directors who were not also named executive officers at the time they received compensation as directors:

Name of Director	Option Awards ($)(1)
Daniel Ciporin	—
Jeffrey Crowe	—
Rebecca Lynn	—
John Mack	26,815	(2)
Mary Meeker	—
Hans Morris	—
Larry Summers	6,295	(3)

(1)	Calculated in accordance with FASB ASC Topic 718.
(2)	Based on 396,383 options to purchase common stock at an exercise price of $0.71 per share, granted on April 11, 2012. One-fourth of such options will vest one year from the effective date of the applicable grant, thereafter, the remaining three-fourths of the options will vest in equal monthly installments over the following thirty-six (36) months, subject to continued service on the Board of Directors.
(3)	Based on 333,106 options to purchase common stock at an exercise price of $2.78 per share, granted on December 13, 2012. One-fourth of such options will vest one year from the effective date of the applicable grant, thereafter, the remaining three-fourths of the options will vest in equal monthly installments over the following thirty-six (36) months, subject to continued service on the Board of Directors.

During the nine months ended December 31, 2012, none of our directors received any cash compensation for services as a member of our board of directors. From time to time, we reimburse certain of our non-employee directors for travel and other expenses incurred in connection with attending our board and audit committee meetings.

Limitations on Officers’ and Directors’ Liability and Indemnification Agreements

As permitted by Delaware and California law, our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit or eliminate the personal liability of our directors for breaches of duty to the corporation. Our amended and restated certificate of incorporation and amended and restated bylaws limit the liability of directors to the fullest extent permitted under applicable law. Delaware and California law provide that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•

any act or omission not in good faith, believed to be contrary to the interests of the corporation or its shareholders, involving reckless disregard for the director’s duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;

•	any unlawful payments related to dividends, unlawful stock repurchases, redemptions, loans, guarantees or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission. As permitted by Delaware and California law, our amended and restated certificate of incorporation and bylaws also provide that:

•	we will indemnify our directors and officers to the fullest extent permitted by law;

•	we may indemnify our other employees and other agents to the same extent that we indemnify our officers and directors; and

•

we will advance expenses to our directors and officers in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

The indemnification provisions contained in our amended and restated certificate of incorporation and bylaws are not exclusive.

In addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors and officers. The indemnification agreements require us, among other things, to indemnify such persons for all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by LendingClub) (collectively, “Expenses”), actually and reasonably incurred by such person in connection with the investigation, defense or appeal of any proceeding to which such person may be made a party, a potential party, a non-party witness, or otherwise by reason of: (1) any proceeding to which such person may be made a party by reason of: (i) such person’s service as a director or officer of LendingClub; (ii) any action taken by such person while acting as director, officer, employee or agent of LendingClub; or (iii) such person’s actions while serving at the request of LendingClub as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is or was incurred; or (2) establishing or enforcing a right to indemnification under the agreement.

Under these agreements, we are not obligated to provide indemnification: (1) on account of any proceeding with respect to: (i) remuneration paid to such person in violation of law; (ii) an accounting, disgorgement or repayment of profits made from the purchase or sale by such person of securities of LendingClub against such person pursuant to the provisions of Section 16(b) of the Exchange Act, or other provisions of any federal, state or local statute or rules and regulations thereunder; (iii) conduct that was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or (iv) conduct that constitutes a breach of such person’s duty of loyalty or resulting in any personal profit or advantage to which such person is not legally entitled; (2) for any proceedings or claims initiated or brought by such person not by way of defense; (3) for any amounts paid in settlement without our written consent; or (4) if such indemnification would be in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act, or in any registration statement filed with the SEC. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

We also maintain an insurance policy that covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

EXECUTIVE COMPENSATION

See “Item 11. Executive Compensation” of our Annual Report on Form 10-K for the period ended December 31, 2012, pages 70-74; which is incorporated by reference in this prospectus.

TRANSACTIONS WITH RELATED PERSONS

Since our inception, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates and immediate family members of our directors, executive officers and 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

LendingClub Platform Participation

Our executive officers, directors and certain affiliates, have opened investor member accounts with LendingClub and have made deposits and withdrawals to their accounts, and funded portions of borrowers’ loan requests from time to time in the past via purchases of Notes and Certificates, and may do so in the future.

For the nine months ended December 31, 2012, 2011, and the fiscal year ended March 31, 2012, these related parties made LendingClub Platform deposits, Platform withdrawals, and invested in Notes and Certificates, as follows (in thousands):

	Nine Months Ended December 31, 2012
Affiliate (including immediate family)	Platform Deposits	Platform Withdrawals	Investment
Executive Officers	$3	$23	$7
Directors	1,717	843	1,722

	$1,720	$866	$1,729

	Year Ended March 31, 2012
Affiliate (including immediate family)	Platform Deposits	Platform Withdrawals	Investment
Executive Officers	$—	$32	$12
Directors	1,910	700	1,283

	$1,910	$732	$1,295

	Year Ended March 31, 2012
	unaudited
Affiliate (including immediate family)	Platform Deposits	Platform Withdrawals	Investment
Executive Officers	$6	$—	$6
Directors	185	—	185

	$191	$—	$191

As of December 31, 2012, March 31, 2012 and December 31, 2011, these related parties had outstanding principal invested balances as follows (in thousands):

	As of December 31, 2012		As of March 31, 2012		As of December 31, 2011
					unaudited
Affiliate (including immediate family)	Certificates Outstanding	Total Funds Committed	Certificates Outstanding	Total Funds Committed	Certificates Outstanding	Total Funds Committed
Executive Officers	$30	$39	$36	$38	$29	$29
Directors	3,061	3,105	2,201	2,360	591	591

	$3,091	$3,144	$2,237	$2,398	$620	$620

Financing Arrangements with Significant Stockholders

In the period August 2007 to September 2011, we issued and sold to investors an aggregate of 15,749,674 shares of Series A convertible preferred stock for aggregate consideration of $16.8 million.

In March 2009, we issued 16,036,346 shares of Series B convertible preferred stock for aggregate cash consideration of $12.0 million.

In connection with the convertible note issuances, we also issued warrants to purchase a number of shares of our convertible preferred stock. At March 31, 2012, we have issued warrants to purchase 1,256,601 shares of our Series A convertible preferred stock and 374,180 shares of our Series B convertible preferred stock.

In April 2010, we issued 15,621,609 shares of Series C convertible preferred stock for aggregate cash consideration of $24.5 million. In 2011 and 2012, we issued an aggregate of 9,007,678 shares of Series D convertible preferred stock for aggregate cash consideration of $32.0 million. In June 2012 we issued a total of 2,500,000 shares of Series E convertible preferred stock for aggregate cash consideration of $17.5 million.

The participants in these convertible preferred stock financings included the following holders of more than 5% of our voting securities or entities affiliated with them. The following table presents the number of shares issued to these related parties in these financings:

	As of December 31, 2012
Participants	Series A Convertible Preferred Stock	Series B Convertible Preferred Stock	Series C Convertible Preferred Stock	Series D Convertible Preferred Stock	Series E Convertible Preferred Stock

Norwest Venture Partners X, L.P.	6,955,200	3,091,663	3,112,840	908,816	—
Canaan VII, L.P. (1)	6,997,452	3,046,057	3,055,431	960,011	—
Morgenthaler Venture Partners IX, L.P.	—	9,354,536	1,913,631	421,656	—
Foundation Capital VI, L.P. (2)	—	—	6,665,816	751,198	—

	13,952,652	15,492,256	14,747,718	3,041,681	—

(1)	Includes 146,580 shares of Series A, 45,691 shares of Series B, 45,831 shares of Series C and 10,000 shares of Series D convertible preferred stock, respectively, purchased by Daniel T. Ciporin. Mr. Ciporin is a Venture Partner with Canaan Partners, which is affiliated with Canaan VII L.P. Additionally, in December 3012, Mr. Daniel T. Ciporin, a Venture Partner with Canaan Partners, exercised certain warrants and was issued (i) 9,568 shares of our common stock at $1.5677 per share, and (ii) 28,168 shares of our Series A Convertible Preferred Stock at $1.065 per share.
(2)	Includes 73,657 shares of Series C and 8,301 shares of Series D convertible preferred stock, respectively, purchased by Foundation Capital Principals Fund. Additionally, in December 2012, Charles Moldow, a Venture Partner with Foundation Capital, exercised warrants and was issued 5,741 shares of our common stock.

Under the terms of the amended and restated voting agreement, dated June 1, 2012, certain investors in our convertible preferred stock, including KPCB Holding, Inc. (“KPCB”), Norwest Venture Partners X, LP (“Norwest”), Canaan VII, LP (“Canaan”) and Morgenthaler Venture Partners IX, LP (“Morgenthaler”) have each agreed, subject to maintaining certain ownership levels, to exercise their voting rights so as to elect one designee of Norwest, one designee of Canaan, one designee of Morgenthaler, and Mary Meeker of KPCB to our board of directors, as well as our chief executive officer. Neither Foundation Capital nor Union Square Ventures Opportunity Fund, LP have the right to designate a member of our board of directors.

Under the terms of the amended and restated investor rights agreement, dated June 1, 2012, the holders of a majority of the registrable securities of the Company have the right to demand that we file a registration statement under the Securities Act, so long as the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000. These registration rights are subject to specified conditions and limitations. In addition, the Company is required to notify all holders of registrable securities in writing at least fifteen days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company.

The amended and restated investor rights agreement also provides, in section 2.3, that if we register any our shares for public sale, stockholders with registration rights will have the right to include their shares in the registration statement, subject to specified conditions and limitations.

Further, in the amended and restated investor rights agreement, if the Company receives from any holders of registrable securities a written request that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement, the Company is required to use reasonable best efforts to file a Form S-3 registration statement and to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such holder’s registrable securities as are specified in such request, so long as the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $1,000,000.

Indemnification Agreements

Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into separate indemnification agreements with each of our directors and Renaud Laplance, John Donovan and Carrie L. Dolan. For more information regarding these agreements, see “About LendingClub — Management — Limitations on Officers’ and Directors’ Liability and Indemnification Agreements.”

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2012, by:

•	each of our directors;

•	each of our named executive officers;

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after December 31, 2012. Except as otherwise indicated in the footnotes to the table below, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Percentage ownership calculations are based on 75,510,784 shares of common stock outstanding as of December 31, 2012, assuming the conversion of all of our outstanding convertible preferred stock.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of capital stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of December 31, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*). Except as otherwise indicated in the footnotes to the table below, addresses of named beneficial owners are in care of LendingClub, 71 Stevenson St., Suite 300, San Francisco, CA 94105.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Directors and Executive Officers
Daniel Ciporin (1)	14,185,890	19.6
Jeffrey M. Crowe (2)	14,185,890	19.6
Rebecca Lynn (3)	11,689,823	16.1
John Mack	—	*
Mary Meeker (4)	3,571,428	4.9
Hans Morris	—	*
Lawrence Summers	—	*
Renaud Laplanche (5)	5,077,669	7.0
Chaomei Chen	—	*
Carrie L. Dolan (6)	389,104	*
John MacIlwaine	—	*
Scott Sanborn (7)	185,068	*

All executive officers and directors as a group	49,284,872	67.2

(1)	Includes: (a) 9,568 shares of common stock and 248,102 shares of convertible preferred stock held by Mr. Ciporin, and (b) 13,810,849 shares of convertible preferred stock and warrants exercisable for 117,371 shares of Series A preferred stock held by Canaan VII L.P. Mr. Ciporin is a Venture Partner with Canaan Partners, which is affiliated with Canaan VII, L.P., and disclaims beneficial ownership of such shares held by Canaan VII, L.P. except to the extent of his pecuniary interest therein.

(2)	Includes 14,068,519 shares of convertible preferred stock and warrants exercisable for 117,371 shares of Series A preferred stock held by Norwest Venture Partners X, L.P. Mr. Crowe is a General Partner with Norwest Venture Partners, which is affiliated with Norwest Venture Partners X, L.P., and disclaims ownership of such shares held by Norwest Venture Partners X, L.P. except to the extent of his pecuniary interest therein.
(3)	Includes 11,689,823 shares of convertible preferred stock held by Morgenthaler Venture Partners IX, L.P. Ms. Lynn is a Partner of Morgenthaler Ventures, an affiliate of Morgenthaler Venture Partners IX, L.P. Ms. Lynn disclaims beneficial ownership of such shares held by Morgenthaler Ventures, an affiliate of Morgenthaler Venture Partners IX, L.P. except to the extent of her pecuniary interest therein.
(4)	Ms. Meeker’s total shares beneficially owned include 904,935 shares of common stock and 2,666,493 shares of convertible preferred stock held by KPCB Holdings, Inc., as nominee. The shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the account of KPCB Digital Growth Fund, LLC and KPCB DGF Founders Fund, LLC (the “Funds”). Ms. Meeker is a managing member of KPCB DGF Associates, LLC, the managing member of the Funds. Ms. Meeker disclaims beneficial ownership of such shares held by KPCB Holdings, Inc., as nominee, and the Funds, except to the extent of her pecuniary interest therein.
(5)	Mr. Laplanche’s total shares beneficially owned include 4,138,919 shares of common stock that are subject to a stock restriction agreement entered into between the Company and Mr. Laplanche on August 21, 2007. In accordance with this agreement, these shares vested as to 1,088,750 shares on the date of the agreement, and the remainder vests monthly over 36 months. As of December 31, 2012, all shares were vested. Mr. Laplanche’s total shares beneficially owned also includes 938,750 shares that are deemed to be beneficially owned by virtue of the right to acquire shares upon the exercise of outstanding stock options within 60 days from December 31, 2012.
(6)	Includes 314,104 shares that are deemed to be beneficially owned by virtue of the right to acquire shares upon the exercise of outstanding stock options within 60 days from December 31, 2012.
(7)	Includes 185,068 shares that are deemed to be beneficially owned by virtue of the right to acquire shares upon the exercise of outstanding stock options within 60 days from December 31, 2012.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders
Norwest Venture Partners X, LP (1)	14,185,890	19.5%
Canaan VII L.P. (2)	14,185,890	19.5%
Morgenthaler Venture Partners IX, L.P. (3)	11,689,823	16.1%
Foundation Capital VI, L.P. (4)	7,488,443	10.3%
Renaud Laplanche (5)	5,077,669	7.0%

All 5% Stockholders as a group	52,627,715	72.4%

(1)

Includes 14,068,519 shares of convertible preferred stock and warrants exercisable for 117,371 shares of Series A preferred stock held by Norwest Venture Partners X, L.P. The general partner of Norwest Venture Partners X, L.P. is Genesis VC Partners X LLC. The managing members of Genesis VC Partners X, LLC are Promod Haque and George Still. Each of these individuals exercises shared voting and investment power over the shares held of record by Norwest Venture Partners X, L.P. and disclaims beneficial ownership of such shares except to the extent of such individual’s pecuniary interest therein. The address of Norwest Venture Partners X, L.P. is 525 University Avenue, Suite 800, Palo Alto, CA 94301-1922.
(2)	Includes: (a) 13,810,849 shares of convertible preferred stock and warrants exercisable for 117,371 shares of Series A preferred stock held by Canaan VII, L.P, and (b) 248,102 shares of convertible preferred stock and 9,568 common stock held by Mr. Ciporin. Mr. Ciporin is a Venture Partner with Canaan Partners, which is affiliated with Canaan VII, L.P., and disclaims beneficial ownership of such shares held by Canaan VII L.P. except to the extent of his pecuniary interest therein. The general partner of Canaan VII, L.P. is Canaan Partners VII LLC. The managers of Canaan Partners VII LLC are Brenton K. Ahrens, John V. Balen, Wende S. Hutton, Maha S. Ibrahim, Deepak Kamra, Gregory Kopchinsky, Seth A. Rudnick, Guy M. Russo and Eric A. Young. Each of these individuals exercises shared voting and investment power over the shares held of record by Canaan VII LP and disclaims beneficial ownership of such shares except to the extent of such individual’s pecuniary interest therein. The address of Canaan VII, L.P. is 285 Riverside Avenue, Suite 250, Westport, CT 06880.
(3)	The general partner of Morgenthaler Venture Partners IX, L.P. is Morgenthaler Management Partners IX, LLC. The managing members of Morgenthaler Management Partners IX, LLC are Robert C. Bellas, James W. Broderick, Ralph E. Christoffersen, Rebecca Lynn, Gary J. Morgenthaler, Theodore A. Laufik, Gary R. Little, Robert D. Pavey and Henry A. Plain. Each of these individuals exercises shared voting and investment power over the shares held of record by Morgenthaler Venture Partners IX, L.P. and disclaims beneficial ownership of such shares except to the extent of such individual’s pecuniary interest therein. The address of Morgenthaler Venture Partners IX, L.P. is 2710 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
(4)	William B. Elmore, Adam Grosser, Paul R. Holland, Paul G. Koontz, Michael N. Schuh, Warren M. Weiss, Richard A. Redelfs, Ashmeet S. Sidana, and Charles P. Moldow are Managers of Foundation Capital Management Co. VI, LLC (“FCM6”), which serves as the sole manager of Foundation Capital VI, L.P. (“FC6”) and Foundation Capital VI Principals Fund, LLC (“FC6P”). FCM6 exercises sole voting and investment power over the shares owned by FC6 and FC6P. As managers of FCM6, Messrs. Elmore, Grosser, Holland, Koontz, Schuh, Weiss, Redelfs, Sidana, and Moldow are deemed to share voting and investment powers over the shares held by FC6 and FC6P. Each member of the group disclaims beneficial ownership of the reported securities except to the extent of their pecuniary interest therein.
(5)	Mr. Laplanche’s total shares beneficially owned include 4,138,919 shares of common stock that are subject to a stock restriction agreement entered into between the Company and Mr. Laplanche on August 21, 2007. In accordance with this agreement, these shares vested as to 1,088,750 shares on the date of the agreement, and the remainder vests monthly over 36 months. As of December 31, 2012, all shares were vested. Mr. Laplanche’s total shares beneficially owned also includes 938,750 shares that are deemed to be beneficially owned by virtue of the right to acquire shares upon the exercise of outstanding stock options within 60 days from December 31, 2012.

The following table sets forth information, as of December 31, 2012, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of securities remaining available for issuance under equity compensation plans
Equity compensation plans approved by stockholders:
LendingClub 2007 Stock Incentive Plan, as amended	10,255,222	(1)	$1.19	945,551	(2)

All stockholder approved plans	10,255,222		$1.19	945,551

Equity compensation plans not approved by stockholders:
None	—			—

All non-stockholder approved plans	—			—

Total	10,255,222		$1.19	945,551

The information set forth in Note 13 to the Notes to Consolidated Financial Statements below under the caption “Stock-Based Compensation” is incorporated herein by reference.

LEGAL MATTERS

The validity of the Notes we are offering has been passed upon by Fenwick & West LLP. Certain investment funds affiliated with the firm collectively own less than 1% of our shares of preferred stock.

EXPERTS

The consolidated financial statements as of December 31, 2012 and March 31, 2012, incorporated by reference in this prospectus and have been included in reliance on the reports of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firms as experts in auditing and accounting.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM & FINANCIAL STATEMENTS

See the following information included in our Annual Report on Form 10-K for the period ended December 31, 2012, pages 70 to 97, which are incorporated by reference in this prospectus:

For the periods ended December 31, 2012 and March 31, 2012:

•	Report of Independent Registered Public Accounting Firms;

•	Consolidated Balance Sheets, and the related Consolidated Statements of Operations, Preferred Stock and stockholders’ Deficit and Cash Flows for each of the periods ended therein, respectively; and

•	Notes to those consolidated financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by LendingClub Corporation. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission registration fee	$106,740
Accountants’ fees and expenses	$124,000
Legal fees and expenses	$20,000
Blue Sky fees and expenses	$40,000
Miscellaneous	$50,000
Total Expenses	$330,740

Item 14.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that the liability of the directors of LendingClub for monetary damages shall be eliminated to the fullest extent under applicable law.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 204 of the California General Corporation Law, to the extent it is applicable to LendingClub, permits a corporation to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, except that a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing the director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) for contracts or transactions between the director and the corporation or (vii) for approving a distribution, loan or guaranty in violation of California corporate law.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 317 of the California General Corporations Law likewise generally authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain similar exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation.

Our amended and restated certificate of incorporation provides that we are authorized to provide indemnification of directors, officers, employees or other agents of LendingClub, or persons who are or were serving at the request of LendingClub as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, for breach of duty to LendingClub and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject, at any time LendingClub is subject to the California General Corporation Law, to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law described above.

Our amended and restated bylaws provide that (i) LendingClub is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) LendingClub may, in its discretion, indemnify other employees or agents to the extent permitted by applicable law, (iii) LendingClub is required to advance all expenses incurred by its directors and officers in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified, (iv) the rights conferred in LendingClub’s bylaws are not exclusive and (v) LendingClub may not retroactively amend the bylaws provisions relating to indemnity.

We have entered into indemnification agreements with each of our directors. These agreements require us, among other things, to indemnify such persons for all direct costs of any type or nature, including attorneys’ fees, actually and reasonably incurred by such person in connection with the investigation, defense or appeal of: (1) any proceeding to which such person may be made a party by reason of (i) such person’s service as a director or officer of LendingClub, (ii) any action taken by such person while acting as director, officer, employee or agent of LendingClub, or (iii) such person’s actions while serving at the request of LendingClub as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is or was incurred; or (2) establishing or enforcing a right to indemnification under the agreement.

Under these agreements, LendingClub is not obligated to provide indemnification: (1) on account of any proceeding with respect to (i) remuneration paid to such person in violation of law, (ii) an accounting, disgorgement or repayment of profits made from the purchase or sale by such person of securities of LendingClub against such person pursuant to the provisions of Section 16(b) of the Exchange Act, or other provisions of any federal, state or local statute or rules and regulations thereunder, (iii) conduct that was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination), or (iv) conduct that constitutes a breach of such person’s duty of loyalty or resulting in any personal profit or advantage to which such person is not legally entitled; (2) for any proceedings or claims initiated or brought by such person not by way of defense; (3) for any amounts paid in settlement without LendingClub’s written consent; or (4) if such indemnification would be in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act, or in any registration statement filed with the SEC.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.	Recent Sales of Unregistered Securities

Set forth below is information regarding shares of common and preferred stock issued, warrants exercisable for common and preferred stock issued, convertible notes issued and options granted by us since our inception. Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(a) Issuances of Capital Stock, Warrants and Promissory Notes

On October 2, 2006, we issued and sold 335 shares of our common stock to our founder for a purchase price of $3.35 and in consideration of services rendered. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

Between October 15, 2006 and July 2, 2007, we issued and sold an aggregate of 231 shares of our common stock to 16 accredited investors for an aggregate purchase price of $2,209,268. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

Between May 30, 2007 and August 2, 2007, we issued warrants to purchase an aggregate of 25 shares of common stock to a corporate investor in consideration of the purchase of common stock and two non-employee individuals in consideration for services rendered, each at an exercise price of $0.01 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

On August 20, 2007, we implemented a 13,000-for-1 stock split, which resulted in the Company having 7,358,000 shares of common stock issued and outstanding on such date. This stock split did not involve the offer or sale of a security.

Between August 21, 2007 and October 4, 2007, we issued and sold an aggregate of 9,637,401 shares of our convertible Series A preferred stock to six accredited investors for an aggregate purchase price of $10,263,831, and in connection with these issuances we issued an additional 832,000 shares of our common stock to our existing stockholders for no additional consideration. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

Between December 10, 2007 and March 6, 2008, we issued warrants to purchase an aggregate of 646,009 shares of Series A preferred stock to three existing stockholders and our lenders at an exercise price of $1.065 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

On January 24, 2008, we issued convertible notes to two existing accredited investor stockholders for an aggregate purchase price of $1,000,000. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

Between April 25, 2008 and August 31, 2008, we issued and sold secured promissory notes and warrants to purchase an aggregate of 463,176 shares of our Series A convertible preferred stock to 20 accredited investors, including four existing securityholders, for an aggregate purchase price of $4,407,964. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

On September 29, 2008, we issued and sold 3,802,815 shares of our Series A convertible preferred stock to three accredited investors, including two existing securityholders, for aggregate cash consideration of $4,050,000, and the Company issued 990,212 shares of Series A convertible preferred stock to these two existing securityholders in connection with the conversion of $1,000,000 of convertible notes. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

On October 7, 2008, we issued warrants to purchase an aggregate of 37,558 shares of Series A convertible preferred stock to an existing lender at an exercise price of $1.065 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

Between October 16, 2008 and November 12, 2008, we issued warrants to purchase 39,436 shares of Series A convertible preferred stock to an existing lender at an exercise price of $1.065 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

Between October 22, 2008 and November 19, 2008, we issued and sold 276,995 shares of our Series A convertible preferred stock to four accredited investors, including one existing securityholder, for aggregate cash consideration of $295,000. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

Between October 27, 2008 and December 19, 2008, the Company issued an additional 1,309,857 shares of Series A convertible preferred stock to six accredited investors, including two existing securityholders, for aggregate cash consideration of $1,395,000. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

In December 2008, the Company issued warrants to purchase 28,170 shares of Series A convertible preferred stock to an existing lender at an exercise price of $1.065 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

In March 2009, the Company issued 16,036,346 shares of Series B convertible preferred stock to seven accredited investors, including five existing securityholders, for aggregate cash consideration of $11,999,998. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

On May 18, 2009, the Company issued warrants to purchase an aggregate of 374,180 shares of Series B convertible preferred stock to two existing lenders at an exercise price of $0.7483 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

In April 2010, the Company issued 15,621,609 shares of Series C convertible preferred stock to 10 accredited investors, including 8 existing securityholders, for aggregate cash consideration of $24,489,996.42. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

In February 2011, the Company issued warrants to purchase an aggregate of 155,483 shares of Series C convertible preferred stock at an exercise price of $1.5667 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sales of securities.

In September 2011, we issued 7,308,708 shares of Series D convertible preferred stock for aggregate cash consideration of approximately $26,000,000 to 10 accredited investors. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

In January 2012, we issued an additional 1,698,970 shares of Series D Preferred Stock, par value $0.01 per share, for additional aggregate gross proceeds of approximately $6 million to 14 accredited investors. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering. Union Square Ventures participated in this additional sale.

On June 1, 2012, we issued 2.5 million shares of Series E convertible preferred stock for aggregate net cash consideration of approximately $17.4 million to two accredited investors. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

(b) Stock Options and Restricted Stock

From January 22, 2007 through December 31, 2012, we have granted stock options to purchase an aggregate of 16,969,595 shares of our common stock (3,855,199 of which have either expired or been cancelled, and 2,859,174 of which have been exercised) with exercise prices ranging from $0.23 to $0.71 per share, as adjusted, to employees and consultants pursuant to our 2007 plan or other written compensatory plans or arrangements. From January 22, 2007 through March 31, 2012, an aggregate of 700,246 shares have been issued upon the exercise of stock options for an aggregate consideration of $200,614. The shares of common stock issued upon exercise of options are deemed restricted securities for the purposes of the Securities Act.

The number of shares of common stock reserved for issuance under our 2007 Stock Incentive Plan was 14,059,948 shares, as of December 31, 2012.

The grants of stock options and the shares of common stock issuable upon the exercise of the options as described in this paragraph (b) of Item 15 were issued pursuant to written compensatory plans or arrangements with our employees and consultants, in reliance on the exemption provided by Section 3(b) of the Securities Act and Rule 701 promulgated thereunder.

Item 16.	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 26th day of April 2013.

LENDINGCLUB CORPORATION

By:	/s/ Renaud Laplanche
Renaud Laplanche
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Renaud Laplanche and Carrie Dolan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Renaud Laplanche Renaud Laplanche	Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2013

/s/ Carrie Dolan Carrie Dolan	Chief Financial Officer (Principal Financial & Accounting Officer)	April 26, 2013

/s/ Jeffrey M. Crowe* Jeffrey M. Crowe	Director	April 26, 2013

/s/ Daniel Ciporin* Daniel Ciporin	Director	April 26, 2013

/s/ Rebecca Lynn* Rebecca Lynn	Director	April 26, 2013

/s/ John J. Mack* John J. Mack	Director	April 26, 2013

/s/ Mary Meeker* Mary Meeker	Director	April 26, 2013

Hans Morris	Director	April 26, 2013

Lawrence H. Summers	Director	April 26, 2013

*	/s/ Renaud Laplanche Renaud Laplanche Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Incorporation of LendingClub Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s 8-K, filed June 7, 2012)

3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s 8-K/A, filed on February 7, 2012)

3.3	Amended and Restated Bylaws of LendingClub Corporation (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K, filed June 17, 2009)

4.1	Form of three-year Member Payment Dependent Note (included as Exhibit A in Exhibit 4.5) (incorporated by reference to Exhibit 4.3 of the Company’s Post-Effective Amendment No. 5, Registration No. 333-151827, filed May 5, 2010)

4.2	Form of Indenture between LendingClub Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 of the Company’s Amendment #3 to Form S-1, Registration No. 333-151827, filed October 9, 2008)

4.3	First Supplemental Indenture, dated July 10, 2009, between LendingClub Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.3 of the Company’s Post-Effective Amendment No. 3, Registration No. 333-151827, filed July 23, 2009)

4.4	Form of Investor Agreement (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement No. 333-177230, filed October 7, 2010)

4.5	Second Supplemental Indenture, dated May 5, 2010, between LendingClub Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.5 of the Company’s Post-Effective Amendment No. 5, Registration No. 333-151827, filed May 5, 2010)

4.6	Form of five-year Member Payment Dependent Note (included as Exhibit B in Exhibit 4.5) (incorporated by reference to Exhibit 4.5 of the Company’s Post-Effective Amendment No. 5, Registration No. 333-151827, filed May 5, 2010)

5.1	Opinion of Fenwick & West LLP (incorporated by reference to Exhibit 5.1 of the Company’s Amendment No. 2, Registration Statement, No. 333-177230, filed March 22, 2012)

8.1	Opinion of Fenwick & West LLP (incorporated by reference to Exhibit 8.1 of the Company’s Registration Statement No. 333-177230, filed October 7, 2011)

10.1	Form of Loan Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement No. 333-177230, filed October 7, 2011)

10.2	Form of Borrower Membership Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement No. 333-177230, filed October 7, 2011)

10.3	Second Amended and Restated Loan and Security Agreement, dated as of August 3, 2009, between LendingClub Corporation and Silicon Valley Bank (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed August 11, 2009)

10.4	Amended and Restated Loan and Security Agreement, dated as of August 3, 2009, between LendingClub Corporation, the Gold Hill Lenders referenced on Exhibit A attached thereto, Gold Hill Venture Lending 03, LP, and Silicon Valley Bank (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K, filed August 11, 2009)

10.5	First Amendment to Amended And Restated Loan and Security Agreement, dated April 15, 2010, by and among LendingClub Corporation, Gold Hill Venture Lending 03, LP, and Silicon Valley Bank (incorporated by reference to Exhibit 10.5 of the Company’s Post-Effective Amendment No. 5, Registration No. 333-151827, filed May 5, 2010)

10.6	First Amendment to Second Amended And Restated Loan And Security Agreement, dated April 15, 2010, by and between Silicon Valley Bank and LendingClub Corporation (incorporated by reference to Exhibit 10.6 of the Company’s Post-Effective Amendment No. 5, Registration No. 333-151827, filed May 5, 2010)

10.7	LendingClub Corporation 2007 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5 of the Company’s Form S-1, filed June 20, 2008)

10.8	Amendment No. 3 to LendingClub Corporation 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 of the Company’s Annual Report on Form 10-K, filed June 17, 2009)

10.9	Form of Secured Promissory Note (incorporated by reference to Exhibit 10.6 of the Company’s Form S-1 (Registration No. 333-151827), filed June 20, 2008)

10.10	Form of Warrant (incorporated by reference to Exhibit 10.7 of the Company’s Form S-1, filed June 20, 2008)

10.11	Amended and Restated Loan Sale Agreement, dated as of November 9, 2010, between LendingClub Corporation and WebBank (incorporated by reference to Exhibit 10.11 of the Company’s Quarterly Report on Form 10-Q filed on February 14, 2011)

10.12	Amended and Restated Loan Account Program Agreement, dated as of November 9, 2010, between LendingClub Corporation and WebBank (incorporated by reference to Exhibit 10.11 of the Company’s Quarterly Report on Form 10-Q filed on February 14, 2011)

10.13	Hosting Services Agreement, dated as of October 6, 2008, between LendingClub Corporation and FOLIOfn Investments, Inc. (incorporated by reference to Exhibit 10.15 of the Company’s Form 10-K, filed June 17, 2009)

10.14	Services Agreement, dated as of October 6, 2008, by and between LendingClub Corporation and FOLIOfn Investments, Inc. (incorporated by reference to Exhibit 10.16 of the Company’s Form 10-K, filed June 17, 2009)

10.15	License Agreement, dated as of October 6, 2008, by and between LendingClub Corporation and FOLIOfn Investments, Inc. (incorporated by reference to Exhibit 10.17 of the Company’s Form 10-K, filed June 17, 2009)

10.16	Series A Preferred Stock Purchase Agreement, dated as of August 21, 2007, by and among LendingClub Corporation, and each of those persons whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A (incorporated by reference to Exhibit 10.18 of the Company’s Form 10-K, filed June 17, 2009)

10.17	Series B Preferred Stock Purchase Agreement, dated as of March 13, 2009, by and among LendingClub Corporation, and each of those persons whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A (incorporated by reference to Exhibit 10.19 of the Company’s Form 10-K, filed June 17, 2009)

10.18	Series C Preferred Stock Purchase Agreement, dated as of April 14, 2010, by and among LendingClub Corporation, and each of those persons whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A (incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K, filed April 14, 2010)

10.19	Series D Preferred Stock Purchase Agreement, dated as of July 24, 2011, by and among LendingClub Corporation and each of those persons whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A (incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K, filed August 3, 2011)

10.20

Series E Preferred Stock Purchase Agreement, dated as of June 1, 2012, by and among LendingClub Corporation and each of those persons whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A (incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K, filed June 7, 2012)

10.21	Amended and Restated Investor Rights Agreement, dated as of June 1, 2012, by and among LendingClub Corporation and the investors listed on Exhibit A thereto (incorporated by reference to Exhibit 99.2 of the Company’s Form 8-K, filed June 7, 2012)

10.22	Amended and Restated Voting Agreement, dated as of June 1, 2012, by and among LendingClub Corporation, those certain holders of the Company’s Common Stock listed on Exhibit A thereto, the persons and entities listed on Exhibit B thereto, and the persons and entities listed on Exhibit C thereto (incorporated by reference to Exhibit 99.3 of the Company’s Form 8-K, filed June 7, 2012)

10.23	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of June 1, 2012, by and among LendingClub Corporation, each of the persons and entities listed on Exhibit A thereto, and each of the persons listed on Exhibit B thereto (incorporated by reference to Exhibit 99.4 of the Company’s Form 8-K, filed June 7, 2012)

10.24	Warrant to Purchase Stock, dated May 18, 2009, issued to Silicon Valley Bank (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K, filed May 22, 2009)

10.25	Warrant to Purchase Stock, dated May 18, 2009, issued to Gold Hill Venture Lending 03, LP (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K, filed May 22, 2009)

10.26	Security Agreement: Specific Rights to Payment, dated April 15, 2010, by and between Wells Fargo Bank, National Association and LendingClub Corporation. (incorporated by reference to Exhibit 10.26 of the Company’s Post-Effective Amendment No. 5, Registration No. 333-151827, filed May 5, 2010)

10.27†	Backup and Successor Servicing Agreement, dated as of September 15, 2011, by and between Portfolio Financial Servicing Company and Lending Club Corporation. (incorporated by reference to Exhibit 10.26 of the Company’s Amendment No. 1, Registration No. 333-177230, filed March 19, 2012)

10.28	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.27 of the Company’s Amendment No. 1, Registration No. 333-177230, filed March 19, 2012)

10.29	Form of Referral Agreement (incorporated by reference to Exhibit 10.28 of the Company’s Amendment No. 1, Registration No. 333-177230, filed March 19, 2012)

10.30	Employment Letter by and between LendingClub Corporation and Carrie Dolan (incorporated by reference to Exhibit 10.29 of the Company’s Amendment No. 1, Registration No. 333-177230, filed March 19, 2012)

10.31	Employment Agreement by and between LendingClub Corporation and Renaud Laplanche, as amended (incorporated by reference to Exhibit 10.30 of the Company’s Amendment No. 1, Registration No. 333-177230, filed March 19, 2012)

10.32	Employment Agreement by and between LendingClub Corporation and John Donovan (incorporated by reference to Exhibit 10.31 of the Company’s Amendment No. 1, Registration No. 333-177230, filed March 19, 2012)

10.33	Employment Agreement by and between LendingClub Corporation and Scott Sanborn (incorporated by reference to Exhibit 10.33 of the Company’s Form 10-K/A, Filed July 31, 2012)

16.1	Letter from Armanino McKenna LLP to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 of the Company’s Form 8-K, Filed April 11, 2011)

21.1	List of Subsidiaries

23.1	Consent of Armanino McKenna LLP

23.2	Consent of Fenwick & West, LLP (incorporated by reference from Exhibit 5.1)

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Indenture Note (incorporated by reference to Exhibit 25.1 of the Company’s Amendment No. 1, Registration No. 333-177230, filed March 19, 2012)

†	Confidential treatment requested